UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE
14A-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Diebold Nixdorf, Incorporated
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

50 Executive Pkwy

P.O. Box 2520 • Hudson, Ohio 44236

March 16, 2023

Dear Shareholder:

The 2023 Annual Meeting of Shareholders of Diebold Nixdorf, Incorporated will be held on Thursday, April 27, 2023 at 8:00 a.m. EDT. We are pleased to utilize a virtual format for the 2023 Annual Meeting of Shareholders to provide a consistent experience to all shareholders regardless of location. You will be able to attend and vote at the 2023 Annual Meeting of Shareholders via live webcast by registering in advance at www.proxydocs.com/DBD.

As described in the accompanying Notice and Proxy Statement, at the 2023 Annual Meeting of Shareholders, you will be asked to (1) elect seven directors, (2) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023, (3) approve, on an advisory basis, named executive officer compensation, (4) cast an advisory vote on the frequency of the shareholder advisory vote on named executive officer compensation, (5) approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized common shares to 250,000,000, and (6) approve an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate supermajority voting requirements for matters requiring shareholder approval under the Ohio Revised Code.

We are pleased to continue to take advantage of Securities and Exchange Commission rules allowing us to furnish proxy materials to shareholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of the 2023 Annual Meeting of Shareholders. Accordingly, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our 2023 Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2022, and to vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials on the Notice of Internet Availability of Proxy Materials.

All holders of record of Diebold Nixdorf, Incorporated common shares at the close of business on February 28, 2023 are entitled to vote at the 2023 Annual Meeting of Shareholders. You may vote online prior to the meeting at www.proxydocs.com/DBD. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card promptly in the return envelope or by calling a toll-free number indicated on the proxy card.

Details regarding how to attend the virtual meeting online are more fully described in the Proxy Statement. If you are unable to attend the meeting, you may listen to a replay that will be available on our investor relations website at investors.dieboldnixdorf.com. The replay may be accessed on our website soon after the meeting and shall remain available for up to three months.

We look forward to you joining us at the 2023 Annual Meeting of Shareholders.

Sincerely,

OCTAVIO MARQUEZ Chair of the Board, President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the

2023 Annual Meeting of Shareholders to be held on April 27, 2023.

This Proxy Statement, along with our Annual Report on Form 10-K for the year ended December 31, 2022,

are available free of charge at www.proxydocs.com/DBD (you will need to reference the control number found on your proxy card or Notice of Internet Availability of Proxy Materials to vote).

50 Executive Pkwy

P.O. Box 2520 • Hudson, Ohio 44236

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Diebold Nixdorf, Incorporated intends to release definitive copies of this proxy statement to its shareholders on or about March 16, 2023.

NOTICE OF 2023 ANNUAL MEETING OF

SHAREHOLDERS

DATE: April 27, 2023 TIME: 8:00 a.m. EDT LOCATION: Virtual Shareholders Meeting www.proxydocs.com/DBD	ITEMS TO BE DISCUSSED:
	1.	To elect seven directors;
	2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2023;
	3.	To approve, on an advisory basis, named executive officer compensation;
	4.	To recommend, on an advisory basis, the frequency of the named executive officer compensation advisory vote;
	5.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized common shares to 250,000,000; and
	6.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate supermajority voting requirements for matters requiring shareholder approval under the Ohio Revised Code.

Your attention is directed to the attached Proxy Statement, which fully describes these items.

Any action on the items of business described above may be considered at the 2023 Annual Meeting of Shareholders at the time and on the date specified above or at any time and date to which the 2023 Annual Meeting of Shareholders may be properly adjourned or postponed.

Holders of record of Diebold Nixdorf, Incorporated common shares at the close of business on February 28, 2023 will be entitled to vote at the 2023 Annual Meeting of Shareholders.

The enclosed proxy card is solicited, and the persons named therein have been designated, by Diebold Nixdorf’s Board of Directors.

By Order of the Board of Directors
JONATHAN B. LEIKEN Executive Vice President, Chief Legal Officer and Corporate Secretary

March 16, 2023

(approximate mailing date)

Please help us ensure a quorum at the 2023 Annual Meeting of Shareholders by voting online at www.proxypush.com/DBD or, if you received a paper copy of the proxy materials, by filling in, signing and dating the enclosed proxy and promptly mailing it in the return envelope.

DIEBOLD NIXDORF, INCORPORATED

50 Executive Pkwy

P.O. Box 2520 • Hudson, Ohio 44236

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

2023 PROXY STATEMENT |	i

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES TO 250,000,000	36

Overview	36

Vote Required	38

Recommendation of The Board	38

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS FOR MATTERS REQUIRING SHAREHOLDER APPROVAL UNDER THE OHIO REVISED CODE	39

Overview	39

Vote Required	40

Recommendation of The Board	40

EXECUTIVE COMPENSATION MATTERS	41

People and Compensation Committee Report	41

Compensation Discussion and Analysis	41

Executive Summary	42

Compensation Decision Process	46

ii	| 2023 PROXY STATEMENT

PROXY SUMMARY

This Proxy Statement is furnished to shareholders of Diebold Nixdorf, Incorporated (“Diebold Nixdorf,” the “Company,” “we,” “our,” and “us”) in connection with the solicitation by the Board of Directors of proxies to be used at our 2023 Annual Meeting of Shareholders, and any postponements or adjournments of the meeting.

These proxy materials are being sent to our shareholders on or about March 16, 2023.

This proxy summary is intended to provide an overview of the information you can find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the Proxy Statement in its entirety for more information about these topics before voting.

MEETING INFORMATION

TIME AND DATE 8:00 a.m. EDT, April 27, 2023	PLACE Virtual Meeting Register to attend at www.proxydocs.com/DBD	RECORD DATE Close of Business on February 28, 2023

PROPOSALS FOR YOUR VOTE AND BOARD RECOMMENDATIONS

PROPOSAL	BOARD RECOMMENDATION	PAGE REFERENCES (FOR MORE DETAIL)

1. To elect seven directors	FOR EACH BOARD NOMINEE	22

2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm	FOR	32

3. To approve, on an advisory basis, named executive officer compensation	FOR	34

4. To recommend the frequency of the shareholder advisory vote on named executive officer compensation	EVERY YEAR	35

5. Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the authorized common shares to 250,000,000	FOR	36

6. Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate supermajority voting requirements for matters requiring shareholder approval under the Ohio Revised Code	FOR	39

Information on voting mechanics, approval requirements and related matters can be found in the “Voting Information” and “Other Matters” sections starting on pages 5 and 85, respectively.

2023 PROXY STATEMENT |	1

PROXY SUMMARY

OVERVIEW OF OUR BOARD NOMINEES

You are being asked to vote to elect each of the following nominees to our Board of Directors. The tables that follow provide summary information about our nominees, and detailed information about each director nominee’s background, skills and expertise can be found in Proposal 1: Election of Directors on pages 22-28.

				COMMITTEE MEMBERSHIP

NAME AND OCCUPATION / CAREER HIGHLIGHTS	AGE	DIRECTOR SINCE	INDEPENDENT	AUDIT	BOARD GOV.	PEOPLE & COMP.	FIN.	TECH.

Arthur F. Anton Retired Chairman and Chief Executive Officer, Swagelok Company	65	2019	Yes	•			Chair

William A. Borden Corporate Vice President of Worldwide Financial Services, Microsoft Corporation	60	2021	Yes	•				•

Marjorie L. Bowen Public Company Director, Retired Managing Director and Head of the Fairness Opinion Practice, Houlihan Lokey	57	2023	Yes				•

Matthew Goldfarb Managing Director and Head of Special Situations, Antarctica Capital	51	2019	Yes			•	•

Octavio Marquez Chair, President and Chief Executive Officer, Diebold Nixdorf, Incorporated	55	2022	No

Emanuel R. Pearlman Chairman and Chief Executive Officer, Liberation Investment Group	62	2023	Yes			•	•

Kent M. Stahl Retired Partner, Chief Investment Strategist and Director of Investment Strategy and Risk Management, Wellington Management Company, LLP	60	2019	Yes		•		•

2	| 2023 PROXY STATEMENT

PROXY SUMMARY

See page 19 for more information on our considerations regarding nominees for director and additional detail regarding the key qualifications and skills of our 2023 nominees. Information about our directors’ compensation and share ownership is provided on pages 17 and 30.

2023 PROXY STATEMENT |	3

PROXY SUMMARY

PARTICIPATING IN THE 2023 ANNUAL MEETING OF SHAREHOLDERS

The 2023 Annual Meeting of Shareholders will be accessible through the Internet. We have adopted a virtual format to make participation accessible for shareholders from any geographic location with Internet connectivity. We have worked to offer the same participation opportunities as were provided at the in-person portion of our past meetings while further enhancing the online experience available to all shareholders regardless of their location. The accompanying proxy materials include instructions on how to participate in the meeting and how you may vote your common shares.

You are entitled to participate in the 2023 Annual Meeting of Shareholders if you were a shareholder as of the close of business on February 28, 2023, the record date, or hold a valid proxy for the meeting. To attend the 2023 Annual Meeting of Shareholders, you must register at www.proxydocs.com/DBD. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process. This year’s shareholder question and answer session will include questions submitted in advance of the 2023 Annual Meeting of Shareholders. You may submit a question in advance of the meeting at www.proxydocs.com/DBD after logging in with your control number. We will post questions and answers if applicable to our business on our Investor Relations website after the meeting.

We encourage you to access the 2023 Annual Meeting of Shareholders before it begins. Online check-in will start shortly before the meeting on April 27, 2023. We will have technicians ready to assist you with any technical difficulties you may have accessing the 2023 Annual Meeting of Shareholders. If you encounter any difficulties accessing the virtual platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.

We hope you can attend the 2023 Annual Meeting of Shareholders, but if not, your vote and your feedback is still important. In either case, we encourage you to carefully review this proxy statement and provide your vote in advance of the meeting by phone, online at www.proxydocs.com/DBD, or by returning your completed proxy card to us.

4	| 2023 PROXY STATEMENT

VOTING INFORMATION

Q:	What items will be voted on at the 2023 Annual Meeting of Shareholders and how does the Board recommend I vote?

A:

You are being asked to vote on the proposals outlined above in the proxy summary on page 1. The Board recommends a vote FOR each of the Board’s nominees for director, FOR each of Proposals 2, 3, 5 and 6, and EVERY YEAR for Proposal 4.

Q:	What happens if other matters are properly presented at the 2023 Annual Meeting of Shareholders?

A:

If a permissible proposal, other than the proposals identified in this proxy statement, is presented at the 2023 Annual Meeting of Shareholders, your proxy gives authority to the individuals named in the proxy to vote on any such proposal in accordance with their best judgment. This may occur, for example, if one of the director nominees included in this proxy statement is unable or unwilling to serve as a director of the Company, in which case the individuals named in the proxy may use your proxy to vote for a replacement nominee recommended by the Board (even if competing replacement nominations are properly made). As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented at the 2023 Annual Meeting of Shareholders.

Q:	Who is entitled to vote at the 2023 Annual Meeting of Shareholders?

A:

Our record date for the 2023 Annual Meeting of Shareholders is February 28, 2023. Each shareholder of record of our common shares as of the close of business on February 28, 2023 is entitled to one vote for each common share held. As of the record date, there were 79,315,733 common shares outstanding and entitled to vote at the 2023 Annual Meeting of Shareholders.

Q:	How do I vote?

A:	If you were a shareholder on the record date and you held shares in your own name, you have three ways to vote and submit your proxy before the 2023 Annual Meeting of Shareholders:

•	By mail—If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope;
•	By Internet—If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card; or

•	By telephone—If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the 2023 Annual Meeting of Shareholders.

If you want to vote in person virtually at the 2023 Annual Meeting of Shareholders, you must register in advance at www.proxydocs.com/DBD. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Q:	Can I change my vote after I have voted?

A:	You may change your vote at any time before your proxy is voted at the 2023 Annual Meeting of Shareholders by:

•	Revoking your proxy by sending written notice or submitting a later dated, signed proxy card before the 2023 Annual Meeting of Shareholders to our Corporate Secretary at the Company’s address above;

•	Submitting a later dated, signed proxy card before the start of the 2023 Annual Meeting of Shareholders;

•	If you have voted by the Internet or by telephone, you may vote again over the Internet or by telephone up until 11:59 p.m. EDT on April 26, 2023; or

•	Attending the 2023 Annual Meeting of Shareholders on the Internet, withdrawing your earlier proxy and voting at the 2023 Annual Meeting of Shareholders via the Internet.

Q:	Can I cumulate my votes for the election of directors?

A:	No. At the 2017 Annual Meeting of Shareholders, our Shareholders approved an amendment to our Amended Articles of Incorporation to eliminate cumulative voting in director elections.

2023 PROXY STATEMENT |	5

VOTING INFORMATION

Q:	How many votes are required to adopt each proposal?

A:

With respect to Proposal 1, the number of votes cast “for” the director nominee’s election must exceed the number of votes cast “against” his or her election. For each of Proposals 2 and 3, the affirmative vote of the holders of a majority of the votes cast, whether in person or by proxy, is required for approval. For Proposal 4, the frequency of the shareholder advisory vote on named executive officer compensation receiving the greatest number of votes (every year, every two years or every three years) will be considered the frequency recommended by shareholders. For each of Proposals 5 and 6, the affirmative vote of the holders of at least 66 2⁄3 percent of voting power of the Company is required for approval. The results of the voting at the meeting will be tabulated by the inspectors of election appointed for the 2023 Annual Meeting of Shareholders.

Q:	What is the Majority Voting Policy?

A:

In light of our shareholders’ approval of an amendment to the Company’s Amended Articles of Incorporation in 2017, our Board of Directors has adopted a policy that in an uncontested election, any nominee for director who is elected but receives a greater number of votes “against” his or her election than votes “for” his or her election is expected to tender his or her resignation following certification of the shareholder vote, as described in greater detail below under “Majority Voting Policy.”

Q:	What is a “broker non-vote” and how will they be counted?

A:

If your shares are held in the name of a brokerage firm, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have authority under the New York Stock Exchange, or NYSE, rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter under NYSE rules and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.”

Proposals 2 and 5 are considered routine matters on which your brokerage firm will vote without your instructions. Accordingly, there should be no broker non-votes with respect to Proposals 2 and 5. Broker non-votes will: (i) not be considered votes cast with respect to Proposals 1, 3 and 4, and therefore will have no effect on their outcome and (ii) will have the same effect as a vote against Proposal 6.

Q:	How many shares must be present to constitute a quorum and conduct the 2023 Annual Meeting of Shareholders?

A:

A quorum is necessary to hold the 2023 Annual Meeting of Shareholders. A majority of the outstanding shares present or represented by proxy constitutes a quorum for the purpose of adopting a proposal at the 2023 Annual Meeting of Shareholders. If you are present and vote at the 2023 Annual Meeting of Shareholders, or vote on the Internet, by telephone or by submitting a properly executed proxy card, you will be considered part of the quorum. Broker non-votes will not be part of the voting power present, but will be counted to determine whether or not a quorum is present.

Q:	What happens if I abstain?

A:

For all proposals, a share voted “abstain” with respect is considered as present and entitled to vote with respect to the proposal, but is not considered a vote cast with respect to the proposal. Accordingly, abstentions will have no effect on Proposal 1, the election of directors, and will not be counted for determining the outcome of Proposals 2, 3 and 4. Abstentions will have the same effect as a vote “against” Proposals 5 and 6.

Q:	Why did I receive a one-page notice in the mail regarding Internet availability of proxy materials instead of a full set of proxy materials?

A:

Under rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending you a Notice of Internet Availability of Proxy Materials. The instructions found in the Notice explain that all shareholders will have the ability to access the proxy materials on www.proxydocs.com/DBD or request to receive a printed copy of the proxy materials. You may also request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our 2023 Annual Meeting of Shareholders materials.

Q:	What shares are included on my proxy card or Notice of Internet Availability of Proxy Materials?

A:

The number of shares printed on your proxy card(s) represents all of your shares under a particular registration. Receipt of more than one proxy card or Notice of Internet Availability of Proxy Materials means that certain of your shares are registered differently and are held in more than one account. If you receive more than one proxy card, sign and return all of your proxy cards to ensure that all of your shares are voted. If you receive more than one Notice, reference the distinct control number on each Notice when voting over the Internet.

6	| 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

Our Board is committed to strong corporate governance principles and practices to ensure that the Board most effectively and efficiently serves in its oversight obligations.

This section provides an overview of the organization of the Board, its committees, responsibilities and other related topics and initiatives.

BOARD LEADERSHIP STRUCTURE

During 2022, our Board maintained separate Chief Executive Officer and Board Chair roles. Mr. Gary Greenfield served as the Board’s non-executive Chair. In February 2023, the Company announced that Octavio Marquez, the Company’s President and Chief Executive Officer, had been elected Chair of the Board by the Board’s independent members. The Board determined that combining the roles of Chief Executive Officer, president and chairman under one leader would enhance the alignment between the Company’s ongoing strategic and operational matters, including focus on deleveraging and evaluating strategic opportunities to deliver value to shareholders.

To ensure continued strong, independent Board leadership, oversight, and engagement, the Board determined that

Mr. Arthur Anton would serve as the Board’s Lead Independent Director. The Lead Independent Director is selected from among the Board’s independent directors and the role’s duties include, among others, presiding at all meetings of the Board at which the Chair is not present, presiding over executive sessions of the independent directors, and providing direction on agendas, schedules, and materials for Board meetings.

The Board does not have a specific policy with respect to separating or combining the roles of Chair and Chief Executive Officer, or any requirement that the Chair be an executive or non-executive director. Accordingly, the Board will continue to periodically assess our leadership structure in light of corporate governance standards, market practices and our specific circumstances and needs.

BOARD AND DIRECTOR ASSESSMENTS

The Board Governance Committee leads the Board and director assessment program, as noted below in “Board Committees and Composition.” As in prior years, the assessment program includes a full board self-assessment, committee assessments, a Board Chair assessment and individual director assessments, as well as extensive live question and answer sessions. The full board self-assessment includes comprehensive questions designed to provide an all-inclusive evaluation of the performance of the Board in light of our needs and strategies.

The committee, Board Chair, and individual director assessments are more specifically tailored. When taken together, the assessment program provides a holistic review of the role, performance and function of the full Board, the Chair and each director in relation to the Company’s needs, challenges and opportunities. The assessment results are shared with our Chair, and applicable directors, committee members, and the full Board as appropriate, and action plans are prepared and executed as necessary. Our Board and director assessments have helped to inform our director recruiting efforts and to target skills that will assist the Board in the future.

2023 PROXY STATEMENT |	7

CORPORATE GOVERNANCE

BOARD MEETINGS AND EXECUTIVE SESSIONS

The Board held five regular meetings and four special meetings during 2022. The Board felt it was important to conduct in person meetings and did so four times during the year. All of our directors attended 75% or more of the aggregate of all meetings of the Board and the Board committees on which they served in 2022 during the time they served on the Board or such Board committees.

In accordance with the NYSE’s corporate governance standards, our independent directors regularly meet in executive session without management present, generally following each regularly scheduled Board meeting. In addition, on occasion, our independent directors will meet in executive session prior to the start of or following a Board meeting. Arthur Anton, our Lead Independent Director, presides over these meetings in executive session. The executive sessions of each Board committee are overseen by the respective committee chair. While we do not have a formal policy regarding directors’ attendance at the Annual Meeting of Shareholders, it is expected that all directors attend the Annual Meeting of Shareholders unless there are extenuating circumstances for non-attendance. All directors standing for re-election who were serving as directors as of the 2022 Annual Meeting of Shareholders attended that meeting.

BOARD RISK OVERSIGHT

The Board and its committees collectively play an active role in overseeing management of our risks and in helping establish an appropriate risk tolerance for the Company. The Board oversees our risk strategy and effectiveness; however, management is responsible for execution of our global Enterprise Risk Management (ERM) program, which identifies risks inherent in our business, as well as implementing and supervising day-to-day risk management. Our Board Governance Committee oversees and provides input regarding the general operation of the ERM program. In addition to discussion of the overall ERM program with the full Board, the Board and the appropriate committees receive regular reports from our senior management on areas of material risk to us, including operational, financial, strategic, compliance, cybersecurity, competitive, reputational, and legal and regulatory risks. The Board also meets with senior management as part of each Board meeting, and more frequently as needed, to discuss strategic planning, including the key risks inherent in our short- and long-term strategies. Senior management then provides the Board with periodic updates throughout the year with respect to these strategic initiatives and the impact and management of these key risks.

The Board and various levels of management participate in, and thereafter discuss, an annual survey of risks to provide guidance and input regarding the appropriate level of risk appetite for the various risks faced by the Company. In addition, each Board committee is responsible for evaluating certain risks within its area of responsibility and overseeing the management of such risks. The entire Board is then informed about such risks and management’s response to each risk through regular committee reports delivered by the committee chairs. Our People and Compensation Committee performs an annual compensation risk assessment, and we believe that our compensation practices are not reasonably likely to have a material adverse effect on the Company.

We also have robust internal dialogue among our operations, information security, technology, finance, compliance, treasury, tax, legal and internal audit departments, among others, whenever a potential risk arises, and include such risks in our tracking of enterprise risks as part of the Company’s ERM program. These discussions are escalated to our President and Chief Executive Officer, Chief Financial Officer, Corporate Controller, Chief Legal Officer, Chief Ethics and Compliance Officer, Chief People Officer, and/or Chief Information Security Officer, Vice President, Internal Audit and other Vice Presidents of our various divisions and regions, as appropriate, with open lines of communication among them, the various committees of the Board and the entire Board.

We believe that the Board’s approach and continued evaluation of its risk oversight, as described above, enhances its ability to assess the various risks, make informed cost-benefit decisions, and approach emerging risks in a proactive manner for the Company. We also believe that our Board leadership structure complements our risk management structure because it allows our independent directors to exercise effective oversight of the actions of management in identifying risks and implementing effective risk management policies and controls.

8	| 2023 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD COMMITTEES AND COMPOSITION

The Board’s current standing committees are the Audit Committee, Board Governance Committee, People and Compensation Committee, Finance Committee and Technology Committee. Each committee’s members and meetings during 2022 and functions are described below. The Board reviews committee membership, charters and responsibilities every year and will do so in 2023 following the 2023 Annual Meeting of Shareholders.

AUDIT COMMITTEE*

Members:

Bruce H. Besanko (Chair), Arthur F. Anton, William A. Borden, Ellen M. Costello and Lauren C. States[1]

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference six times during 2022, and had informal communications with management, as well as with our independent auditors, at various other times during the year.

Contact:

auditchair@dieboldnixdorf.com

Committee Report: See page 82.

Primary Duties and Responsibilities:

•  Monitors the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and ethics and compliance.

•  Monitors the independence and performance of our independent auditors and performance and controls of our internal audit department.

•  Provides an avenue of communication among the independent auditors, management, the internal audit department and the Board.

Financial Experts:

The Board has determined that each of Mr. Besanko, Mr. Anton and Ms. Costello is an audit committee financial expert within the meaning of such term under Item 407(d)(5) of Regulation S-K.

*	This committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act).

[1]	Lauren C. States was a member of the Audit Committee until the 2022 Annual Meeting of Shareholders.

BOARD GOVERNANCE COMMITTEE

Members:

Phillip R. Cox (Chair), Reynolds C. Bish, Kent M. Stahl and Lauren C. States[1]

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference four times during 2022, and had informal communications with management at various other times during the year.

Contact:

bdgovchair@dieboldnixdorf.com

Primary Duties and Responsibilities:

•  Reviews qualifications of potential director candidates.

•  Makes recommendations to the Board to fill vacancies or consider the appropriate size of the Board.

•  Makes recommendations regarding corporate governance principles, Board committee composition, and the directors’ compensation for their services on the Board and on Board committees.

•  Leads Board and committee assessments.

•  Oversees director orientation and education, as described in “Director Orientation and Education” below.

•  Ensures Board oversight of our enterprise risk management process and of our environmental, social and governance program.

[1]	Lauren C. States became a member of the Board Governance Committee following the 2022 Annual Meeting of Shareholders.

2023 PROXY STATEMENT |	9

CORPORATE GOVERNANCE

PEOPLE AND COMPENSATION COMMITTEE

Members:

Ellen M. Costello (Chair), Phillip R. Cox, Dr. Alexander Dibelius and Matthew Goldfarb

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference six times during 2022, and had informal communications with management, as well as the committee’s independent compensation consultant, at various other times during the year.

Contact:

compchair@dieboldnixdorf.com

Committee Report: See page 41.

Primary Duties and Responsibilities:

•  Monitors and evaluates the general compensation philosophy of the Company.

•  Administers our executive compensation program as well as our benefit plans for all employees with the goals of ensuring that (a) the benefits and compensation practices of the Company are competitive and sufficient to attract, motivate and retain quality professional staff and (b) the Company’s compensation programs adhere to a “pay for performance” philosophy.

•  Oversees our equity plans (including reviewing and approving equity grants to executive officers).

•  Annually reviews and approves all pay decisions relating to executive officers.

•  Determines and measures achievement of corporate and individual goals, as applicable, by our executive officers under our short- (annual) and long-term incentive plans, and makes recommendations to the Board for ratification of such achievements.

•  Oversees the development of executive succession plans and talent management policies and programs, as well as reviews measures of employee engagement and plans related to employee engagement and diversity initiatives.

•  Reviews proposed changes to any of our benefit plans, such as retirement plans, deferred compensation plans and 401(k) plans.

•  For additional discussion of the committee’s role, processes and procedures in connection with executive compensation, see “Compensation Discussion and Analysis—Role of the People and Compensation Committee” below.

FINANCE COMMITTEE

Members:

Arthur F. Anton (Chair), Dr. Alexander Dibelius, Matthew Goldfarb and Kent M. Stahl

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference nine times during 2022, and had informal communications with management at various other times during the year.

Primary Duties and Responsibilities:

•  Makes recommendations to the Board with respect to material or other significant transactions.

•  Oversees the Company’s borrowing structures and credit facilities.

•  Establishes investment policies, including asset allocation, for our cash, short-term securities and retirement plan assets and oversees the management of those assets.

•  Reviews our financial exposure and liabilities, including the use of derivatives and other risk management techniques.

•  Makes recommendations to the Board related to customer financing activities and funding plans for our Company.

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TECHNOLOGY COMMITTEE

Members:

Reynolds C. Bish (Chair), Bruce H. Besanko, William A. Borden, Gary G. Greenfield, and Lauren C. States

All members of this committee qualify as independent.

Meetings:

This committee met in person or via video conference four times during 2022, and had informal communications with management at various other times during the year.

Primary Duties and Responsibilities:

•  Provides oversight and guidance regarding the strategy and management of our information technology infrastructure and security.

•  Provides oversight and guidance regarding our intellectual property, including our software portfolio and research and development activities.

CORPORATE GOVERNANCE MATERIALS AVAILABLE ON OUR WEBSITE

Copies of the following documents, among others, are available on our investor relations website (investors.dieboldnixdorf.com) in the Governance section under the Policies and Charters tab:

•	Current Charters for our Audit, Board Governance, People and Compensation, Finance, and Technology Committees;

•	Our Categorical Independence Standards for Directors;

•	Our Corporate Governance Guidelines; and
•	Our Code of Business Ethics.

Information on our website is not, and will not be deemed to be, a part of or incorporated into this Proxy Statement.

For a discussion of our Insider Trading Policy, which prohibits hedging or pledging of our shares by our directors, officers and employees, see “Compensation Discussion and Analysis—Insider Trading Policy” below.

DIRECTOR INDEPENDENCE

The Board determined that each of Arthur F. Anton, Bruce H. Besanko, Reynolds C. Bish, William A. Borden, Marjorie L. Bowen, Ellen M. Costello, Phillip R. Cox, Dr. Alexander Dibelius, Gary G. Greenfield, Matthew Goldfarb, Emanuel R. Pearlman, Kent M. Stahl and Lauren C. States has no material relationship with the Company and is independent under our director independence standards, the NYSE director independence standards, and the SEC independence requirements, as applicable and as currently in effect. Octavio Marquez does not meet these independence standards because he is employed by us as our President and CEO in addition to his role as Chair of the Board.

In making the independence determinations, the Board considered the following business, professional or familial relationships and determined, in each instance, that the relationship was not material or did not impair the independence of the respective directors:

•	Mr. Greenfield serves on the board of directors of Donnelley Financial Solutions, Inc., which provided SEC filing and printing services in 2022 related to our proxy statement for our 2022 Annual Meeting of Shareholders for a fee of approximately $112,289. The Board determined that Mr. Greenfield did not have any indirect, material interest in these transactions.

•	Ms. Costello serves on the board of directors of Citigroup, Inc., which is our customer and part of our lending syndicate.
Ms. Costello recuses herself from all Board and committee discussions regarding Citigroup, Inc. and similarly recuses herself from any discussions regarding the Company that may arise during Citigroup, Inc. meetings.

•	Ms. States serves on the board of directors of Webster Financial Corporation, which is our customer. Ms. States recuses herself from all Board and committee discussions regarding Webster Financial Corporation and similarly recuses herself from any discussions regarding the Company that may arise during Webster Financial Corporation meetings.

•	Mr. Greenfield owns equity interests (less than 1%) in ACTV8, Inc., from which we license software used in certain of our products. No fees were paid to ACTV8, Inc. in 2022. The Board determined that Mr. Greenfield did not have any indirect, material interest in these transactions.

•	Mr. Bish is the Chief Executive Officer of Kofax Limited. The Company purchased certain products from Kofax Deutschland AG, a subsidiary of Kofax Limited, in the amount of approximately $641,174 in 2022. The Board determined that Mr. Bish did not have any indirect, material interest in these transactions.

•

Mr. Greenfield’s daughter, Brittany Greenfield, is the founder and Chief Executive Officer of Wabbi Inc., from which we license certain software used in connection with our compliance programs. No fees were paid to Wabbi Inc.

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CORPORATE GOVERNANCE

in 2022. The Board determined that Mr. Greenfield did not have any indirect, material interest in these transactions.

•	Mr. Borden is the corporate vice president of worldwide financial services for Microsoft Corporation. The Company purchased certain products and services from Microsoft Corporation in the amount of approximately $14,163,074 in 2022. The Board determined that Mr. Borden did not have any indirect, material interest in these transactions.

•	Formerly, Mr. Goldfarb was the special advisor to the chairman for LICT Corporation, an affiliate of GAMCO Investors, Inc. The entities of GAMCO Investors, Inc., et al.,

previously reported their beneficial ownership of our common shares as over 5%, however, filed a Schedule 13D amendment on December 8, 2022 reporting the entities of GAMCO Investors, Inc. ceased to be 5% owners of common shares. The entities of GAMCO Investors, Inc., et al., did not purchase or supply products or services to or from the Company in 2022. Mr. Goldfarb recused himself from all Board and committee discussions regarding GAMCO Investors, Inc. and its affiliates and similarly recused himself from any discussions regarding the Company that arose during LICT Corporation meetings.

RELATED PERSON TRANSACTION POLICY

Pursuant to our director independence standards, discussed above, and our Corporate Governance Guidelines, discussed below in “Director Qualifications,” we do not engage in transactions with non-employee directors or their affiliates if a transaction would cause an independent director to no longer be deemed independent, would present the appearance of a conflict of interest or is otherwise prohibited by law, rule or regulation. This includes, directly or indirectly, any extension, maintenance or renewal of an extension of credit to any of our directors. This prohibition also includes significant business dealings with directors or their affiliates, charitable contributions that would require disclosure in our proxy statement under the rules of the NYSE, and consulting contracts with, or other indirect forms of compensation to, a director. Any waiver of this policy may be made only by the Board and must be promptly disclosed to our shareholders.

In 2022, we did not engage in any related person transaction(s) requiring disclosure under Item 404 of Regulation S-K.

COMMUNICATIONS WITH DIRECTORS

The Company’s Board of Directors provides a process for shareholders to send communications to the Board. Shareholders and interested parties may communicate with our Audit, Board Governance, and People and Compensation Committee Chairs by sending an email to the address provided in the applicable committee description above or with our non-employee directors as a group by sending an email to boardlogistics@dieboldnixdorf.com.

Communications may also be directed in writing to such person or group at Diebold Nixdorf, Incorporated, Attention:

Corporate Secretary, 50 Executive Pkwy, P.O. Box 2520, Hudson, Ohio 44236. The independent members of the Board have approved a process for handling communications we receive that are addressed to non-employee members of the Board. Under that process, the Corporate Secretary will review all such communications and determine whether communications require immediate attention. The Corporate Secretary will forward communications, or a summary of communications, to the appropriate director or directors.

CODE OF BUSINESS ETHICS

Our directors, executive officers and employees are required to comply with the policies and protocols concerning business ethics and conduct provided in our Code of Business Ethics. The Code of Business Ethics ties our core values to the ethical principles that guide our business decisions. The Code of Business Ethics also provides clear information on the resources available for directors, executive officers and employees to ask questions and report unethical behavior. All directors have received training specific to the Code of Business Ethics.

The Code of Business Ethics applies to us, including all of our domestic and international affiliates and subsidiaries. The Code of Business Ethics describes certain responsibilities that our directors, executive officers and employees have to the Company, to each other and to our global partners and communities. It covers many topics, including compliance with laws, including the Foreign Corrupt Practices Act and relevant global anti-corruption laws, conflicts of interest, protection of intellectual property and competitive and confidential

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CORPORATE GOVERNANCE

information, as well as maintenance of a respectful and non-retaliatory workplace. The Code of Business Ethics also includes and links to our Conflicts of Interest Policy, which further details the requirements for our directors, officers and employees to avoid conflicts and disclose any potential conflicts, including conflicts that may result from related party transactions. In addition, our employees are required to report any conduct that they believe in good faith to be a violation of the Code of Business Ethics.

Our Audit Committee has procedures to receive, retain and evaluate complaints regarding accounting, internal financial controls or auditing matters, and to allow for the confidential and anonymous submission of concerns regarding questionable practices or potential violations of our policies, including the Code of Business Ethics.

PEOPLE AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our People and Compensation Committee during the year ended December 31, 2022 were Ellen M. Costello, Phillip R. Cox, Dr. Alexander Dibelius and Matthew Goldfarb. No member of the People and Compensation Committee is currently, or during the year ended December 31, 2022 was formerly, an officer or employee of the Company or any of its subsidiaries or affiliates. During the year ended December 31, 2022, no member of the People and Compensation Committee had a relationship that is required to be disclosed under Securities and Exchange Commission rules regarding related-party transactions. During the year ended December 31, 2022, none of the Company’s executive officers served on a board of directors or compensation committee (or a committee serving a similar function) of any entity that had one or more of its executive officers serving on the Company’s Board of Directors or the People and Compensation Committee.

DIRECTOR ORIENTATION AND EDUCATION

All new directors participate in a director orientation program. The Board Governance Committee oversees this introduction and orientation process during which the new director meets with key senior management personnel and takes a tour through our facilities to improve his or her understanding of our business and global products and solutions. In addition, the orientation program educates the new director on his or her obligations as a director, the history of the Company, our strategic plans, significant financial matters, core values, including ethics and compliance programs (and also including our Code of Business Ethics), corporate governance practices and other key policies and practices.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

As a global company, we are committed to protecting the environment, caring for our people and the communities in which we live and work, and continually enhancing our governance to ensure best practices in all we do as an organization. We strive to advance solutions and practices that are sustainable, equitable and best in class as a corporate citizen. Our environmental, social and governance initiatives are among our highest priorities as a company.

Our ESG initiatives include the following categories:

➣	Planet (Environmental) topics include climate change, sustainable products, sustainable field operations, materials used, waste produced, and resource management;

➣	People (Social) topics include responding to COVID-19, global citizenship, financial inclusion, diversity and inclusion, human rights, health and safety, and human capital management; and

➣

Performance (Governance) topics include best practices in Board and Corporate governance, our Code of Business Ethics, enterprise risk management and business resiliency and cybersecurity and data privacy.

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CORPORATE GOVERNANCE

We will be publishing our annual 2022 ESG Report later this year, which will include a comprehensive overview of our accomplishments for the year. We made good progress in advancing our goals regarding sustainability and diversity and inclusion in 2022, for example, we:

➣	Executed a contract with our Paderborn facility’s utility supplier to provide us with 100% renewable energy for the facility during the years 2022 and 2023;

➣

Collaborated and engaged with two of our largest data center providers in the U.S. on the topic of environmental sustainability. Our data center partners have strong commitments to source 100% of their energy needs from renewable energy by 2030 and shared their expectation to avoid over five million metric tons of CO2 annually;

➣

Earned strong marks in Human Rights Campaign (HRC) Foundation’s 2022 Annual Corporate Equality Index (CEI), receiving a score of 90 out of 100 on the CEI. Our score outpaces the average score of all Fortune 500 companies evaluated by the HRC;

➣

Released our new employee engagement platform called our “DN ESG Impact Map” allowing employees to find volunteer opportunities & report on sustainability activities to support our commitments for the ESG program;

➣

Established two new employee resource groups to provide leadership and other opportunities to employees and allies aligned with those groups: SPARKs (support and programming for DN’s German speaking population) and Parents@DN with overall employee participation in ERGs increasing; and

➣	Continued our focus on philanthropic giving through the DN Foundation with donations to Habitat for Humanity, Cleveland Rape Crisis Center, and Physicians for Human Rights.

Planet (Environmental)

We proactively pursue sustainability initiatives by analyzing the global footprint of our operations and product lifecycles. Our Global Sustainability Policy and the Global Environmental, Health and Safety (EHS) Policy informs our company-wide environmental program. The program covers carbon emissions, water consumption, energy usage, recycling efforts, supply chain management, and sustainable products and solutions.

Together, our programs and policies allow us as an organization to create value in a sustainable way for our stakeholders.

In furtherance of the foregoing, we have defined the following Planet Key Performance Indicators:

➣

Carbon Footprint: Continually assess our operations, processes, and global supply chain to determine the environmental impact and implement improvements from greenhouse gas (GHG) emission controls to product lifecycle assessments (LCAs).

➣

Green Products and Solutions: Focus on using environmentally sustainable materials in our supply chain, which have a positive impact on our operational efficiency and also benefit our customers. We look at the entire lifecycle of our solutions, which includes design and development, the manufacturing process, the operational life, ongoing support and finally product recycling and reuse at the end of its lifecycle. Our solutions can make the difference in our customers operations to become greener and enhance efficiency. For example:

•	The DN Series ATM line, which is more efficient and uses more recycled and recyclable materials, thereby reducing overall CO2 emissions.

•	The DN Series™ BEETLE, DN’s Point-of-Sale platform that focuses on sustainable sourcing with over 90% of the materials used able to be recycled.

➣

Sustainable Supply Chain: We hold our suppliers to high standards on both people and planet related factors. Suppliers must participate in our due diligence processes, provide complete and accurate information when requested, and perform similar due diligence on their own supply chains. We are committed to ensuring that we work with ethical suppliers who adhere to high standards of human rights and ethical business practices. Suppliers certify to our Supplier Code of Conduct, which requires all suppliers to:

•	Comply with all applicable laws (including anti-corruption laws);

•	Meet and exceed environmental, health, and safety standards;

•	Reduce waste, prevent pollution, and promote recycling;

•	Prohibit materials that directly or indirectly benefit armed groups in designated countries (conflict minerals);

•	Protect human rights; and

•	Promote diversity and good corporate citizenship.

➣	Waste Management: Recycling and waste management are key employee-led initiatives at Diebold Nixdorf. By

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CORPORATE GOVERNANCE

following our Global Waste Management Policy, we practice the “ARRR” principle: avoid before reduce before reuse before recycle, and only then dispose—to decrease and divert the amount of material that must be disposed in a landfill or otherwise treated.

•	We maintain a program to recycle out-of-use ATMs and other electronic hardware to ensure they do not go to landfills, including active recycling programs in the Americas and throughout Europe.

➣

Water Conservation: We use water during our manufacturing process, R&D process, and in our offices. As water scarcity can present a critical risk to production and surrounding communities, we strive to improve our water use efficiency. We believe that sound water stewardship makes our operations more resilient while reducing any potential impacts on the communities in which we operate.

•	We believe that access to water and sanitation is a Human Right and will continue to provide our employees with access to clean drinking water. In some instances, we are working with our community members where we operate to donate water supplies in regions that are considered “water stressed.”

➣

In addition, we maintain rigorous programs to comply with all applicable environmental, health, and safety-related regulations and are committed to our employees, neighbors, and the environment to minimize environmental risks and conserve resources. This responsibility is a team effort, delivered collectively through the management activities of our workforce around the globe.

➣	In furtherance of the above, we maintain global policies that support our commitment to these values, including our:

•	Environmental, Health and Safety Policy;

•	Responsible Chemicals Management Policy;

•	Waste Management Policy; and

•	Physical and Environmental Security Policy.

➣

Across the organization as a whole, we have adopted a Global Sustainability Policy. The Global Sustainability Policy applies to all directors, officers, and employees of Diebold Nixdorf, along with subsidiary companies, partners, vendors, suppliers, and contractors. Our Global Sustainability Policy emphasizes our sustainability principles and clearly spells out the roles of different groups within Diebold Nixdorf.

People (Social)

We are committed to ensuring our employees have a safe workplace with a goal of having a zero injury, incident, and health impact workplace. Proactive management of issues relating to Environmental, Health & Safety (EHS) factors is a core component of our company strategy and corporate culture. We are also aware of our place in the global community and have an increased awareness on responsible resource consumption, which has a positive impact on waste generation and potential climate and environmental impacts and is a core component of our sustainability strategy and our commitment to be socially responsible to the communities in which we do business.

We take social responsibility in the local communities in which we operate very seriously. Supporting the communities in which we live and work has always been an important part of how we uphold our company values. Each year, our employees give back to their communities and support countless nonprofit organizations whose missions align with our values and whose work enhances the quality of life for people in need. DN provides a certain amount of paid-time off for its employees who perform volunteer activities. Additionally, in 2022 DN unveiled its DN ESG Impact Map which encourages its employees to volunteer in their local communities by providing them with information on volunteer opportunities in their community and provides DN employees with the ability to share their volunteer activities and invite others to participate. We also have two charitable giving groups: The Diebold Nixdorf Foundation and The Diebold Nixdorf Employee Charitable Fund. Our charitable giving philosophy requires that disbursements to non-profit organizations meet the following criteria:

➢	The organization’s mission aligns with our company values, as expressed on our website under “Who We Are” and in our Code of Business Ethics;

➢	The organization’s work enhances the quality of life for people in need in the communities in which we operate and do business globally; and

➢	The organization encourages and supports our employees’ involvement.

The Diebold Nixdorf Foundation partners with non-profit organizations such as United Way and Habitat for Humanity on community projects to help those in need. In addition, as part of our commitment to help promote financial inclusion and literacy for underserved communities around the world, The Diebold Nixdorf Foundation extended and increased its previous commitment to the nonprofit organization Operation HOPE, Inc. in 2020. These efforts provide consumers that live

2023 PROXY STATEMENT |	15

CORPORATE GOVERNANCE

in rural locations or regions without the structures of a modern economy with access to and training regarding financial products and services. Together with Operation HOPE, we are working to create a world where no one is excluded from the global financial system.

We are also proud to be a founding member of the Consumer Choice in Payment Coalition (CCPC)—a group of businesses and consumer groups that have come together to advocate for consumer choice and for preserving the fundamental right of all consumers, including those in vulnerable, disadvantaged communities, to use cash to pay for goods and services in the marketplace.

At Diebold Nixdorf, we are also committed to a culture of diversity and inclusion where everyone is accepted, valued and encouraged to thrive. We are one global team, grounded in mutual trust and respect, and we are stronger together because of our differences.

DN’s CARE council continued its work through 2022 promoting its vision to have all employees feel appreciated, involved, heard, connected and supported, and have equal opportunity to succeed. We continue to drive our cultural evolution through our Diversity & Inclusion programs, employee resource groups, robust internal communications and performance management process.

As a global company, we support diverse customers in diverse markets with diverse needs. Diversity within our own company—whether cultural, gender, racial, or other—means we value the many different and varying perspectives and solutions that our people bring to the table—and we believe this can have a positive impact on how we innovate and how we grow. Respect for, and sensitivity toward, each employee’s individuality is central to our culture of diversity and inclusion, so that we are a desirable workplace for everyone. Inclusion of diverse talent is also important to our business strategy because it ensures we are able to meet the needs of the diverse communities and customers we serve. Our Supplier Diversity and Inclusion Excellence Program also encourages our team members to seek out meaningful business opportunities with suppliers who share the same commitment to diversity.

Performance (Governance)

We are committed to conducting our business according to the highest governance and ethical standards. The foundation of our corporate governance principles and practices are built on integrity and accountability. Our Code of Business Ethics provides everyone at Diebold Nixdorf, from the Board of Directors across our leadership and our employee base, suppliers and partners with a guiding framework on how to conduct ourselves on a daily basis. At Diebold Nixdorf, we conduct our business and serve our customers as efficiently, creatively, and professionally as possible, according to the highest standards of ethics and transparency. Having a strong Code of Business Ethics enables us to provide reliable and consistent services to our customers in a fair and transparent manner, enhancing business sustainability and resiliency.

As described above, at the Board level, we follow best practices in corporate governance through our annual Board review and refreshment process to ensure that our Board has the requisite diversity and experience to guide our corporation. Our Board of Directors conducts a rigorous Board of Directors self-evaluation process including detailed analysis and discussion of ways to improve our Board activities to guide the corporation in the interests of shareholders and other stakeholders. Our Governance Committee receives updates from our executive leadership team and provides feedback on all aspects of our governance work including in the areas of enterprise risk management and sustainability. Our Board of Directors also regularly receives training and education in key areas of focus and risk including cybersecurity and shareholder rights.

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COMPENSATION OF DIRECTORS

Director compensation is determined by the Board at the recommendation of the Board Governance Committee. With respect to the Company’s non-employee directors, it is our goal to provide directors with fair and competitive compensation that also enhances their alignment with the interests of our shareholders.

The annual cash retainer received by our non-employee directors during 2022 remained the same as that paid in 2020 and 2021. Accordingly, during 2022, our non-employee directors received an annual cash retainer of $75,000 for their service as directors. Our non-executive Chairman of the Board received an additional annual cash retainer of $100,000.

In addition, each non-employee director may receive equity awards under our Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan (as amended), which we refer to as the 2017 Plan. We aim to provide a balanced mix of cash and equity compensation to our directors that targets the directors’ total pay at the median of a peer group of companies in similar industries and of comparable size and revenue. This peer group is the same group used by our People and Compensation Committee for benchmarking executive compensation, which is discussed in more detail below in “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis.” As such, in 2022, the Company awarded RSUs to each non-employee director that approximated $122,166 in value at the time of grant. Each award provides for dividend equivalent payments in cash during the restricted period. We believe these awards strengthen the directors’ ties to shareholder interests by aligning their long-term economic interests and that these awards provide effective ways to help our directors build share ownership.

Our non-employee directors also received the following annual committee fees for their participation as members or as chairs of one or more Board committees:

	MEMBER	CHAIR
Audit Committee	$12,500	$25,000
People and Compensation Committee	$10,000	$20,000
Board Governance Committee	$7,500	$15,000
Finance Committee	$7,500	$15,000
Technology Committee	$7,500	$15,000

The varying fee amounts are intended to reflect differing levels of responsibility and meeting requirements. The fees for a director who joins or leaves the Board or assumes additional responsibilities during the year are pro-rated for his or her period of actual service. A director may elect to defer receipt of all or a portion of his or her compensation pursuant to the Deferred Compensation Plan No. 2 for Directors, as amended.

DIRECTOR STOCK OWNERSHIP GUIDELINES

The Board has adopted ownership guidelines to align with the practices of our peer group (discussed further below under “Role of Peer Companies and Competitive Market Data” under “Compensation Discussion and Analysis”). Each non-employee director is expected to own common shares of the Company valued at least five times his or her annual cash retainer, and the directors are not permitted to sell any vested shares prior to meeting this ownership level. We count the deferred shares held by the directors for purposes of these guidelines, which are intended to build share ownership among non-employee directors and ensure that their long-term economic interests are aligned with those of other shareholders.

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COMPENSATION OF DIRECTORS

2022 DIRECTOR COMPENSATION

The following table details the compensation of our non-employee directors for 2022:

NAME[1]	FEES EARNED OR PAID IN CASH[2] ($)	STOCK AWARDS[3] ($)	ALL OTHER COMPENSATION[4] ($)	TOTAL ($)
Arthur F. Anton	102,500	122,166	—	224,666
Bruce H. Besanko	107,500	122,166	—	229,666
Reynolds C. Bish	97,500	122,166	—	219,666
William A. Borden	95,000	122,166	—	217,166
Ellen M. Costello	107,500	122,166	—	229,666
Phillip R. Cox	100,000	122,166	—	222,166
Dr. Alexander Dibelius	92,500	122,166	—	214,666
Matthew Goldfarb	92,500	122,166	—	214,666
Gary G. Greenfield	182,500	122,166	—	304,666
Kent M. Stahl	90,000	122,166	—	212,166
Lauren C. States	92,500	122,166	—	214,666

[1]	Each of Marjorie L. Bowen and Emanuel R. Pearlman joined the Board on February 2, 2023 and did not receive any compensation from the Company during 2022.

[2]

This column reports the amount of cash compensation earned in 2022 for Board and committee service, including Board retainer amounts and committee fees earned in 2022. The below table reflects the current committee membership and corresponding fees as of December 31, 2022.

NAME	AUDIT COMMITTEE ($)	BOARD GOVERNANCE COMMITTEE ($)	PEOPLE AND COMPENSATION COMMITTEE ($)	FINANCE COMMITTEE ($)	TECHNOLOGY COMMITTEE ($)
Arthur F. Anton	12,500	—	—	15,000	—
Bruce H. Besanko	25,000	—	—	—	7,500
Reynolds C. Bish	—	7,500	—	—	15,000
William A. Borden	12,500	—	—	—	7,500
Ellen M. Costello	12,500	—	20,000	—	—
Phillip R. Cox	—	15,000	10,000	—	—
Dr. Alexander Dibelius	—	—	10,000	7,500	—
Matthew Goldfarb	—	—	10,000	7,500	—
Gary G. Greenfield	—	—	—	—	7,500
Kent M. Stahl	—	7,500	—	7,500	—
Lauren C. States	6,250	3,750	—	—	7,500

[3]

This column represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 for RSUs granted to our non-employee directors in 2022, as further described above. Mr. Anton, Mr. Besanko, Mr. Bish, Mr. Borden, Ms. Costello, Mr. Cox, Dr. Dibelius, Mr. Goldfarb, Mr. Greenfield, Mr. Stahl and Ms. States each received 30,928 RSUs as of May 6, 2022, valued based on the closing price of our common shares on that date of $3.95.

[4]	No dividend equivalents were paid in cash on shares deferred by our directors in 2022.

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IDENTIFYING AND EVALUATING

DIRECTOR NOMINEES

The last few years reflect the ongoing efforts by our Board Governance Committee to identify talented nominees and directors that can share their skills and strategic vision with the Company. We are pleased to include two new nominees for director this year: Marjorie L. Bowen and Emanuel R. Pearlman, who have been serving as directors since February 2023. These new director nominees, together with Mr. Marquez who joined the Board in March 2022, Mr. Borden who joined the Board in November 2021 and Messrs. Anton, Goldfarb and Stahl who joined the Board at the 2019 Annual Meeting of Shareholders reflect our efforts to refresh, and include a diversity of thoughts, backgrounds, skills, experiences and expertise on our Board.

IDENTIFICATION AND EVALUATION OF DIRECTOR NOMINEES

The Board Governance Committee considers many methods for identifying and evaluating nominees for director, establishes plans for any anticipated vacancies, and regularly reviews the appropriate size of the Board. When vacancies arise or are anticipated, the Board Governance Committee considers potential candidates identified in a variety of ways. Candidates may come to the attention of the Board Governance Committee through current Board members, professional search firms, shareholders or other persons. We have also periodically engaged with shareholders for their input and views regarding our Board’s succession planning. This past year, the Company evaluated certain potential nominees for director who were identified pursuant to the terms of the Transaction Support Agreement, as amended, described in more detail in the Company’s Current Reports on Form 8-K dated October 20, 2022, November 29, 2022, and December 21, 2022.

The Board Governance Committee also considers properly submitted shareholder nominations for candidates for the Board. Following verification that a shareholder’s candidates have been properly submitted in accordance with our Code of Regulations and applicable law, these recommendations are considered by the Board Governance Committee at regularly scheduled meetings.

In evaluating nominees for director, including the re-nomination of continuing directors, the Board Governance Committee considers many factors in order to maintain and strengthen the talent and capabilities of the Board and its committees, consistent with our Corporate Governance Guidelines and other criteria established by the Board. While the Board Governance Committee does not have a formal diversity policy, its general goal is to create a well-balanced Board that combines broad business and industry experience with comprehensive diversity characteristics and professional viewpoints. Together, these considerations enable us to appropriately pursue our strategic objectives domestically and abroad.

Of particular interest in recent searches were individuals with global public company experience as executives responsible for technology operations in companies undergoing transformation with a digital emphasis, focusing on individuals with experience in industries which have gone through technology-driven business model change or conversions from non-cloud to cloud-based technology.

Qualifications for Board service have not otherwise been reduced to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Board Governance Committee decides which nominees to recommend based on the facts and circumstances at the time. Applicable considerations for new nominees or for directors potentially standing for re-election include:

•	whether the candidate has demonstrated a high level of performance in his or her service as a director of a public company, including with respect to the performance of our directors standing for re-election;

•	whether the addition of the candidate to the Board would result in an appropriate balance between directors who have deep experience and understanding of the Company and its businesses and directors bringing new perspectives to the Company;

•	whether the expertise and contributions of existing Board members will assist the Company as it continues its turnaround efforts;

•	whether the Board Governance Committee is currently looking to fill a new position created by an expansion of the number of directors, or an existing or anticipated vacancy;

•	whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines;

•	whether the candidate possesses qualifications that are generally the basis for selection of candidates to the Board, including the candidate’s applicable experience and skill set in order to support the current and future needs of the Company;

2023 PROXY STATEMENT |	19

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

•	whether the candidate would enhance the diversity of the Board across a variety of dimensions, including experience, background, qualifications, technical expertise and other characteristics; and

•	whether the candidate would be considered independent under the rules of the SEC, NYSE and our categorical director independence standards.

The full Board is responsible for the final approval of any nominee. In addition, the performance and contributions of each incumbent director are assessed as part of the Board’s annual assessment program, as discussed above in “Board and Director Assessments.” The Board Governance Committee believes that each of our nominees for director satisfies the qualifications described above and brings valuable experience, skills and qualifications to the Board. Detailed information about the background, experience and qualifications for each of our director nominee’s is provided in Proposal 1: Election of Directors.

SHAREHOLDER NOMINEES

POLICY & PROCEDURE

The policy of the Board Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described above under “Identification and Evaluation of Director Nominees.” In evaluating shareholder nominations, the Board Governance Committee considers whether the nominee will contribute to the balance of knowledge, experience and capability of the Board and is able to satisfy the membership criteria set forth above.

The Board Governance Committee will consider any shareholder nominations for director that are properly proposed and meet the requirements set out in our Code of Regulations, which include but are not limited to:

•	complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, particular fields of expertise, and a representation that the shareholder is a holder of record;

•	an indication of the nominee’s consent to serve as a director of the Company if elected;

•	why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director of the Company; and
•	whether the shareholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares entitled to vote that are required to elect a nominee.

Shareholder nominations should be addressed to Diebold Nixdorf, Incorporated, Attention: Corporate Secretary, 50 Executive Pkwy, P.O. Box 2520, Hudson, Ohio 44236. For important additional information related to proposal requirements, including requirements concerning the timing of shareholder nominations, see “Shareholder Proposals” below.

PROXY ACCESS

Our Code of Regulations provides for proxy access, which allows a shareholder, or a group of up to 20 shareholders in the aggregate, who or which has owned 3% or more of our outstanding common shares continuously for at least three years, to nominate director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in our Code of Regulations. Nominees who are submitted by shareholders (or groups) meeting the proxy access requirements and who themselves meet the requirements specified in our Code of Regulations will be included in our proxy materials for consideration by our shareholders at the applicable shareholder meeting.

20	| 2023 PROXY STATEMENT

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

MAJORITY VOTING POLICY

The Board maintains a majority voting policy, which provides that, in any uncontested election, a nominee for director who receives a greater number of votes “against” his or her election than votes “for” his or her election (which we refer to as a “majority vote against”) at a duly authorized shareholder meeting is expected to tender his or her resignation following certification of the shareholder vote. The Board Governance Committee will then consider the tendered resignation and make a recommendation to the Board whether to accept or reject the tendered resignation. The Board will act on the Board Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Any director who tenders his or her resignation pursuant to this policy will not participate in the Board Governance Committee’s process for determining a recommendation or any Board action regarding whether to accept or reject the tendered resignation.

However, if each member of the Board Governance Committee received a majority vote against in the same election, then the Board will appoint an ad-hoc committee, comprised solely of independent directors who did not receive a majority vote against at that election, to consider each tendered resignation offer and recommend to the Board whether to accept or reject each resignation. If all of the directors received a majority vote against in the same election, then the Board will appoint an ad-hoc committee comprised solely of independent directors to consider each tendered resignation offer and recommend to the Board whether to accept or reject each resignation.

2023 PROXY STATEMENT |	21

PROPOSAL 1: ELECTION OF DIRECTORS

OVERVIEW

The Board Governance Committee evaluates the size of the Board from time to time commensurate with the evolving needs of the Company. In February 2023, the Board increased its size to fourteen members and appointed Ms. Bowen and Mr. Pearlman to fill the vacancies created by the increase. Effective at the 2023 Annual Meeting of Shareholders, the size of the Board will be reduced to seven members. The Board Governance Committee and the Board have determined that this is an appropriate size for our Board and will continue to provide us with the right mix of director skills and experiences necessary to support the Company and management during this critical period.

As a result, seven of our current Board members will not be standing for reelection at the 2023 Annual Meeting of Shareholders. We would like to thank Messrs. Besanko, Bish, Cox, and Greenfield, Dr. Dibelius and Mses. Costello and States for their dedicated years of counsel and service to the Company.

We are recommending that shareholders elect seven directors for election to our Board of Directors. All of our director nominees were previously elected by our shareholders at our 2022 Annual Meeting of Shareholders, except for Ms. Bowen and Mr. Pearlman who are nominated for election for the first time at this meeting. Each of our nominees for director is independent as defined by the corporate governance standards of the NYSE and the Company’s Categorical Independence Standards for Directors, except for Mr. Marquez, our Chair, President and CEO.

Ms. Bowen and Mr. Pearlman have been nominated as directors at the 2023 Annual Meeting of Shareholders in accordance with the terms of our Transaction Support Agreement, as amended, described in more detail in the Company’s Current Reports on Form 8-K dated October 20, 2022, November 29, 2022, and December 21, 2022, If Ms. Bowen and Mr. Pearlman are not elected as directors at the 2023 Annual Meeting of Shareholders, pursuant to the terms of the Transaction Support Agreement, the interest rate applicable to the notes issued under the secured indenture entered into connection with our refinancing at the end of 2022 will be increased by 2.5%.

If elected, each nominee will hold office for a term of one year from the date of the 2023 Annual Meeting of Shareholders or until the election and qualification of a successor. In the absence of contrary instruction from a shareholder, the Proxy Committee will vote the proxies for the election of each of the seven nominees.

In the unlikely event that any of our nominees for director are not available for election when the election occurs for any reason, the Proxy Committee, at its option, may vote for substitute nominees recommended by the Board whether or not any other nominations are properly made at the 2023 Annual Meeting of Shareholders. Alternatively, the Board may reduce the number of nominees for director. The Board has no reason to believe that any of our nominees for director will be unable or unwilling to serve when the election occurs. Each of our nominees for election at the 2023 Annual Meeting of Shareholders has agreed to serve as a director, if elected.

22	| 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

OUR DIRECTOR NOMINEES

Arthur F. Anton
AGE: 65 DIRECTOR SINCE: 2019 COMMITTEES: • Finance Committee (Chair) • Audit Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Anton served as Chairman of the Board and Chief Executive Officer of the Swagelok Company, Solon, Ohio (a fluid systems technologies company), from 2017 until his retirement on December 31, 2019. Mr. Anton previously served as President and Chief Executive Officer from 2004-2017, President and Chief Operating Officer from 2001-2004, Executive Vice President from 2000-2001, and Chief Financial Officer from 1998-2000 of Swagelok. Prior to joining Swagelok in 1998, Mr. Anton was a Partner of Ernst & Young LLP (a professional services organization).

Mr. Anton is currently a director of The Sherwin-Williams Company (NYSE: SHW), Cleveland, Ohio (a paint coatings manufacturer), where he has served since 2006. Mr. Anton also is lead director of Olympic Steel (NASDAQ: ZEUS), Bedford Heights, Ohio (a steel processing and distribution company), where he has served since 2009, and a director of University Hospitals Health System, Cleveland, Ohio (a large academic medical center), where he has served since 2005 and became chairman in 2019. In March 2020, Mr. Anton was also appointed as a director of SunCoke Energy (NYSE: SXC), Lisle, Illinois (a raw material processing and handling company serving the steel, coal and power industries), where he has served as non-executive chairman since December 2020. He was also appointed as a director of the Rock & Roll Hall of Fame, Cleveland, Ohio (a rock and roll music museum), in 2018 and is a former director of Forest City Realty Trust, Cleveland, Ohio (a diversified Real Estate Investment Trust), where he served from 2010-2018.

DIRECTOR QUALIFICATIONS:

Mr. Anton brings significant domestic and international manufacturing and distribution experience and financial expertise to our Board. In addition, as a former partner of Ernst & Young LLP and the former Chief Financial Officer of Swagelok, Mr. Anton has financial expertise and extensive financial experience that provides him with a unique perspective on our business and operations and valuable insight as Chair of our Finance Committee and a member of our Audit Committee.

William A. Borden
AGE: 60 DIRECTOR SINCE: 2021 COMMITTEES: • Audit Committee • Technology Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Borden has served as Corporate Vice President, Worldwide Financial Services of Microsoft Corporation (NASDAQ: MSFT), Redmond, Washington (a multinational technology corporation), since 2019. He is responsible for leading the development and execution of Microsoft’s global financial services (FSI) strategy, supporting its FSI customers in their digital transformation journeys. As Microsoft’s thought leader in financial services, Mr. Borden came to the company with a distinguished,11-plus year career in the technology industry followed by 20-plus years in financial services, holding various senior leadership positions at some of the largest banking institutions in the United States, including Bank of America from 2014-2019 and Citigroup from 1998-2012.

Mr. Borden is currently a board member of the National Black MBA Association, Atlanta, Georgia (a non-profit organization supporting Black leaders) and is a member of The Executive Leadership Council, Washington, DC (a non-profit that opens channels of opportunity for the development of Black executives to positively impact business and our communities). He is committed to helping the communities in which he lives and works through board membership, volunteering, and mentoring.

DIRECTOR QUALIFICATIONS:

Mr. Borden brings experience as Microsoft’s thought leader in financial services, responsible for leading the development and execution of the company’s global financial services strategy, supporting its customers in their digital transformation journeys. Mr. Borden is a veteran leader in the global financial services industry and brings leadership experience from some of the largest banking institutions in the United States.

2023 PROXY STATEMENT |	23

PROPOSAL 1: ELECTION OF DIRECTORS

Marjorie L. Bowen
AGE: 57 DIRECTOR SINCE: 2023 COMMITTEES: • Finance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Ms. Bowen is a former Managing Director of Houlihan Lokey, having served in that capacity from 2000 through 2007 after having originally joined Houlihan Lokey in 1989. During her tenure at Houlihan Lokey, Ms. Bowen advised boards of public companies on transactional, strategic and other shareholder matters, headed the firm’s industry leading fairness opinion practice, and provided leadership as the most senior woman at the firm. Since 2007, Ms. Bowen has served on numerous public and private boards.

Ms. Bowen joined the board of CBL Properties (NYSE: CBL) (a property management company specializing in retail centers) in 2021, where she is currently the chair of the audit committee and a member of the nominations/governance committee.

Ms. Bowen has previously served on over a dozen public and private company boards in a variety of industries. In the course of her work as a director Ms. Bowen has chaired audit and independent, special transaction, and restructuring committees and has been a member of nominating and governance, audit and compensation committees. Her prior board positions in recent years include Bed Bath and Beyond (NYSE: BBBY) (a retail company), Sequential Brands Group, Inc. (NASDAQ: SQBG) (a company that owns, promotes, markets, and licenses a portfolio of consumer brands), CWT (a travel management company), Centric Brands, Inc. (NASDAQ: CTRC) (an apparel and accessories company), V Global Holdings (dba Vertellus Inc., a chemical company), Genesco, Inc. (a retailer and wholesaler of footwear, apparel and accessories, and Navient Corporation (NYSE: NAVI) (a student loan servicer).

DIRECTOR QUALIFICATIONS:

Ms. Bowen is an active public company director, and former investment banker. She has served on over a dozen boards of numerous private and public companies following a nearly 20-year career in investment banking and has extensive board experiences with companies undergoing transformations. Ms. Bowen brings extensive experience as a public company director as well as expertise in corporate, securities, business/operation/division and asset valuation methodologies and resulting consideration of various stakeholder value issues and alternatives in both healthy and restructuring situations.

24	| 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Matthew Goldfarb
AGE: 51 DIRECTOR SINCE: 2019 COMMITTEES: • Finance Committee • People and Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Goldfarb currently serves as Managing Director and Head of Special Situations of Antarctica Capital, New York, New York (an international private equity firm). Previously, he served as Special Advisor to the Chairman of LICT Corporation, Rye, New York (a telecommunications company). From 2019 to 2021, he was a Senior Director in the restructuring group at Alvarez & Marsal North America, New York, New York (a professional services firm). Prior to that, he was a founding partner and managing member of Southport Midstream Partners LLC, Westport, Connecticut (a private equity backed investment vehicle focused on energy infrastructure projects in North America), from 2016-2019. In addition, Mr. Goldfarb served as Chief Restructuring Officer and Acting Chief Executive Officer of Cline Mining Corporation (Toronto Stock Exchange: CMK), Toronto, Canada (a Canadian mining company), from 2013-2018, and was Chief Executive Officer of Xinergy Ltd., Knoxville, Tennessee (a Central Appalachian coal producer), having previously served as its Vice Chairman and lead independent director from 2009-2013. Mr. Goldfarb was previously an investment professional with The Blackstone Group/GSO Capital Partners, Icahn Associates Corp. and Pirate Capital, LLC. Prior thereto, Mr. Goldfarb worked as an M&A lawyer at Schulte, Roth & Zabel.

In December 2013 and in contemplation of a financial restructuring, Mr. Goldfarb was retained by the Cline Mining Corporation Board of Directors, at the instruction of its senior lenders, to lead the financial restructuring and optimization of the mining assets of the TSX-listed issuer. CCAA insolvency proceedings and related Chapter 15 “recognition” proceedings relating to the “work-out” of Cline Mining Corporation were initiated in December 2014, and the company emerged therefrom in July 2015.

Mr. Goldfarb resigned as the Chief Executive Officer of Xinergy, Ltd. in November 2013. Xinergy, Ltd. filed for bankruptcy protection under Chapter 11 in July 2015 due to challenging market conditions given its exposure to metallurgical coal pricing.

Mr. Goldfarb is a former chairman of Sevcon, Inc., Gateshead, United Kingdom (a leader in electrification technologies for zero emission electric vehicles), where he served from 2016-2017, and a member of the board of Midway Gold Corporation, Helena, Montana (an emerging gold producer), where he served from 2016-2017, The Pep Boys – Manny, Moe & Jack, Philadelphia, Pennsylvania (a full-service and tire automotive aftermarket chain), where he served from 2015-2016, Huntingdon Capital Corp., British Columbia, Canada (a real estate operator in markets across Canada), where he served from 2013-2014, Fisher Communications, Inc. (NASDAQ: FSCI), Seattle, Washington (a broadcast company), where he served from 2011-2013, CKE Restaurants, Inc., Carpinteria, California (the parent company of the Carl’s Jr. and Hardee’s restaurant chains), where he served from 2006-2010, and James River Coal Company, Richmond, Virginia (a coal producer), where he served in 2006.

DIRECTOR QUALIFICATIONS:

Mr. Goldfarb brings vast investing experience, operating experience and experience with commercial and corporate law, as well as an extensive record of service on the boards of several public companies to our Board.

2023 PROXY STATEMENT |	25

PROPOSAL 1: ELECTION OF DIRECTORS

Octavio Marquez
AGE: 55 DIRECTOR SINCE: 2022 • Chair, President and Chief Executive Officer

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Marquez is the President and Chief Executive Officer of Diebold Nixdorf, Incorporated and has served in this capacity since March 2022. Mr. Marquez was also elected Chair of the Board of Directors in February 2023. He was previously the Company’s Executive Vice President, Global Banking since November 2020, where he was responsible for leading the Company’s Banking business teams around the world, working directly with customers to help automate, digitize and transform how people bank. Prior to stepping into the Banking role, he served as the Company’s Senior Vice President of the Americas region from 2016-2020 and headed the Latin American region. Mr. Marquez’s leadership successfully repositioned the business, most notably in Brazil and Mexico, to better align with the economic environment and drive growth. Before joining the Company in January 2014, Mr. Marquez served in various roles at other companies, including Dell EMC, Round Rock, Texas (an IT management and cloud computing company) from 2012-2014, Hewlett Packard Enterprise (NYSE: HPE), Spring, Texas (an information technology company) from 2001-2012, Dell EMC Mexico from 1997-2000, and NCR Corporation (NYSE: NCR), Atlanta, Georgia (a software and technology company) from 1995-1997.

DIRECTOR QUALIFICATIONS:

As President and Chief Executive Officer of our Company, Mr. Marquez’s day-to-day leadership provides him with intimate knowledge of our operations, which inform his leadership of our Board.

26	| 2023 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Emanuel R. Pearlman
AGE: 62 DIRECTOR SINCE: 2023 COMMITTEES: • Finance Committee • People & Compensation Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Pearlman is the Founder, Chairman and Chief Executive Officer of Liberation Investment Group, an investment management and consulting firm that provides financial consulting, devises capital structures, negotiates IPOs, leads acquisitions and mergers, implements restructurings, and creates other complex financial plans for variety of companies.

Since January 2012, Mr. Pearlman has been a director of Network-1 Technologies, Inc. (NYSEAMERICAN: NTIP) (a company specializing in the development, licensing, and protection of its intellectual property assets), where he serves as chairman of the audit committee and a member of the nominating and governance committee. Mr. Pearlman is currently a director of LSC Communications, LLC (the largest producer of books in the United States and a leading manufacturer and distributor of magazines, catalogs and office products), serving as a member of the audit and compensation committees since 2021.

From March 2022 through April 2022, Mr. Pearlman served as a director of Redbox Entertainment, Inc. (NASDAQ: RDBX) (an entertainment company) and chair of its strategic review committee. In October 2020 and February 2021, Mr. Pearlman became a director of Atlas Crest Investment Corp. (NYSE: ACIC) and Atlas Crest Investment Corp. II (NYSE: ACII) (special purpose acquisition companies). He served as chairman of the audit committee and a member of the compensation committee and nomination & governance committee on both boards until his ACIC board service ended in September 2021 and his ACII board service ended in June 2022. Mr. Pearlman served on the Board of Directors of Empire Resorts, Inc. (NASDAQ: NYNY), (a casino gaming company), from May 2010 to November 2019. Mr. Pearlman served as its non-executive chairman from September 2010 – May 2016 and as its executive chairman from June 2016 through November 2019. Mr. Pearlman also served as a director of CEVA Logistics, AG (SIX: CEVA) (a global logistics and supply chain company) from 2018-2019 where he served on its audit committee and nomination and governance committee. From 2013-2018, he served as director of CEVA Holdings, LLC. In 2017, Mr. Pearlman served as director of ClubCorp Holdings, Inc. (NYSE: MYCC) (private golf and country club owner and operating company) where he served on the strategic review committee. Prior to that, Mr. Pearlman served as director of Fontainebleau Miami JV, LLC (2009-2014); Jameson Inns, Inc. (2012); Dune Energy, Inc (2012-2013); Multimedia Games, Inc. (formerly NASDAQ:MGAM) (2006-2010); and Network-1 Security Solutions, Inc. (2000-2002).

DIRECTOR QUALIFICATIONS:

Mr. Pearlman has more than 30 years of leadership experience in investing, executive finance, operations, and advisory positions with publicly traded and private companies. He has worked in a wide range of industries including gaming, hospitality, leisure, retail, wholesaling, and distribution, bringing a distinctive industry-rooted perspective with a clear, realistic view of a company’s needs, prospects, and potential for successful value creation.

2023 PROXY STATEMENT |	27

PROPOSAL 1: ELECTION OF DIRECTORS

Kent M. Stahl
AGE: 60 DIRECTOR SINCE: 2019 COMMITTEES: • Finance Committee • Board Governance Committee

PRINCIPAL OCCUPATION, PROFESSIONAL AND BOARD EXPERIENCE:

Mr. Stahl, CFA, is a retired Partner from Wellington Management Company, LLP, Boston, Massachusetts (an investment management firm), where he was Chief Investment Strategist and Director of Investment Strategy and Risk Management from 1998-2018. In this capacity, Mr. Stahl was a portfolio manager and fiduciary on over $25 billion in assets for a variety of institutional clients and insurance companies. He also spearheaded the firm’s investment oversight processes and was a member of the firm’s operating committee. Previously, Mr. Stahl worked at NCR Corporation (NYSE: NCR), Atlanta, Georgia (an information technology company), where he led the corporate finance and pension investment groups from 1990-1998.

Mr. Stahl serves as a member of The Ohio State University board of trustees and serves as the Chairperson for the investment advisory board for endowed and long-term assets of the university. He also serves on the investment advisory board of Longfellow Investment Advisors, Boston, Massachusetts, and the investment advisory board of the Dogwood Health Trust, Asheville, North Carolina (a healthcare non-profit organization).

DIRECTOR QUALIFICATIONS:

Mr. Stahl brings over 20 years of experience in evaluating investments and risk, growing and managing businesses, and advising institutional clients on strategy and trends to our Board.

VOTE REQUIRED

Each nominee who receives the affirmative “for” vote from a majority of the votes cast by shareholders who are present or represented by proxy at the 2023 Annual Meeting of Shareholders and entitled to vote in the election of directors will be elected to serve as a director until the 2024 Annual Meeting of Shareholders.

BOARD RECOMMENDATION

The Board recommends that shareholders vote FOR each of its seven nominees for director.

✓	FOR the election of each of our director nominees

28	| 2023 PROXY STATEMENT

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP OF SHARES

The table below sets forth the beneficial ownership of each person who has publicly reported ownership of more than 5% of the Company’s common shares. To our knowledge, except for the shareholders listed below, no person beneficially owned more than five percent of our outstanding common shares as of February 17, 2023. The information provided below was derived from reports filed with the SEC by the beneficial owners on the dates indicated in the footnotes below.

TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS[1]
Common Shares	The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 1935	4,941,064[2]	6.2%
Common Shares	BlackRock, Inc. 55 East 52nd Street New York, New York 10055	4,471,214[3]	5.6%

[1]	The percentages reported in this column for each of the holders of more than 5% of the Company’s common shares are based on the Company’s 79,315,733 outstanding common shares on February 17, 2023.

[2]

Based solely upon information contained in the Schedule 13G/A filed on February 9, 2023 by The Vanguard Group. The Vanguard Group reported that as of December 30, 2022, it has no voting power over our common shares, shared voting power over 91,790 of our common shares, sole dispositive power over 4,821,035 of our common shares, and shared dispositive power over 120,029 of our common shares. The Vanguard Group is an investment advisor.

[3]

Based solely upon information contained in the Schedule 13G/A filed on January 5, 2023 by BlackRock, Inc. BlackRock, Inc. reported that as of December 31, 2022, it has sole voting power over 4,428,754 of our common shares and sole dispositive power over 4,471,214 of our common shares. BlackRock, Inc. is the parent company of the following subsidiaries that beneficially own our common shares: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC.

2023 PROXY STATEMENT |	29

BENEFICIAL OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows the beneficial ownership of the Company’s common shares, including those shares that individuals have a right to acquire (for example, through exercise of options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (1) each director and nominee, (2) each of our named executive officers, and (3) all directors and executive officers as a group as of February 17, 2023.

DIRECTORS AND NOMINEES:	COMMON SHARES BENEFICIALLY OWNED[1]		STOCK OPTIONS EXERCISABLE WITHIN 60 DAYS	PERCENT OF CLASS[9]
Arthur F. Anton	240,749	[2]	—	*
Bruce H. Besanko	69,798	[2]	—	*
Reynolds C. Bish	46,299	[2]	—	*
William A. Borden	5,346	[2]	—	*
Marjorie L. Bowen	—		—	*
Ellen M. Costello	86,900	[1,2]	—	*
Phillip R. Cox	37,391	[1,2]	—	*
Dr. Alexander Dibelius	28,487	[2]	—	*
Matthew Goldfarb	88,299	[2]	—	*
Gary G. Greenfield	141,491	[2]	—	*
Emanuel R. Pearlman	—		—	*
Kent M. Stahl	36,299	[2]	—	*
Lauren C. States	18,740	[2]	—	*
Named Executive Officers:
Octavio Marquez Chair of the Board, President and Chief Executive Officer	135,642	[2]	155,960	*
Jeffrey Rutherford Former Executive Vice President and Chief Financial Officer	237,028	[2]	87,470	*
Olaf Heyden Executive Vice President, Chief Operating Officer	199,357	[2,4]	139,949	*
David A. Caldwell Executive Vice President, Strategy & Corporate Development	54,010		43,280	*
Jonathan B. Leiken Executive Vice President, Chief Legal Officer and Corporate Secretary	126,817	[2]	173,133	*
Gerrard B. Schmid Former President and Chief Executive Officer	555,771	[2,3],5	—	*
Dr. Ulrich Näher Former Executive Vice President, Chief Commercial Officer	308,528	[2],6	90,299	*
Elizabeth Patrick Former Executive Vice President, Chief People Officer	155,351[7]		—	*
All Current Directors and Current Executive Officers as a Group (22)[8]	1,629,499		599,792	2.05%

*	Less than 1%.

[1]

Director amounts do not include shares deferred by our non-employee directors under the Deferred Compensation Plan No. 2 for Directors. The amounts of such deferred shares are: Ms. Costello, 48,455; Mr. Cox, 20,550; Mr. Dibelius 10,692; and Ms. States, 10,692.

[2]

Beneficial ownership excludes unvested RSUs that will not vest within 60 days of February 17, 2023. The number of unvested RSUs held is 30,928 for each current non-employee director or nominee, with the exception of Ms. Bowen and Mr. Pearlman who have zero unvested RSUs; and the following amounts for each NEO: Mr. Marquez, 248,379; Mr. Rutherford, 200,155; Mr. Heyden, 191,391; Mr. Leiken, 136,235; and Dr. Näher, 60,084.

30	| 2023 PROXY STATEMENT

BENEFICIAL OWNERSHIP

[3]	Amount includes 10,000 shares owned by spouse.

[4]	Amount includes 1,000 shares owned by spouse.

[5]

Mr. Schmid stepped down from his position as President and CEO on March 11, 2022 and served the Company in an advisory capacity until his departure on June 11, 2022. Mr. Schmid’s beneficial ownership is reported as of February 5, 2022.

[6]	Dr. Näher departed from his position as Executive Vice President, Chief Commercial Officer on September 30, 2022. Dr. Näher’s beneficial ownership is reported as of March 8, 2022.

[7]	Ms. Patrick departed from her position as Executive Vice President, Chief People Officer on December 1, 2022. Ms. Patrick’s beneficial ownership is reported as of April 8, 2022.

[8]

Totals include amounts held by Messrs. Besanko, Bish, Cox and Greenfield, Dr. Dibelius and Mses. Costello and States, who remain directors until the 2023 Annual Meeting of Shareholders. See lines immediately above for Messrs. Besanko, Bish, Cox and Greenfield, Dr. Dibelius and Mses. Costello and States’s individual amounts.

[9]	The percentages reported in this column for each of the holders of more than 5% of the Company’s common shares are based on the Company’s 79,315,733 outstanding common shares on February 17, 2023.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common shares, to file with the SEC reports of ownership of our securities on Form 3 and changes in reported ownership on Form 4 or Form 5, as applicable. Such directors, executive officers and greater than 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the reports furnished to us, or written representations from reporting persons that all other reportable transactions were reported, we believe that during the year ended December 31, 2022, our directors, executive officers and greater than 10% shareholders timely filed all reports they were required to file under Section 16(a), with the exception of two Form 3s that were unintentionally filed late on behalf of our officers David A. Caldwell and Hermann F. Wimmer in August 2022 to report their initial statements of beneficial ownership of common shares of the Company.

2023 PROXY STATEMENT |	31

PROPOSAL 2: RATIFICATION OF

APPOINTMENT OF OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

OVERVIEW

The Audit Committee has appointed KPMG LLP, our independent registered public accounting firm since 1965, to examine our accounts and other records for the year ending December 31, 2023. This appointment is being presented to you for ratification at the 2023 Annual Meeting of Shareholders. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider its selection. KPMG LLP has no financial interest, direct or indirect, in us or any of our subsidiaries.

A representative of KPMG LLP is expected to be present at the 2023 Annual Meeting of Shareholders to make a statement if he or she desires and to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The following table shows the aggregate fees billed to us for the annual audit and the review of the interim financial statements and other services provided by KPMG LLP for fiscal years 2022 and 2021.

	2022	2021
Audit Fees[1]	$8,368,000	$7,045,000
Audit-Related Fees[2]	$91,000	$64,000
Tax Fees[3]	$82,000	$121,000
All Other Fees[4]	$—	$5,000
Total	$8,541,000	$7,235,000

[1]

Audit Fees consist of audit base fees billed for professional services rendered for the audit of our annual financial statements and the review of the interim financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings.

[2]	Audit-Related Fees consist of fees billed for professional services rendered for assurance services in connection with other requirements outside of statutory and regulatory filings.

[3]

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, both domestic and international. These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

[4]	All Other Fees consist of fees billed for those services not captured in the audit, audit-related and tax categories. There were no other fees in 2022.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and non-audit services provided by the independent registered public accounting firm.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee when expedition of services is necessary, provided that the Chair must report any decisions to pre-approve to the full Audit Committee at its next scheduled meeting. All of the fees included under the categories “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were pre-approved by the Audit Committee. None of these fees were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

32	| 2022 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VOTE REQUIRED

The affirmative “for” vote by a majority of the votes cast by shareholders who are present or represented by proxy at the 2023 Annual Meeting of Shareholders is required to approve this Proposal 2. Brokers are expected to be able to vote on this proposal without receiving express instruction from a beneficial owner. “Abstain” votes will have no impact on this Proposal 2.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 2.

✓	FOR Proposal 2

2023 PROXY STATEMENT |	33

PROPOSAL 3: APPROVAL, ON AN ADVISORY

BASIS, OF NAMED EXECUTIVE OFFICER

COMPENSATION

OVERVIEW

As required by Section 14A of the Exchange Act and pursuant to Rule 14a-21(a) promulgated thereunder, we are providing our shareholders the opportunity to cast an advisory (non-binding) vote on the compensation paid to our named executive officers. While this is an advisory vote, and therefore not binding on us, the Board values the opinions of our shareholders. The People and Compensation Committee reviews the results of voting on this proposal and takes them into consideration when making future decisions regarding named executive officer compensation. Under current Board policy, the advisory vote for approval of named executive officer compensation occurs annually. After the 2023 Annual Meeting of Shareholders, the next such vote will occur at our 2024 Annual Meeting of Shareholders.

The “Compensation Discussion and Analysis” and “Executive Compensation Matters” sections of this Proxy Statement describe our executive compensation program in detail, as well as the decisions and rationale of our People and Compensation Committee in regard to that program. Our executive pay program is designed to enable us to attract, retain and motivate high quality executives who will provide us with dynamic leadership and are instrumental to our success. We emphasize performance-based variable pay by delivering a substantial portion of executive compensation opportunities through annual cash bonuses and long-term incentives and seek to provide total pay that is commensurate with our performance and competitive with our peer group. Accordingly, we are asking our shareholders to vote FOR the following resolution:

“RESOLVED, that the compensation of our named executive officers as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

VOTE REQUIRED

The affirmative “for” vote by a majority of the votes cast by shareholders who are present or represented by proxy at the 2023 Annual Meeting of Shareholders is required to approve this Proposal 3. “Abstain” votes and “broker non-votes” will have no impact on this Proposal 3.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 3.

✓	FOR Proposal 3

34	| 2022 PROXY STATEMENT

PROPOSAL 4: RECOMMENDATION, ON AN ADVISORY BASIS, OF THE FREQUENCY OF THE NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTE

OVERVIEW

As required by Section 14A of the Exchange Act, the Company is offering shareholders the opportunity to cast an advisory vote on frequency of the named executive officer compensation advisory vote (described in Proposal 3). Rule 14a-21 of the Exchange Act provides that shareholders may elect to hold the advisory vote on named executive officer compensation every year, every two years, or every three years. Based on a shareholder vote at the 2017 Annual Meeting of Shareholders, shareholders currently cast this advisory vote every year. Our Board and our People and Compensation Committee places a high value on regular feedback from our shareholders on important issues such as named executive officer compensation. Accordingly, the Board recommends that shareholders vote in favor of an advisory vote on named executive officer compensation every year.

VOTE REQUIRED

The voting frequency (that is, “every year”, “every two years”, or “every three years”) receiving the greatest number of “for” votes cast by shareholders who are present or represented by proxy at the 2023 Annual Meeting of Shareholders will be the frequency recommended, on an advisory basis, by the shareholders. “Abstain” votes and “broker non-votes” will have no impact on this Proposal 4.

RECOMMENDATION OF THE BOARD

The Board recommends that shareholders vote to hold future advisory votes on named executive officer compensation EVERY YEAR.

✓	EVERY YEAR

2023 PROXY STATEMENT |	35

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES TO 250,000,000

OVERVIEW

On March 2, 2023, the Board unanimously approved, subject to approval by our shareholders, an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation dated February 28, 1989, as subsequently amended (the “Articles”), to increase to the number of common shares, par value $1.25 per share, of the Company (the “Common Shares”) that are authorized for issuance. Specifically, the Amendment increases the number of authorized Common Shares from 125,000,000 to 250,000,000 by replacing the first paragraph of Article FOURTH of the Articles in its entirety as follows:

“FOURTH: The number of shares which the Corporation is authorized to have outstanding is 251,000,000, consisting of 1,000,000 Series Preferred Shares without par value (hereinafter called “Serial Preferred Shares”) and 250,000,000 Common Shares of the par value of $1.25 each (hereinafter called “Common Shares”).”

Other than increasing the number of Common Shares authorized for issuance, the Amendment does not change the number of the Company’s Serial Preferred Shares or change any other provision of the Articles.

REASONS FOR THE COMMON SHARE AUTHORIZATION REQUEST

Our Articles presently authorize the Company to issue up to 125,000,000 Common Shares. As of February 28, 2023, approximately (approximately 95%) of the authorized Common Shares are outstanding or reserved for issuance, including: (i) 79,315,733 Common Shares issued and outstanding; (ii) Common Shares reserved for issuance in connection with awards under the Company’s equity plans; and (iii) 15,813,847 Common Shares reserved for issuance upon the exercise of warrants issued in connection with private exchanges of the Company’s 2024 Senior Notes under the Company’s 2022 refinancing, as disclosed. Accordingly, only Common Shares from the Company’s current authorization remain available for issuance (the “Remaining Authorization”).

In October 2022, the Company initiated a strategic refinancing of its outstanding debt. In connection with the refinancing, the Company entered into a Transaction Support Agreement with certain initial consenting holders of the Company’s outstanding debt (the “Transaction Support Agreement”). The Transaction Support Agreement provided, among other things, that the Company would conduct a private exchange offer providing holders of the Company’s 8.5% Senior Notes due April 15, 2024 (the “2024 Notes”) with an opportunity to exchange the notes for a series of new secured notes and warrants exercisable for the Company’s Common Shares (the “Private Exchange”).

Subsequently, the TSA was amended to provide that, among other things, upon completion of the Private Exchange and no later than March 15, 2023, the Company would launch a registered exchange offer for the 2024 Notes that were not exchanged in the Private Exchange (the “Registered Exchange Offer”). If, after the Registered Exchange Offer, more than $20 million of the 2024 Notes remain outstanding, the Company will be required to raise equity capital prior to the April 15, 2024 maturity of the 2024 Notes in an amount sufficient to repurchase, redeem, prepay or pay in full the principal amount of the 2024 Notes (and any other accrued and unpaid fees or expenses attributable to the 2024 Notes remaining at such time) (the “Mandatory Equity Raise”). For a more complete discussion of the refinancing and the Transaction Support Agreement, please see the Company’s Current Reports on Form 8-K filed on each of October 20, 2022, November 7, 2022, November 29, 2022, December 12, 2022, December 21, 2022, December 27, 2022, January 5, 2023, and February 10, 2022.

The Private Exchange was completed on December 23, 2022, and approximately $72 million of the 2024 Notes remain outstanding. A Mandatory Equity Raise will be required if less than $52 million of the 2024 Notes is exchanged in the Registered Exchange Offer. There is no way for the Company to predict how much of the remaining amount of the 2024 Notes will be exchanged in the Registered Exchange Offer or if

36	| 2022 PROXY STATEMENT

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES TO 250,000,000

the Company will be required to repurchase, redeem, prepay or pay in full the principal amount of the 2024 Notes using the proceeds from a Mandatory Equity Raise. However, at the Company’s price per Common Share on February 28, 2023 of $3.22, the value of the Company’s Remaining Authorization is approximately $20,117,591 which would be just enough to cover the minimum possible principal amount of 2024 Notes for which a Mandatory Equity Raise may be required, but would be below the amount of 2024 Notes that were outstanding following Private Exchange and may be insufficient to support a Mandatory Equity Raise. Therefore, the Board has determined it is in the Company’s best interest to seek an increase to the number of authorized Common Shares that it believes will be sufficient for the Company to accomplish a Mandatory Equity Raise if necessary.

The increased number of authorized Common Shares, to the extent not used in connection with a Mandatory Equity Raise, will provide additional strategic flexibility to the Company to consider and respond to future business opportunities and needs as they arise, including equity offerings, acquisitions, stock dividends, issuances under stock incentive plans and other corporate opportunities and purposes. The availability of additional Common Shares would permit us to proceed with certain of these actions without the delay and expense associated with holding a special meeting of shareholders to obtain shareholder approval each time an opportunity arises that would require an increase in the number of authorized Common Shares. However, because the amount of any Mandatory Equity Raise cannot be known unless and until it is required, the Company has not at this time identified any specific uses for any authorized Common Shares that would remain outstanding, if any, following a Mandatory Equity Raise.

IF THE PROPOSAL IS APPROVED

If our shareholders approve the Proposal, the Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Ohio.

Following the effective time of the Amendment, the additional authorized Common Shares may be issued from time to time by action of the Board without further shareholder approval, except as may be required by law, regulation, or stock exchange listing requirements (as applicable). The increase in authorized Common Shares will not alter the current number of issued or outstanding Common Shares. The relative rights

and limitations of the Common Shares will remain unchanged and will have identical rights to the currently outstanding Common Shares. Shareholders will not realize any dilution in their percentage of ownership of the Company or their voting rights as a result of the increase, but issuances of a significant number of Common Shares in the future, including as may be required in the Mandatory Equity Raise, could dilute shareholders’ percentage ownership, and if such shares are issued at prices below what current shareholders paid for their Common Shares, may dilute the value of current shareholders’ Common Shares.

Other than increasing the number of Common Shares authorized for issuance, the Amendment will not change the number of the Company’s Serial Preferred Shares or change any other provision of the Articles.

Notwithstanding shareholder approval, the Board may abandon the Amendment without further action by the shareholders at any time prior to the filing of the Amendment with the Secretary of State of the State of Ohio if, in its sole discretion, it deems the Amendment to no longer be in the best interests of the Company or its shareholders.

IF THE PROPOSAL IS NOT APPROVED

If our shareholders do not approve the Proposal and the Company is required to conduct the Mandatory Equity Raise, the Company may need to convene a special shareholders’ meeting to again seek approval to increase the number of authorized Common Shares. Without an increase in the authorized Common Shares, the Company may have insufficient authorized Common Shares to raise sufficient proceeds from a sale of the equity capital to repurchase, redeem, prepay or pay in full the principal amount of the 2024 Notes as required by the Transition Support Agreement, as amended.

The failure to repurchase, redeem, prepay or pay in full the principal amount of the 2024 Notes with proceeds from the Mandatory Capital Raise would constitute an Event of Default under the terms of the Company’s various agreements entered into in connection with the Transaction Support Agreement. An Event of Default under these agreements would result in the immediate acceleration of the Company’s outstanding debt, as well as other material consequences.

2023 PROXY STATEMENT |	37

PROPOSAL 5: APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON SHARES TO 250,000,000

VOTE REQUIRED

The affirmative vote of shareholders representing two-thirds of the total shares outstanding and entitled to vote at the 2023 Annual Meeting of Shareholders, whether in person or by proxy, is required to approve this proposal. Brokers are expected to be able to vote on this proposal without receiving express instruction from a beneficial owner. “Abstain” votes will have the same effect as a vote against Proposal 5.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 5.

✓	FOR Proposal 5

38	| 2023 PROXY STATEMENT

PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING REQUIREMENTS FOR MATTERS REQUIRING SHAREHOLDER APPROVAL UNDER THE OHIO REVISED CODE

OVERVIEW

On March 2, 2023, the Board unanimously approved, subject to approval by our shareholders, an amendment (the “Amendment”) to our Amended and Restated Articles of Incorporation dated February 28, 1989, as subsequently amended (the “Articles”), establishing a simple majority voting standard for any matter that requires approval by the Company’s shareholders under the Ohio Revised Code. If approved by our shareholders, the Amendment will add a new Article TENTH to the Articles, as follows:

“TENTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise two-thirds or any other proportion (but less than all) of the voting power of the Corporation or of any class or classes of shares thereof, for such purpose the vote, consent, waiver or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes shall be required.”

Other than adding Article TENTH, no other changes are contemplated by the Amendment.

REASONS FOR THE PROPOSAL

The Ohio Revised Code requires that companies incorporated in Ohio seek shareholder approval before acting on certain fundamental matters, including:

•	amendments to our Articles of Incorporation;

•	a lease, sale, exchange, transfer or other disposition of all, or substantially all, of the assets of the Company;

•	certain mergers involving the Company;

•	a conversion of the Company into another entity;

•	a combination or majority share acquisition involving the Company; and

•	a voluntary dissolution of the Company.

Unless a different voting standard is provided for in an Ohio company’s articles of incorporation, the Ohio Revised Code requires these fundamental matters be approved by two-thirds of the total voting power of the company (known as a “supermajority” voting standard) before action can be taken. The Company’s Articles do not presently provide for any voting standard other than the supermajority voting standard imposed by the Ohio Revised Code.

Ohio’s default supermajority voting standard is intended to ensure broad shareholder support before certain fundamental corporate actions are taken, to protect shareholders from large shareholders acting in their own self-interest, and to provide a mechanism to safeguard shareholder interests in the event of an unsolicited takeover. However, supermajority voting requirements also make it more difficult for the Company to receive approval for fundamental corporate actions (even actions that are in the Company’s best interest) and may permit a minority of the Company’s voting power to block fundamental corporate actions that are favored by the majority. In recent years, supermajority voting provisions have also come to be viewed as a mechanism to limit the accountability of a board of directors to shareholders or to limit the participation of shareholders in the corporate governance of the Company.

After careful consideration of the advantages and disadvantages of maintaining the supermajority voting requirements imposed by the Ohio Revised Code, the Board has determined that reducing the voting standard required for approval of these fundamental matters under the Ohio Revised Code, from two-thirds of the Company’s outstanding voting power to a simple majority of the Company’s voting power, is in the Company’s and shareholders’ best interest and will increase the likelihood that the Company will be able to proceed with important corporate actions at this critical time.

2023 PROXY STATEMENT |	39

  PROPOSAL 6: APPROVAL OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE

  SUPERMAJORITY VOTING REQUIREMENTS FOR MATTERS REQUIRING SHAREHOLDER APPROVAL UNDER THE OHIO REVISED CODE

IF THE PROPOSAL IS APPROVED

If our shareholders approve Proposal 6, the Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of Ohio.

IF THE PROPOSAL IS NOT APPROVED

If our shareholders do not approve Proposal 6, the Amendment will be abandoned and the Company will continue to be subject to the supermajority voting standards imposed by the Ohio Revised Code for shareholder votes relating to certain fundamental matters.

VOTE REQUIRED

The affirmative vote of shareholders representing two-thirds of the total shares outstanding and entitled to vote at the

2023 Annual Meeting of Shareholders, whether in person or by proxy, is required to approve this proposal. “Broker Non-

Votes” and “Abstain” votes will have the same effect as a vote against Proposal 6.

RECOMMENDATION OF THE BOARD

The Board recommends a vote FOR the approval of this Proposal 6.

✓	FOR Proposal 6

40	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

PEOPLE AND COMPENSATION COMMITTEE REPORT

The People and Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” beginning on page 41 of this Proxy Statement. Based on its review and discussions, the Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference our Annual Report on Form 10-K for the year ended December 31, 2022.

The foregoing report was submitted by the People and Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The People and Compensation Committee:

Ellen M. Costello, Chair

Phillip R. Cox

Dr. Alexander Dibelius

Matthew Goldfarb

Emanuel R. Pearlman

COMPENSATION DISCUSSION AND ANALYSIS

Our People and Compensation Committee, or the “Committee,” has oversight responsibility for the development and administration of our executive compensation policies and programs. This Compensation Discussion and Analysis, or “CD&A,” provides an overview of the Committee’s compensation philosophy and practices and describes the material components of and decisions regarding our executive pay program for 2022. This CD&A focuses on the following individuals who have been identified as our named executive officers, or “NEOs,” for 2022:

NAMED EXECUTIVE OFFICER	TITLE

Octavio Marquez	Chairman, President and Chief Executive Officer

Jeffrey L. Rutherford[1]	Former Executive Vice President and Chief Financial Officer

Olaf Heyden	Executive Vice President, Chief Operating Officer

David A. Caldwell	Executive Vice President, Strategy & Corporate Development

Jonathan B. Leiken	Executive Vice President, Chief Legal Officer and Corporate Secretary

Gerrard B. Schmid[2]	Former President and Chief Executive Officer

Dr. Ulrich Näher[3]	Former Executive Vice President, Chief Commercial Officer

Elizabeth Patrick[4]	Former Executive Vice President, Chief People Officer

[1]	Mr. Rutherford departed from the Company on February 28, 2023.

[2]	Mr. Schmid stepped down from his role as President and Chief Executive Officer on March 11, 2022 and departed from the Company on June 11, 2022.

[3]	Dr. Näher departed from the Company on September 30, 2022.

[4]	Ms. Patrick departed from the Company on December 1, 2022.

Octavio Marquez became our President and Chief Executive Officer on March 11, 2022, and Chair of the Board on February 2, 2023, after serving as our Executive Vice President, Global Banking since November 2020. Mr. Schmid stepped down as President and Chief Executive Officer on March 11, 2022 and served the Company in an advisory capacity until June 11, 2022. On February 9, 2023, the Company announced that Mr. Rutherford would be departing the Company as its Executive Vice President and Chief Financial Officer, effective February 28, 2023. For more information regarding Mr. Rutherford’s departure, please see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2023.

2023 PROXY STATEMENT |	41

EXECUTIVE COMPENSATION MATTERS

To assist shareholders in finding important information, this CD&A is organized as follows:

EXECUTIVE SUMMARY

2022 YEAR IN REVIEW

Although we were pleased to have achieved several strategic and business wins, 2022 was nonetheless a challenging year for the Company, which led to disappointing results. The Company faced widely discussed macroeconomic headwinds such as inflation, a rising interest rate environment, the war in Ukraine, and uncertainty in the financial markets, as well as Company-specific challenges around its supply chain and logistics, inventory levels, and operational efficiency.

As a result, the Company did not achieve its desired performance outcomes for the 2022 annual incentive plan or for long-term performance grants with performance periods ending in 2022 and no incentives were earned under these programs. These outcomes nonetheless reflect the Committee’s commitment to designing an executive compensation program that aligns NEO compensation with Company performance and results for our shareholders. See the chart below and the discussion under the heading “2022 Compensation Elements” for more detail.

Throughout the year, we took decisive action to address the challenges discussed above, while also better positioning the Company for 2023.

In our Banking business, we continue to shift our customers from legacy systems to our DN Series™ ATMs as banks rethink their branch footprint and move towards automation and efficiency. DN Series™ ATMs (specifically cash recyclers) drove the majority of new Banking orders in North America during 2022. In Retail, we continue to provide best-in-class innovative self-checkout solutions, which are increasingly sought after by retailers as they navigate changing labor dynamics and customer demand for improved shopping experiences. Across our businesses, demand remains stable, evidenced by a product backlog of ~$1.4 billion at the end of 2022.

To counter continued pressures in the global economy, we implemented a cost savings plan during 2022 which has identified and executed on nearly $175 million of savings through eliminating redundancies, developing more efficient processes across the globe, streamlining out senior leadership team and reducing our indirect spend. We’ve taken further action to simplify our operating model, such as regionalizing our manufacturing footprint and normalizing and ramping up our supply chain to drive unit growth and revenue conversion.

42	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

In Q4 2022, we entered into a Transaction Support Agreement, or “TSA”, with the holders of over a majority of our outstanding term loans and each series of our outstanding secured and unsecured notes to help us extend our near-term debt maturities and obtain additional liquidity. Holders of approximately 97% of our term loans agreed to join the TSA. Holders of approximately 82% of our 2024 senior notes, approximately 99.6% of our 2025 USD senior notes, and approximately 98.7% of our 2025 EUR senior notes participated in private exchange offers for new notes due in 2026 and warrants to purchase common shares of the Company. The TSA is an important milestone that provides us with the capital we need to normalize our operations, meet supplier commitments and fully execute on our value generating model. It also allows us to put our focus solely back on meeting customer demand.

Closing out 2022 with backlog and financial stability has allowed us to enter 2023 focused on clear priorities for our customers, employees and shareholders: meeting the demand for our products, continuing to navigate ongoing macroeconomic challenges, maintaining our operational rigor, reinvigorating our culture, and disciplined business execution.

During 2023, we will keep our customers and employees top of mind as we work to meet the demand for our products while continuing to navigate ongoing macroeconomic challenges, completing the transactions provided for in the TSA, maintaining our operational rigor, and delivering on our operating model.

PROGRAM PAYOUTS DURING 2022 REFLECT A CHALLENGING YEAR

The below summarizes the outcomes of the 2022 annual incentive plan and the outcomes of long-term performance awards the performance periods for which ended during 2022:

AWARD	OUTCOME

2022 Annual Incentive Plan

Because the Company’s Non-GAAP OP performance for 2022 fell below the threshold performance required to fund the 2022 annual incentive plan bonus pool, no NEO earned a bonus under the annual incentive plan for 2022.

2020-2020 Performance Cash Awards	Because the Company’s cumulative, three-year Adjusted EBITDA fell below threshold performance, no payments were made under the 2020-2022 Period cash-based performance awards.

2021 Transformation PSUs

All of Mr. Schmid’s 2021 Transformation PSUs were forfeited upon his separation from the Company. Mr. Rutherford did not earn any of the 2021 Transformation PSUs for 2022 and therefore 20% of his 2021 Transformation PSUs were forfeited. The remainder of Mr. Rutherford’s 2021 Transformation PSUs were forfeited upon his separation from the Company.

2022 COMPENSATION PROGRAM DESIGN

In March 2022, the Committee recommended, and the Board approved, a compensation program design for the NEOs for 2022. The primary objectives of the design were to reinforce the Committee’s pay for performance strategy, align management incentives to the delivery of financial outcomes contemplated by the Company’s strategic planning, and to minimize complexity and promote teamwork and collaboration during a leadership transition. The design was informed by the Committee’s discussions with management, the Board, and its compensation consultant Semler Brossy. This design also considered the feedback we have received from our engagements in recent years with our shareholders, who specifically expressed preferences for the use of equity-based long-term incentives, free cash flow-based metrics to incentivize our continued de-leveraging, and revenue metrics aligned with the Company’s investment thesis.

Key incentive plan design features retained from prior years during 2022 included:

•	continuing to focus on profitability and cash generation through the use of Non-GAAP Operating Profit and Unlevered Free Cash Flow (each as defined below under the heading “Definitions of Key Compensation Terms”) as the performance objectives for the annual incentive plan;

•	continuing to deliver to our executive team long-term incentive awards, the value of which are based in part on changes in the value of, and which are ultimately settled in, Diebold common shares; and

•	continuing to prioritize restricted share units (“RSUs”) and performance share units (“PSUs”), and exclude options, in designing long-term incentive opportunities.

2023 PROXY STATEMENT |	43

EXECUTIVE COMPENSATION MATTERS

The material features of the annual incentive plan and the long-term incentive grants for 2022 are described in more detail below.

Additionally, in connection with 2022’s Chief Executive Officer transition and the desire to solidify the executive team during this time, and further considering the dynamic employment market for senior level roles during 2022, the Committee and Board determined it was crucial and in the Company’s best interest to foster retention and the continuity of the executive leadership team through the delivery of retention-focused grants. To that end, the Company issued one-time RSU grants to certain NEOs (the “Continuity Awards”) in March 2022. The Continuity Awards vest in three equal, annual installments beginning on the first anniversary of the grant date. The Continuity Awards are forfeited upon a voluntary separation from the Company, even if the individual meets certain age and/or service thresholds at the time of separation. For more information concerning Continuity Awards, please see the information provided under the heading “2022 Continuity Awards” below.

The Committee believes that the 2022 compensation program was designed to drive behaviors to support the creation of long-term shareholder value and reflected the valuable input provided to the Committee by shareholders over the last several years.

CONSIDERATION OF “SAY-ON-PAY”

At our 2022 Annual Meeting of Shareholders, our say-on-pay proposal received approximately 86% support from shareholders. The Committee believes this reflects significant shareholder support for the compensation philosophy of the Committee and the compensation programs it designs. Accordingly, the overall compensation program for 2022 remained generally consistent with the program for 2021.

Notwithstanding this level of support, the Committee continually reviews all elements of the compensation program for the NEOs to ensure the design continues to support the Company’s short-term and long-term financial, operational, and strategic objectives.

OUR COMPENSATION STRATEGY IS DESIGNED TO LINK EXECUTIVE COMPENSATION TO SHAREHOLDER VALUE

Our executive compensation program, guided by the Committee, our Chief Executive Officer and our Chief People Officer, is specifically designed to:

•	Align executives with the creation of long-term shareholder value by linking performance objectives to the achievement of multiple short- and long-term financial performance metrics;

•	Encourage decision-making that aligns with our business strategies, with goals that support our philosophy of continuous improvement, our commitment to top tier performance and our long-term strategy for value creation; and

•	Reflect industry standards, offer globally competitive pay opportunities, and balance the importance of attracting and retaining talent while maintaining reasonable compensation costs.

We generally target total compensation opportunities for our executives at or near the size-adjusted 50th percentile of the compensation for similarly situated executives within our compensation peer group. Individual NEO compensation may be above or below the 50th percentile based on the NEO’s experience (including in-demand skills), performance, potential, and impact on shareholder value. As our strategy and business operations evolve, we adjust our compensation strategy to support those goals and objectives and to deliver value to our shareholders.

TOTAL DIRECT COMPENSATION MIX

The charts below represent the percentages of fixed and at-risk compensation for our Chief Executive Officer and for the average of our other NEOs:

44	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Accounting for the impact of the Continuity Awards granted to certain of the other NEOs in 2022, approximately 81% of the other NEO’s compensation for 2022 was “at risk.” Because he served as Chief Executive Officer for a brief period and did not receive long-term incentive grants during 2022, Mr. Schmid’s total direct compensation for 2022 is excluded from these charts.

Our 2022 total compensation opportunity structure for NEOs, excluding the Continuity Awards, was as follows:

EXECUTIVE COMPENSATION BEST PRACTICES

We aim to maintain best practices in executive compensation governance. Some of the following guidelines and policies are described in more detail below under “Other Compensation Policies” or elsewhere in this CD&A:

WHAT WE DO	WHAT WE DON’T DO / DON’T ALLOW

Continually assess our compensation practices against the market and our competition.	No hedging or pledging of our shares by executives or directors.

Employ metrics for annual and long-term incentives that support both short- and long-term strategies and align with shareholder interests.	No dividends paid on unearned performance-based shares.

Set share ownership guidelines for executives and directors.	No change-in-control severance multiples in excess of two times the sum of an executive’s salary and target annual incentive.

Prescribe an annual limit on equity compensation for our directors.	No excise tax gross-ups upon a change in control.

Review performance scorecards for executives.	No re-pricing or cash buyout of underwater options.

Disclose performance goals for incentive payments.	No enhanced retirement formulas.

Sets a maximum bonus opportunity for our annual and long-term incentives.	No market timing of equity award grants without shareholder approval.

Maintain a pay-for-performance compensation philosophy, with 88% of our Chief Executive Officer’s target total pay opportunity being “at risk” based on performance.

2023 PROXY STATEMENT |	45

EXECUTIVE COMPENSATION MATTERS

WHAT WE DO	WHAT WE DON’T DO / DON’T ALLOW

Provide a minimum vesting period of at least one year for at least 95% of our equity awards.

Limit perquisites and other benefits, and do not provide income tax gross-ups (except for relocation expenses).

Engage an independent compensation consultant who reports directly to the Committee.

Perform an annual compensation risk assessment.

Maintain strict insider trading policies, incentive plan clawback policies, and black-out periods for executives and directors.

COMPENSATION DECISION PROCESS

ROLE OF THE PEOPLE AND COMPENSATION COMMITTEE

The Committee is responsible to our Board for the oversight, review, and approval of our executive compensation program. Among its duties, the Committee is responsible for:

•	Reviewing and assessing competitive market data from its independent compensation consultant, as discussed below;

•	Designing annual and long-term incentive plans for executives;

•	Reviewing and approving incentive metrics, objectives and compensation recommendations for executives, and confirming the level of achievement against objectives and the resulting incentive payments;

•	Evaluating the market competitiveness of each executive’s total compensation package;

•	Approving any changes to the total compensation package for executives including, but not limited to, base salary, annual incentive plan target opportunities, long-term incentive target opportunities, and retention programs;

•	Adhering to the objectives of our compensation philosophy in the decision-making process; and

•	Human capital management, talent readiness and succession planning, particularly for the Chief Executive Officer and other executive leaders.

The Committee consists solely of independent directors and is chaired by Ms. Ellen Costello. Ms. Costello brings to her chair role extensive experience in executive leadership and executive compensation through her service as an executive leader and as a member of the board of directors for large, public financial services organizations.

The Committee regularly reports on its work and shares its determinations with the full Board (and in respect of the Chief

Executive Officer’s compensation and evaluate, bring its recommendations to the full (and in respect of the Chief Executive Officer’s compensation and evaluation, brings its recommendations to the full Board for discussion and approval). The Committee is supported in its work by the Chief People Officer, Company staff, and an independent compensation consultant, as discussed in “Role of the Independent Compensation Consultant.” For additional information regarding the Committee’s duties and responsibilities, see “People and Compensation Committee” in this proxy statement.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee retains an independent compensation consultant, Semler Brossy Consulting Group (“Semler Brossy”), in accordance with the Committee’s charter. The consultant reports directly to the Committee. The Committee retains sole authority to hire or terminate the consultant, approve its compensation, determine the nature and scope of its services, and evaluate its performance. A representative of the consultant attends Committee meetings, as requested, and communicates with the Committee Chair between meetings. However, the Committee is responsible for all decisions within its scope of authority.

The consultant’s specific compensation consultation services include, but are not limited to, the following:

•	Advising the Committee on executive compensation trends and regulatory developments;

•	Providing a total compensation study for executives against the companies in our peer group and providing pay ranges to inform management recommendations and Committee decision making for executive pay;

•	Providing advice to the Committee on governance best practices, as well as any other areas of concern or risk;

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EXECUTIVE COMPENSATION MATTERS

•	Serving as a resource to the Committee Chair for meeting agendas and supporting materials in advance of each meeting;

•	Reviewing and commenting on proxy disclosure items, including this CD&A;

•	Supporting the Company’s annual executive compensation risk assessment;

•	Advising the Committee on management’s pay recommendations; and

•	From time to time, reviewing and providing compensation recommendations for the non-employee directors to the Board Governance Committee.

The Committee annually assesses the independence of Semler Brossy as required under NYSE listing rules and best practice. The Committee also considers and assesses all relevant factors, including but not limited to those set forth in Section 240.10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Semler Brossy. Based on this review, the Committee determined there are no conflicts of interest raised by the work performed by Semler Brossy and that Semler Brossy is independent under applicable standards.

ROLE OF MANAGEMENT

Our Chief People Officer serves as management’s primary contact with the Committee and attends all Committee meetings. For executives other than the Chief Executive Officer, our Chief Executive Officer and Chief People Officer present pay recommendations to the Committee based on market pay comparisons and an analysis of each executive’s individual performance. Our Chief Executive Officer regularly attends the Committee meetings, as do other Board members who are not members of the Committee. No member of our management team, including the Chief Executive Officer, has a role in making pay recommendations to the Committee for his or her own position. The Committee meets in executive session without management present at each meeting.

ROLE OF PEER COMPANIES AND COMPETITIVE MARKET DATA

Annually, the Committee reviews public and private market compensation data provided by its consultant in developing our executive compensation program.

As an additional input for evaluating the competitiveness of the Company’s executive compensation program and the executive compensation structure for individual executive roles, the Committee, with the support of its independent compensation consultant, periodically develops and approves a compensation peer group. The compensation peer group is adjusted periodically to account for changes or shifts in our business mix, revenues, and market capitalization.

In the fall of 2021, the Committee approved the following 17 peer companies to be used by the Committee’s independent consultant in preparing a pay study to assist with 2022 compensation decisions.

ACI Worldwide	Juniper Networks, Inc.	Sanmina Corporation

Benchmark Electronics Inc.	Logitech International SA	The Brink’s Company

Bread Financial Holdings (formerly Alliance Data Systems Corp.)	NCR Corp.	Western Union Company (The)

Broadridge Financial Solutions, Inc.	Netapp Inc.	Unisys Corporation

Ciena Corporation	Pitney-Bowes Inc.	Zebra Technologies Corp

Euronet Worldwide, Inc.	Sabre Corporation

Cardtronics, formerly included in the group of peer companies, was acquired in 2021.

In developing the most recent compensation peer group for the Company, the Committee selected companies that:

•	had annual revenues within approximately 0.4 to 2.1 times the Company’s annual revenues with exceptions reviewed as determined appropriate;

•	are direct competitors for business and management talent;

•	are covered by the investment analysts that track the Company;

•	that include the Company within their own compensation peer group; and

•	that are global enterprises emphasizing integrated service solutions and focus on manufacturing, and hardware and software design and development.

The average and median annual revenues for the peer companies included in the 2022 peer group were $4.3 billion and $4.0 billion, respectively, based on 2020 data. The 50th percentile for total compensation for this peer group is a key reference point for the Committee in evaluating executive compensation.

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EXECUTIVE COMPENSATION MATTERS

TIMING OF COMPENSATION DECISIONS

Recommendations with respect to base salary adjustments for our executives, including the NEOs, are typically made at the Committee’s December meeting and effective for the following year. Discussions regarding short and long-term incentive compensation begin at the Committee’s first scheduled meeting of the year, normally held in late January or early February. This meeting is normally held around the same time we report our fourth quarter and year-end financial results for the preceding fiscal year and provide our financial guidance for the upcoming year. This timing allows the Committee to have a complete picture of prior year financial performance when making compensation decisions.

Decisions with respect to prior year performance, performance for other relevant periods and the extent to which performance-based bonuses have been earned, as well as decisions concerning annual equity awards and target performance levels for the current year and beyond, are typically made in February or March. Equity awards approved by the Committee are granted as of the date of the Board meeting held the following day.

There may be exceptions to the Committee’s general timing for compensation decisions, including decisions regarding awards to executives who are promoted or who are hired from outside the Company during the year. These executives may receive base salary increases or equity awards effective on or dated as of the date of their promotion or hire.

DETERMINATION OF CHIEF EXECUTIVE OFFICER COMPENSATION

At the first Committee meeting of the year, in executive session without management present, the Committee reviews and evaluates the Chief Executive Officer’s performance, including input that it receives from the Board as to the Chief Executive Officer’s performance, and determines achievement level for the prior fiscal year. The Committee also reviews competitive compensation data for the peer companies. The Committee presents pay recommendations for the Chief Executive Officer to the independent members of the Board for consideration and approval. During executive session, the Board conducts its own review and evaluation of the Chief Executive Officer’s performance taking into consideration the recommendations of the Committee. That performance feedback is later shared with the Chief Executive Officer.

Mr. Marquez was appointed as our new Chief Executive Officer effective March 11, 2022. The terms of his offer letter, including annual and long-term incentive awards, are detailed on page 64 and were determined based on careful consideration and assessment of his unique qualifications and skills as well as review of independent market data prepared by our compensation consultant.

DEFINITIONS OF KEY COMPENSATION TERMS

For this CD&A, the following terms have the following meanings:

•	Non-GAAP Operating Profit (“Non-GAAP OP”) means GAAP consolidated Operating Profit (Loss), adjusted for certain items within Cost of Sales and Operating Expenses that are reflected as adjustments in the Company’s financial results disclosed publicly. The adjustments include the amortization of intangible assets established in purchase accounting for the Wincor acquisition and other non-routine income and expense items. Non-routine income and expense items include, but are not limited to, the following: impairment, certain legal/deal expenses, and divestitures and fixed asset sales.

•	Unlevered Free Cash Flow (“UFCF”) means GAAP net cash provided (used) by operating activities, excluding the impact of changes in cash of assets held for sale and the use of cash for M&A activities, plus/less cash used for settlement of FX derivatives, less capital expenditures, less capitalized R&D, plus cash interest, in line with normal operating metrics.

•	Levered Free Cash Flow (“LFCF”) means GAAP net cash provided (used) by operating activities, plus cash used for certain M&A/legal costs, plus/less cash used for settlement of FX derivatives, less capital expenditures, less capitalized R&D. If there is a disposition in the 3-year performance period, the disposed business or assets will be included for the remainder of the performance period at target. Subject to Sections 2.27(a) and 2.27(b) of the Diebold Nixdorf, Incorporated 2017 Equity and Performance Incentive Plan (the “2017 Plan”), the levered free cash flow goals can be adjusted by the Committee after considering M&A activity that occurred over the performance period and the impact of the activity on the Company’s financials.

•	Consolidated Revenue (“Revenue”) means the amount of revenue from third parties that is recognized through our segments, Banking and Retail, plus direct sales through our product groups, plus any revenue generated by assets held for sale, and other isolated revenues recorded at the corporate level. This revenue is consistent with our Forms 10-Q and Form 10-K disclosures. If there is a disposition in the 3-year performance period, the disposed business or assets will be included for the remainder of the performance period at target. If there is a business acquisition in the 3-year performance period, the annual Revenue attributable to the acquired business will be excluded.

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EXECUTIVE COMPENSATION MATTERS

•	Adjusted EBITDA means GAAP net income plus: income taxes, interest expense and any extraordinary or non-recurring losses and charges, any non-cash losses and non-cash charges and related tax effects in accordance with GAAP, any management equity plan or stock option plan (not including cash based plans), integration type expenses, and depreciation and amortization expense determined in accordance with GAAP to the extent not duplicative, less: non-controlling interest, any extraordinary or non-recurring gains and income, and income of non-majority owned strategic alliances except through a cash dividend to the Company.

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EXECUTIVE COMPENSATION MATTERS

2022 COMPENSATION ELEMENTS

ELEMENT AND PRIMARY PURPOSE	KEY CHARACTERISTICS

Base Salary To compensate the executive fairly and competitively for the responsibility level of the position.	Fixed compensation component. Messrs. Heyden, Caldwell and Leiken and Ms. Patrick received base salary increases for 2022, ranging from 2.5% to 7.5%. Mr. Marquez’s salary was adjusted upon his appointment as President and Chief Executive Officer commensurate with market compensation for chief executive officers. Mr. Schmid, Mr. Rutherford, and Dr. Näher did not receive base salary increases for 2022.

Annual Incentive Plan

To motivate and reward organizational achievement of financial objectives and to attract key talent. The annual incentive plan is designed to appropriately motivate the behaviors and performance needed to accomplish our strategic transformation.

Variable compensation component. The performance objectives for the 2022 annual incentive plan were:

• Non-GAAP OP (50%); and

• UFCF (50%).

The threshold level of Non-GAAP OP must be achieved for any bonus under the annual incentive plan to be paid.

Long-Term Incentives

To promote alignment between executives’ and shareholders’ interests, to reinforce long-term value creation, to attract key talent to the Company, and to provide a balance of long-term incentive structures, comprised of the following elements:

Variable compensation component. Reviewed and granted each year, with incentives being earned in later years based on performance over multi-year performance periods and continued service.

PSUs To motivate strong long-term sustained profitability as a compliment and in alignment with our Annual Incentive Plan metrics.

Performance-based grant rewarding executives for achieving financial objectives. Performance objectives for PSUs granted during 2022 were:

• Three-year LFCF (75%); and

• Average of performance against three, annual Revenue objectives for each year of the three-year performance period (25%).

RSUs To motivate the appropriate behaviors to increase shareholder value and promote a base-level of executive retention.	Time-based grant rewarding executives for driving share price growth. Vests in three equal, annual installments on the anniversary date of the grant.

Continuity Awards One-time, time-based, multi-year RSUs granted to select executive leaders to ensure business continuity and stability during a leadership transition.	Variable compensation component. Time-based grant, rewarding executives for driving share price growth. Vests in three equal, annual installments on the anniversary date of the grant. Forfeited upon a voluntary separation, regardless of age or amount of service to the Company.

Health/Welfare Plan and Retirement Benefits To provide competitive benefits promoting employee health and productivity and support financial security.	Fixed compensation component.

Limited Perquisites and Other Benefits To provide limited business-related benefits, where appropriate.	Fixed compensation component.

Change in Control Protection

To retain executives and provide management continuity in event of actual or threatened change in control and to bridge future employment if terminated following a change in control of the Company.

Fixed compensation component; only paid if the executive’s employment is terminated other than for “cause” or the executive resigns for “good reason”, in either case following a change in control of the Company.

Severance Protection

To support an executive who is terminated for reasons beyond his or her control while the executive seeks new employment, recognizing the prolonged timeframe executives often face securing executive employment.

Fixed compensation component; only paid if the executive’s employment is terminated for reasons other than for “cause” or the executive resigns for good reason outside of the context of a change in control of the Company.

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EXECUTIVE COMPENSATION MATTERS

BASE SALARIES

Base salary is intended to compensate the executive fairly and competitively for the responsibility and scope of the position. The Committee reviews the salaries of our NEOs annually against competitive market data. The Committee considers a combination of competitive market data, individual and

Company performance, internal equity considerations, promotions, and the NEO’s specific responsibilities when determining whether a salary adjustment is warranted and the amount of the adjustment.

For 2022, the Committee approved the following base salary increases for each of the NEOs:

NAME	2022 SALARY		% INCREASE OVER 2021 SALARY

Octavio Marquez	$850,000		51.30%[1]

Jeffrey L. Rutherford	$615,000		0.00%

Olaf Heyden	€523,554	[2]	3.00%

David A. Caldwell	$523,391		7.50%

Jonathan B. Leiken	$535,819		2.50%

Gerrard B. Schmid	$950,000	[3]	0.00%

Dr. Ulrich Näher	€496,203	[4]	0.00%

Elizabeth Patrick	$475,888	[5]	3.00%

[1]	Mr. Marquez’s increase for 2022 is attributable to his appointment as President and Chief Executive Officer of the Company.

[2]	Mr. Heyden’s USD equivalent salary was $551,721 based an average exchange rate for 2022 of 1.0538:1.

[3]	Mr. Schmid stepped down as President and Chief Executive Officer on March 11, 2022. His pro-rated salary amount for his service as an officer during 2022 was $219,231.

[4]

Dr. Näher’s USD equivalent salary is $522,899 based on the average exchange rate for 2022. Dr. Näher departed from the Company on September 30, 2022. His pro-rated USD equivalent salary for that period was $392,174.

[5]	Ms. Patrick departed from the Company on December 1, 2022. Her pro-rated salary amount for her service during 2022 was $453,392.

ANNUAL INCENTIVE PLAN

All NEOs are eligible to participate in our annual incentive plan, a performance-based cash incentive program.

Compensation Opportunities

Early in each fiscal year, the Committee approves target annual incentive opportunities (based on a specified percentage of base salary) for each NEO, as well as threshold and maximum opportunities. For 2022, the threshold and maximum opportunities were calculated at 25% and 150%, respectively, of the target opportunity. Depending upon the level of achievement against the performance objectives for the annual incentive plan, the cash incentives ultimately paid to an NEO may range from 0% to 150% of the target opportunity. Compensation opportunities under the annual incentive plan cannot exceed 150% of the target opportunity.

For 2022, the Committee reviewed competitive market data and individual performance assessments for the NEOs and did not make any changes to the target opportunity (as a percentage of base salary) for any of the NEOs other than Mr. Marquez, whose 2022 target opportunity was determined

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EXECUTIVE COMPENSATION MATTERS

in connection with his promotion to President and Chief Executive Officer. Accordingly, the Committee approved the following compensation opportunities for the NEOs under the 2022 annual incentive plan:

NAME	TARGET INCENTIVE (% OF SALARY)	PAYMENT OPPORTUNITIES AT:
		THRESHOLD	TARGET	MAXIMUM

Octavio Marquez[1]	120%	$255,000	$1,020,000	$1,530,000

Jeffrey L. Rutherford	100%	$153,750	$615,000	$922,500

Olaf Heyden	100%	€130,889	€523,554	€785,331

David A. Caldwell	100%	$133,098	$523,391	$785,087

Jonathan B. Leiken	100%	$133,955	$535,819	$803,729

Gerrard B. Schmid	140%	$332,500	$1,330,000	$1,995,000

Dr. Ulrich Näher	100%	€124,051	€496,203	€744,305

Elizabeth Patrick	100%	$118,772	$475,088	$712,632

[1]

In accordance with the terms of his Offer Letter, dated February 9, 2022, the calculation of Mr. Marquez’s threshold, target and maximum opportunities was determined in reference to the base salary of $850,000 set for him for 2022 upon his appointment to the role of President and Chief Executive Officer.

Plan Design

The 2022 annual incentive plan continued to focus on two important drivers of Company performance upon which the Committee has rewarded NEOs in prior years—Non-GAAP OP and UFCF—with each metric comprising 50% of the total bonus opportunity. Successful achievement against these metrics would fund the annual incentive plan pool for the entire Company (including for non-NEOs), from which all individual bonuses would be paid.

In seeking to set rigorous performance objectives for the 2022 annual incentive plan, the Committee considered, among other factors, a desire to set targets that challenge executives to exceed prior-year performance for full payment, a desire to remain aligned with shareholder interests and the perspectives shared with the Committee in prior years, and an acknowledgement of the unique headwinds expected for the 2022 operating environment. In that regard:

•	With respect to Non-GAAP OP, the Committee set the target performance objective at $344 million, approximately $21 million higher than the Company’s achieved Non-GAAP OP for 2021.

•	With respect to UFCF, the Committee set the target performance objective at $303 million, approximately $27 million higher than the Company’s achieved UFCF for 2021.

•	Additionally, to fund any 2022 annual incentive plan pool for the Company, the Committee determined that the Company would need to achieve “threshold” Non-GAAP OP performance of $258 million, inclusive of the cost of any annual incentive payments, before any annual incentive plan pool could be funded.

In the interest of maintaining a singular, Company-wide focus on the achievement of these performance objectives during 2022, the Company did not establish complementary business unit goals under the annual incentive plan for any of the NEOs as it had in 2021.

The following table shows the performance objectives set for each of the metrics included in the 2022 annual incentive plan.

METRIC	WEIGHT	PERFORMANCE REQUIRED AT:
		THRESHOLD	TARGET	MAXIMUM

Non-GAAP OP	50%	$258 million	$344 million	$413 million

UFCF	50%	$227 million	$303 million	$379 million

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EXECUTIVE COMPENSATION MATTERS

Outcomes

Because the Company’s Non-GAAP OP performance for 2022 fell below the threshold performance required to fund the 2022 annual incentive pool, no NEO earned a bonus under the annual incentive plan for 2022.

LONG-TERM INCENTIVES

The Committee grants long-term incentives to the NEOs through two vehicles: PSUs and RSUs.

Compensation Opportunities

During the first quarter of each fiscal year, the Committee approves an aggregate target long-term incentive opportunity (generally based on a specified percentage of base salary) for each NEO. To determine the aggregate long-term incentive target opportunity levels for our NEOs, the Committee considers competitive market data, individual performance, potential future contributions to our business, internal equity, and management’s recommendations. The following table summarizes the aggregate target long-term incentive opportunities set for each of the NEOs for 2022.

NAME	TARGET LONG-TERM OPPORTUNITY (% OF SALARY)	TARGET LONG-TERM OPPORTUNITY ($ OR €)

Octavio Marquez	588.24%	$5,000,000	[1]

Jeffrey L. Rutherford	225%	$1,383,750

Olaf Heyden	200%	€1,047,108

David A. Caldwell	125%	$654,239

Jonathan B. Leiken	150%	$803,729

Dr. Ulrich Näher	175%	€868,355

Elizabeth Patrick	125%	$593,860

[1]

The target award values shown here generally vary from the award values listed in the Grant of Plan-Based Awards Table (“GPBAT”) included in this proxy statement. To mitigate against volatility in our share price, we determine the number of shares to be awarded to NEOs for our LTI programs based on a 20-day average closing price of our common shares through the date immediately preceding the grant date. By contrast, the values shown in the GPBAT and used for accounting purposes are based upon a single closing price for Company shares as of the grant date. Accordingly, the amounts shown here may be larger or smaller than the totals provided in the GPBAT.

[2]

In accordance with the terms of his Offer Letter, dated February 9, 2022, Mr. Marquez’s aggregate target long-term incentive opportunity for 2022 was established as a fixed $5,000,000, rather than determined as a percentage of his base salary.

Consistent with the Committee’s typical cadence for making compensation decisions, long-term incentives were granted to the NEOs in March 2022, 60% in the form of three-year cliff vesting PSUs, and 40% in the form of three-year ratable vesting RSUs. We maintained a weight of 60% for the PSU component of the long-term incentive to promote alignment between our NEOs’ pay outcomes, our shareholders’ experience as holders of our common shares, and to promote achievement of specific long-term outcomes. All long-term incentives granted to the NEOs in 2022, regardless of form, will be settled in Company common shares when earned or vested.

2022-2024 Performance Share Units (60% of 2022 Long-Term Incentive Grant)

The Committee grants PSUs to the NEOs to link a significant portion of compensation to the achievement of the Company’s key, long-term financial goals. Performance against these objectives can result in an NEO earning a more (or fewer) PSUs than the target number of PSUs granted to the NEO. Additionally, because all PSUs granted by the Committee in 2022 will be settled in Company common shares when earned, the value of PSUs earned by an NEO is directly affected by changes in the Company’s common share price.

In March 2022, the Committee granted PSUs to the NEOs covering a three-year performance period beginning on January 1, 2022 and concluding on December 31, 2024 (the “2022-2024 Period”).

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EXECUTIVE COMPENSATION MATTERS

For the 2022-2024 Period, the Committee established two performance measures, cumulative three-year LFCF comprising 75% of the PSU opportunity, and average Revenue (based on achievement against revenue threshold, target, and maximum objectives for each year of the 2022-2024 Period) comprising 25% of the PSU opportunity. The Committee prioritized LFCF as a component of the PSUs to drive focus on converting a high percentage of sales into cash and delivering cost savings and operational improvements. The Committee also considered shareholder feedback it previously received emphasizing the importance of cash flow generation and de-levering the balance sheet. Though a smaller component of the PSU opportunity, the Committee included a Revenue objective to ensure continued focus on growth initiatives during a time of significant change for the Company. For the avoidance of doubt, the Revenue targets for each year of the 2022-2024 Period were established by the Committee at the time the long-term performance-based incentives for the 2022-2024 Period were granted.

Due to the competitive sensitivity and the forward-looking nature of the Company-specific performance objectives for its PSUs, the Company does not disclose specific threshold, target, or maximum performance objectives for in-progress performance periods, however, the Committee views these performance objectives for the 2022-2024 Period as challenging and subject to risk.

Restricted Share Units (40% of Long-Term Incentive Grant)

RSUs provide NEOs with a direct incentive for building shareholder value remaining with the Company over the long term, while helping the NEOs establish and maintain robust share ownership positions. These awards are subject to our other compensation policies generally, such as our Clawback Policy, as discussed in “Other Compensation Policies” below.

To determine the number of RSUs granted to our NEOs each year, the Committee considers competitive market data, individual performance, potential future contributions to our business, internal equity, and management’s recommendations. An NEO generally only receives the full amount of these RSUs if he or she remains employed with the Company until all vesting periods for the RSU have completed. Individuals who have met certain age and/or service requirements are permitted to continue vesting in these awards (for individuals at age 55 with 5 years of service) or to receive a prorated payout (for individuals with an aggregate of age and service years totaling 70) upon separation from the Company. As in prior years, the Committee determined that 2022 RSU grants would vest in three equal, annual installments on the anniversary of the grant.

Completed Long-Term Incentive Grants

2020-2022 PSUS

In early 2020, the Committee granted cash-based performance awards to the NEOs for a performance period beginning on January 1, 2020 and concluding on December 31, 2022 (the “2020-2022 Period”), and established performance objectives measured against cumulative, three-year Adjusted EBITDA. The following table provides the objectives for the 2020-2022 Period performance awards at threshold, target, and maximum performance:

PERFORMANCE REQUIRED AT:

METRIC	THRESHOLD	TARGET	MAXIMUM
Cumulative Three-Year Adjusted EBITDA	$1.216 billion	$1.368 billion	$1.52 billion

Because the Company did not achieve threshold performance for this metric, no payments were made under the 2020-2022 Period cash-based performance awards.

2021 TRANSFORMATION AWARDS

The Company awarded one-time, four-year PSUs to Mr. Schmid and Mr. Rutherford in February 2021 (the “2021 Transformation PSUs”) to encourage “above-and-beyond” performance in driving the strategy of the Company. These performance unit grants are described in more detail under the heading “LONG-TERM INCENTIVES—2021 TRANSFORMATION AWARDS” in our 2021 proxy statement filed with the Securities and Exchange Commission on March 24, 2022.

Mr. Schmid’s awards were forfeited upon his departure from the Company in 2022.

For 2022, Mr. Rutherford was eligible to vest in up to 20% of the target amount of 2021 Transformation PSUs (50,798 PSUs) based on performance against two metrics, Revenue during 2022 comprised of (a) at least $158 million from banking managed services (50% of the Revenue target) and (b) $2,478 million from software and services (50% of the Revenue target), and LFCF during 2022 of at least $210 million. Achievement of each goal would result in the vesting of 25,399 PSUs (50% of the 2021 Transformation PSUs eligible to vest in 2022).

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EXECUTIVE COMPENSATION MATTERS

Because the performance objectives for these two metrics were not achieved during 2022, Mr. Rutherford did not earn any of the 2021 Transformation PSUs for 2022 and therefore 20% of the 2021 Transformation PSUs were forfeited. The following chart provides the payout history (and remaining payout potential) for the 2021 Transformation PSUs for Mr. Rutherford:

	2021	2022	2023	2024

PSUs Eligible for Vesting (% of grant)[1]	50,798 (20%)	50,798 (20%)	50,799 (20%)	101,597 (40%)

% Achievement	0%	0%

PSUs Vested (% of grant)	0 (0%)	0 (0%)

[1]

The 2021 Transformation Awards were denominated in dollar value, rather than a fixed number of PSUs. Accordingly, PSUs Eligible for Vesting vary slightly from year-to-year even if covering the same percentage of the total grant, due to rounding.

The remainder of Mr. Rutherford’s 2021 Transformation PSUs were forfeited upon his departure from the Company in February 2023.

2022 CONTINUITY AWARDS

As discussed under the heading “2022 Incentive Program Design” the Committee authorized grants of one-time Continuity Awards to select members of the executive leadership team in March 2022. The Continuity Awards were granted in the form of RSUs, vesting in three equal, annual installments on the anniversary of the grant. NEOs will forfeit unvested portions of the Continuity Awards upon a voluntary separation from the Company, even if they meet certain age and/or service requirements at the time of separation. The awards provide additional financial incentives for key executives to remain with the Company during a significant leadership transition and provide executive team continuity for the new Chief Executive Officer and the Company’s employees.

The following table details the value of the Continuity Awards granted to Messrs. Rutherford, Heyden, Caldwell, and Leiken, Dr. Näher, and Ms. Patrick:

NAME	CONTINUITY AWARD VALUE

Jeffrey L. Rutherford[1]	$1,000,000

Olaf Heyden	$1,000,000

David A. Caldwell	$1,000,000

Jonathan B. Leiken	$750,000

Dr. Ulrich Näher[2]	$1,000,000	[1]

Elizabeth Patrick[1]	$750,000

[1]

Upon their respective departure from the Company, Ms. Patrick and Mr. Rutherford received a prorated portion of their Continuity Awards pursuant to the Senior Leadership Severance Plan, but forfeited the remainder.

[2]	Dr. Näher’s Continuity Awards were forfeited upon his departure from the Company.

BENEFITS AND PERQUISITES

We provide our North America-based executives with medical, dental, and life insurance under the same programs used to provide benefits to all North America-based associates within their applicable country of residence. Our executives may buy additional life insurance coverage at their own expense. The maximum life insurance coverage that may be purchased by an executive is $1 million. Our North America-based executives’ personal benefits are not tied to individual or Company performance and changes to these benefits reflect changes to the benefits of all North America-based associates within their country of residence. Dr. Näher received and

Mr. Heyden receives certain limited fringe benefits pursuant to their service agreements, which are not tied to individual or Company performance.

Deferred Compensation

Our executives, including the NEOs, may elect to defer receipt of compensation from the annual incentive plan and performance-based shares pursuant to our Deferred Incentive Compensation Plan No. 2 (as discussed below under “Non-Qualified Deferred Compensation Plans”). The investment options for cash deferrals into the plan (cash bonuses and dividends on deferred performance shares) currently mirror

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EXECUTIVE COMPENSATION MATTERS

the investment options available in our 401(k) plan. The deferred compensation plan does not provide participants with additional pay, but merely provides a tax deferred investment vehicle. Moreover, we do not guarantee any specific rate of return to participants and we do not contribute to the return that may be earned.

Retirement

We maintain qualified and non-qualified retirement programs for our U.S. executives. Our U.S. executives, including the NEOs, participate in our defined contribution (401(k)) plan on the same terms as all U.S.-based associates. Similarly, we also maintain broad-based defined contribution plans qualified in Canada for the benefit of our Canadian employees. Mr. Schmid participated in these deferred profit sharing and retirement savings plans on the same terms as all Canadian-based associates.

Mr. Heyden and Dr. Näher participated in the Wincor Nixdorf AG Pension Scheme (the Wincor Pension Plan) during 2022 pursuant to their service agreements. The Wincor Pension Plan is a contribution-defined pension system based on a one-time payout or installment payments and governed by the rules outlined in the Wincor Nixdorf International GmbH Pension Scheme. Their service agreements in effect provide for certain annual contribution commitments of €50,000 to each of Dr. Näher and Mr. Heyden. Pursuant to Dr. Näher’s separation agreement, a final, full annual contribution commitment of €50,000 was paid in 2022.

Perquisites and Fringe Benefits

We provide our executives with limited perquisites. The Committee believes that these benefits are set at a reasonable level, are highly valued by recipients, have limited cost to the Company, are part of a competitive reward system, and help in attracting and retaining top management talent. The Committee periodically reviews our practices in this area and makes any necessary adjustments based on market trends and the cost to provide these benefits.

Perquisites received by North America-based executives include the following, the values of which differ based on an executive’s reporting level:

•	Reimbursement for financial planning services up to $16,000 for Mr. Marquez (and previously, Mr. Schmid), up to $14,000 for Mr. Rutherford and up to $10,000 for Mr. Leiken and Mr. Caldwell (and previously, Ms. Patrick);

•	The option to receive a complete annual physical exam, which helps protect in small measure the investment we make in these key individuals; and

•	Payment of annual premiums for supplemental executive disability insurance.

Contractual fringe benefits paid to Dr. Näher and Mr. Heyden under their service agreements include accident and liability insurance, health insurance, and subsidy pension insurance premiums paid by the Company, as well as lease payments on a Company car. Dr. Näher was eligible, and Mr. Heyden is eligible, to receive reimbursement for financial planning services up to $10,000.

Change In Control Protection

The Committee believes that maintaining change in control arrangements with certain executive officers is in the best interests of shareholders. These arrangements allow executive talent to objectively evaluate the merits of transactions that could result in a change in control of the Company (and potentially a loss of employment for the executive) by providing benefits in the event the executive is terminated in connection with the change in control. Nearly all of the companies with which Diebold competes for executive talent maintain some form of change in control arrangements for their executive officers.

We maintain change in control agreements with certain executive officers, including Messrs. Marquez, Rutherford, Leiken, and Caldwell. Mr. Schmid and Ms. Patrick were also party to change in control agreements while employed by the Company. Mr. Heyden’s (and previously, Dr. Näher’s) service agreement also provides for change in control termination benefits that are consistent with our existing program on the same terms as the other NEOs.

The change in control agreements provide protection if an executive is separated from employment with the Company within three years following a change in control. To receive benefits under a change in control agreement (i) the Company must undergo a change in control (as defined in the agreement) and (ii) the executive’s employment must be terminated by the Company without “cause” or the executive must resign for “good reason” (as each term is defined in the agreement) within three years following the change in control. This is commonly referred to as a “double-trigger” change in control arrangement.

The change in control agreements include the following items:

•	A change in control definition that is the same as the change in control definition in our shareholder-approved 2017 Plan and its related equity award agreements;

•	A lump sum payment equal to two times the executive’s base salary and target cash bonus;

•	Two years of continued participation in our health and welfare benefit plans;

•	A lump sum payment in an amount equal to the additional benefits the executive would have accrued under each

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qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plan for one additional year of service, provided the executive was fully vested in such pensions or plans prior to termination;

•	One-year post-termination restrictions on competition and solicitation;

•	An initial term of two years, with automatic one-year extensions each January unless either party provides three-months’ notice that the agreement should not extend;

•	An automatic three-year extension following a change in control; and

•	Forfeiture of severance (in whole or in part) to eliminate excise tax under Section 280G and 4999 of the Code, but only if it results in a better net-of-tax result for the executive.

The Committee periodically reviews our policy with respect to these change in control agreements and engages its independent compensation consultant to provide a competitive analysis of our practices. The Committee has determined that this type of agreement is still a valued component of overall compensation for purposes of attracting and retaining quality executive officers and, as such, the Committee continues to award these agreements to certain executives as it deems appropriate and consistent with business need.

Severance Protection

Our Senior Leadership Severance Plan provides benefits for executives who are involuntarily terminated without “cause” or who resign from their employment for “good reason” (as each is defined in the plan), in each case separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. The plan provides the following benefits to eligible executives upon a qualifying separation from employment:

•	A lump sum payment equal to two times (for Messrs. Marquez, Rutherford and Heyden) and one and one-half times (for the other NEOs) the sum of (a) the executive’s base salary as was effect on the date of termination and (b) the executive’s target bonus opportunity under our annual incentive plan for the year of termination;

•	Payment of the executive’s annual incentive for the year of separation, if and to the extent actually earned under our annual incentive plan and prorated for the amount of time the executive was employed during the year of separation;

•	Continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years (for Messrs. Marquez, Rutherford and Heyden) or one and one-half years (for the other NEOs), and (ii) the date such NEO receives equivalent benefit coverage from a subsequent employer;

•	Immediate vesting of outstanding unvested options and continued exercisability for a period of twelve months (or the expiration date set for the award, if earlier) following the date of separation;

•	Prorated vesting for all outstanding, unvested RSUs based upon the amount of time the executive was employed by the Company during the vesting period set for the RSUs;

•	Payment in respect of performance-based shares if and to the extent actually earned, prorated for the number of full and partial months the executive was employed by the Company during the applicable performance period and paid at the same time as such payments are made to other holders of the performance-based shares; and

•	Professional outplacement services for up to two years.

EMPLOYMENT AGREEMENTS

Historically, to attract highly qualified candidates, our practice has been to provide written offer letters to chief executive officer candidates which provide for an “at will” employment arrangement but include certain binding obligations on both the Company and the Chief Executive Officer. On February 9, 2022, we provided a written offer letter to our new President and Chief Executive Officer, Octavio Marquez. Our offer letter with Mr. Marquez is discussed in more detail under “Mr. Marquez Offer Letter” on page 64 of this proxy statement.

Dr. Näher and Mr. Heyden were each party to a service agreement with Wincor Nixdorf prior to its acquisition by the Company. As part of this business combination, each of

Dr. Näher and Mr. Heyden received a written offer letter and a new service agreement in February 2017. The Company entered into new service agreements with each of them in 2021, and Mr. Heyden’s will continue in effect until February 24, 2024. His agreement is discussed in more detail under “Service Agreement with Mr. Heyden” and in the “Potential Payments Upon Termination or Change in Control—Potential Termination Payments under Service Agreements—Mr. Heyden” sections.

Messrs. Rutherford and Ms. Patrick did not have, and Messrs. Leiken and Caldwell do not have employment agreements.

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OTHER COMPENSATION POLICIES

CLAWBACK POLICY

All our equity plans include provisions allowing us to cancel or “claw back” any shares received pursuant to the vesting of awards or the exercise of options in the event an executive has engaged in certain specified conduct that is deemed detrimental to the Company. If an executive has already received value for shares that were subject to these equity plan provisions (for example, by selling the shares received upon the vesting of an award), we retain the right to recover the amount of value received by the executive through garnishment of his or her salary or cash bonus. These rights are in addition to any other rights we may have available to us at law.

Examples of detrimental conduct that could trigger the equity plan provisions include:

•	Engaging, directly or indirectly, in any activity in competition with us, in any product, service or business activity for which the executive had any direct responsibility or direct involvement during the previous two years;

•	Soliciting one of our employees to terminate his or her employment with us;

•	Disclosing confidential, proprietary or trade secret information obtained during employment with us without prior authorization;

•	Failing to promptly disclose and assign any interest in any invention or idea conceived during the executive’s employment and related to any of our actual or anticipated business, research or development work; and

•	Engaging in any activity that results in the executive’s termination for cause, including gross neglect and any act of dishonesty constituting a felony.

In addition, the Committee maintains a separate and independent Clawback Policy which provides an additional avenue for recovering excessive performance-based incentive compensation (whether equity or cash) paid to an executive during a three-year look-back period in the event of a willful act of misconduct by the executive that resulted in an obligation on the Company to prepare a financial accounting restatement due to material noncompliance with any reporting requirement under the U.S. federal securities laws.

On October 26, 2022, the SEC adopted final rules to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), which rules direct the national securities exchanges and associations (including our own securities exchange, the New York Stock Exchange) to establish listing standards requiring each issuer to develop and implement a policy providing for the recovery, in the event of an accounting restatement, of incentive-based compensation received by current or former executive officers where the compensation was based on erroneously reported financial information. Pending the New York Stock Exchange’s adoption of updated listing standards as required by the final rules, the Company anticipates it will amend the current Clawback Policy to comply with these new requirements.

INSIDER TRADING POLICY

Under our Insider Trading Policy, each employee, officer and director of the Company is prohibited from buying or selling our securities when he or she is aware of material, non-public information about the Company, or information about other public companies which he or she learns as our employee or director. These individuals are also prohibited from providing such information to others. In addition, this policy prohibits employees, officers and directors from pledging Diebold Nixdorf shares, engaging in short sales of Diebold Nixdorf shares, and from buying or selling any derivative securities related to Diebold Nixdorf shares.

COMPANY-IMPOSED BLACK-OUT PERIODS

We impose routine black-out periods that prohibit executives, including the NEOs, from trading during a period that begins two weeks prior to the end of each quarter (or, 30 days prior to the publication of the interim or annual financial results, whichever is earlier) and extends through the second business day following the release of our quarterly earnings. These self-imposed black-out periods are consistent with corporate governance best practices and help protect both us and those subject to these black-out periods from allegations of insider trading.

SHARE OWNERSHIP GUIDELINES

The Committee believes that share ownership guidelines encourage robust share ownership by our executives, further reinforcing executive and shareholder alignment. Our executive share ownership guidelines require:

•	That our Chief Executive Officer maintain ownership of Company common shares equal in value to five times his base salary; or

•	That our NEOs other than our Chief Executive Officer maintain ownership of Company common shares equal in value to three times his or her base salary.

The Committee monitors each executive’s compliance, or progress toward compliance with, the stated guidelines annually. In determining the value of each executive’s holdings

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of Company shares, we count the value of all of an executive’s beneficially owned shares, including shares owned through our 401(k) savings plan and shares deferred pursuant to our deferred compensation program, as well as the estimated after-tax value of shares that will be received from unvested RSUs. Outstanding options and unearned performance shares are not counted towards an executive’s compliance with the share ownership guidelines. Our executives are not allowed to sell any Company shares until they have satisfied the guidelines. As of August 2022, each of the NEOs employed by the Company satisfied these guidelines or were on track to come into compliance within a reasonable period.

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EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31, 2022, 2021 and 2020, as applicable. The amounts for Messrs. Marquez and Caldwell and Ms. Patrick are only shown for the years in which they were NEOs. The amounts shown include compensation for services in all capacities that were provided to us.

2022 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY[1] ($)	BONUS ($)	STOCK AWARDS[2] ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION[3] ($)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS[4] ($)	ALL OTHER COMPENSATION[5] ($)	TOTAL ($)
OCTAVIO MARQUEZ Chair of the Board, President and Chief Executive Officer	2022	779,755	—	4,343,685	—	—	—	536,894	5,660,334
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—
JEFFREY RUTHERFORD Former Executive Vice President and Chief Financial Officer	2022	615,000	—	2,070,862	—	—	—	31,078	2,716,940
	2021	615,000	—	5,380,906	—	873,870	—	30,628	6,900,404
	2020	600,000	—	506,697	120,002	511,200	—	30,401	1,768,300

OLAF HEYDEN Executive Vice President, Chief Operating Officer	2022	551,721	—	1,942,231	—	—	5,363	101,151	2,600,466
	2021	601,426	—	1,336,694	—	692,925	54,610	102,997	2,788,652
	2020	552,939	—	338,205	80,099	471,950	78,227	104,666	1,626,086
DAVID A. CALDWELL Executive Vice President, Strategy & Corporate Development	2022	523,391	—	1,437,101	—	—	—	22,151	1,982,643
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—

JONATHAN B. LEIKEN Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	535,819	—	1,349,792	—	—	—	30,714	1,916,325
	2021	522,750	—	855,718	—	660,336	—	23,704	2,062,508
	2020	510,000	—	323,016	76,505	380,205	—	23,466	1,313,192

GERRARD B. SCHMID Former President and Chief Executive Officer	2022	219,231	—	—	—	—	—	4,072,158	4,291,389
	2021	950,000	—	22,104,207	—	3,063,679	—	51,643	26,169,529
	2020	950,000	—	1,629,598	1,543,755	1,133,160	—	55,637	5,312,150
DR. ULRICH NÄHER Former Executive Vice President, Chief Commercial Officer	2022	392,174	—	1,758,972	—	—	—	1,723,517	3,874,663
	2021	587,107	—	1,141,771	—	713,364	52,334	98,852	2,593,428
	2020	552,939	—	338,205	80,099	451,430	79,450	104,149	1,606,272

ELIZABETH PATRICK Former Executive Vice President, Chief People Officer	2022	453,392	—	1,167,464	—	—	—	1,579,097	3,199,953
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—

[1]

Earned salary amounts reported for Mr. Heyden and Dr. Näher are included in the table in U.S. dollars, but these executives receive their salaries in Euros. To convert their 2022 Euro salary amounts to U.S. dollars for the table, we used the average Euro to U.S. dollar foreign currency exchange rate for 2022 of 1.0538:1.

[2]

2022 amounts in this column represent the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718 (ASC 718), for RSUs. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The grant date values in the table and this footnote do not necessarily correspond to the actual value that will be realized by the NEOs. The grant date fair values for the RSUs are determined using the closing price of our common shares on the grant date. The grant date fair values included in the table for the performance share units, which are not market-based awards, are determined using the closing price of our common shares on the grant date. See Footnote 5 to the “2022 Grants of Plan-Based Awards Table” below for additional information on the awards and the grant date valuations.

The specific terms of these awards are discussed in more detail in “Compensation Discussion and Analysis” above.

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[3]	There were no amounts paid to any NEO under our Annual Incentive Plan for the 2022 fiscal year.

This column also reflects information about performance-based cash awards that vested during 2022 that would have potentially paid out in February 2023. The payouts of the performance-based cash awards were determined based on the achievement of specific goals calculated over the three-year period beginning on January 1, 2020 and ending on December 31, 2022. There were no amounts paid of performance-based cash awards to any NEO.

[4]

The amount shown for Mr. Heyden and Dr. Näher is the difference (to the extent positive) between the actuarial present value of pension benefits as of December 31, 2022 and the actuarial present value of pension benefits as of December 31, 2021 under the pension plans in which they participate. For Mr. Heyden and Dr. Näher, the actuarial present value is calculated based on a 4.10% discount rate and assuming that the probability is nil of termination, death, disability or retirement before normal retirement age. The increase in pension values are attributable to the additional accrued benefits.

There was no above-market or preferential interest earned by any NEO in 2022 on non-qualified deferred compensation.

[5]

The amounts reported as “All Other Compensation” for 2022 are outlined in the table below, with respect to: (a) for Mr. Schmid and Mr. Caldwell, amounts contributed for the executive by us under our broad-based Canadian Deferred Profit Sharing and Retirement Savings Plans, for Messrs. Marquez, Rutherford, Leiken and Patrick, amounts contributed for the executive by us under our 401(k) plan and any non-qualified defined contribution plan, including taxes attributable to such non-qualified defined contribution plan, for which the executive is a participant, and for Mr. Heyden and Dr. Näher, annual pension benefit contributions for the executives under the Wincor Pension Plan and the executive’s service agreement, which are reflected in the tables in U.S. dollars and were converted from their Euro amounts to U.S. dollars using the exchange rate of 1.0726:1 at December 31, 2022; (b) the maximum dollar amount of financial planning services/tax preparation assistance to which each NEO was entitled to in 2022; and (c) other amounts.

The amounts in column (c) reflects, as applicable: the value of life insurance and AD&D premiums paid for Mr. Marquez $1,560; Mr. Schmid $12,286; Mr. Rutherford $1,439; Mr. Caldwell $835; Mr. Leiken $1,254; and Ms. Patrick $1,112; the value of subsidy pension insurance premiums paid for Mr. Heyden $8,291; and Dr. Näher $6,218; the value of supplemental executive disability insurance premiums paid for Mr. Marquez $6,349; Mr. Schmid $8,794; Mr. Rutherford $6,489; Mr. Leiken $5,231; and Ms. Patrick $5,746; and accident liability insurance premiums for Mr. Heyden $613 and Dr. Näher $576. In addition, column (c) reflects the approximate value of an annual physical exam provided to Mr. Marquez $1,932; Mr. Schmid $5,083; and Mr. Leiken $3,144. For Mr. Heyden and Dr. Näher, column (c) also reflects the value of health insurance premiums paid for the NEOs (Mr. Heyden $5,412 and Dr. Näher $3,952) and the amounts provided to the NEOs related to use of a company car (Mr. Heyden $23,205 and Dr. Näher $17,404). Unless otherwise noted, for Mr. Heyden and Dr. Näher, amounts included in the table below are reported in U.S. dollars but were received in Euros. We used the average Euro to U.S. dollar foreign currency exchange rate for 2022 of 1.0538:1 for these amounts.

The amounts reported as “All Other Compensation” for 2022 for Mr. Marquez with respect to column (c) also includes $375,170 of U.S. and foreign tax reimbursements paid by the Company and $121,846 of moving expenses paid by the Company related to Mr. Marquez’s relocation from the Netherlands to the United States in connection with his promotion to Chief Executive Officer.

The amounts reported as “All Other Compensation” for 2022 for Mr. Schmid with respect to column (c) also include cash severance in the amount of $4,000,000. Mr. Schmid is also entitled to certain other future payments and benefits in connection with his separation, which are subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions under his separation agreement and therefore have not been included in his 2022 “All Other Compensation” amount. Those potential payments and benefits are described in detail in the “Payments and Benefits in Connection with Mr. Schmid’s Separation” section under “Potential Payments Upon Termination or Change in Control.”

The amounts reported as “All Other Compensation” for 2022 for Dr. Näher with respect to column (c) also include the following payments and benefits accrued in relation to his separation: cash severance in the amount of $1,486,152 (using the exchange rate of Euros to U.S. dollars of 0.99835:1 at October 4, 2022) and a cash payment in the amount of $145,585 in connection with Dr. Näher’s waiver of certain separation notice periods he would have otherwise been entitled to. Dr. Näher is also entitled to certain other future payments and benefits under his separation, which are subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions under his separation agreement and therefore have not been included in his 2022 “All Other Compensation” amount. Those potential payments and benefits are described in detail in the “Payments and Benefits in Connection with Dr. Näher’s Separation” section under “Potential Payments Upon Termination or Change in Control.”

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The amounts reported as “All Other Compensation” for 2022 for Ms. Patrick with respect to column (c) also include the following payments and benefits accrued in relation to her separation: cash severance in the amount of $1,425,264, the aggregate value as of her separation date of RSUs that vested upon her separation of $91,280, and $36,545 in accrued and unused vacation. Ms. Patrick is also entitled to certain other payments and benefits under her separation, which are subject to his compliance with non-competition, non-solicitation, and confidentiality restrictions under his separation agreement and therefore have not been included in his 2022 “All Other Compensation” amount. Those potential payments and benefits are described in detail in the “Payments and Benefits in Connection with Ms. Patrick’s Separation” section under “Potential Payments Upon Termination or Change in Control.”

	ALL OTHER COMPENSATION
NAMED EXECUTIVE OFFICER	(A)	(B)	(C)
Octavio Marquez	14,037	16,000	506,857
Jeffrey Rutherford	9,150	14,000	7,928
Olaf Heyden	53,630	10,000	37,521
David A. Caldwell	11,316	10,000	835
Jonathan B. Leiken	11,085	10,000	9,629
Gerrard B. Schmid	29,995	16,000	4,026,163
Dr. Ulrich Näher	53,630	10,000	1,659,887
Elizabeth Patrick	9,150	10,000	1,559,947

CEO PAY-RATIO DISCLOSURE

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, and the ratio of these two amounts. In calculating this ratio, we are required to identify our median employee once every three years and calculate total compensation for that employee each year.

We identified our median employee on December 1, 2022 based on the annualized base salaries of our employees. We then calculated annual total compensation for the identified employee for 2022 using the same methodology we use to calculate the total compensation of our NEOs as reported in the above 2022 Summary Compensation Table. We have calculated the annual total compensation of our median employee to be $33,037.

The annualized total compensation for Mr. Marquez, our Chief Executive Officer at fiscal year end 2022, was $5,730,579. Mr. Marquez’s total compensation was annualized by subtracting the base salary included in his 2022 Summary Compensation Table total compensation (which included a partial year of salary for his service as the Company’s Executive Vice President, Global Banking) and adding the base salary set for his role as Chief Executive Officer, $850,000, for 2022. No other adjustments to Mr. Marquez’s 2022 Summary Compensation Table total compensation were required to annualize his compensation, as his incentive compensation for 2022 was granted in contemplation of his service as President and Chief Executive Officer.

For 2022, the ratio of the total compensation of our Chief Executive Officer to the estimated median of the annual total compensation of our employees was approximately 173 to 1. We believe this pay ratio is a reasonable, good faith estimate calculated in a manner consistent with SEC rules.

Because the SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio for our Company, as other companies have offices in different countries, have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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2022 GRANTS OF PLAN-BASED AWARDS TABLE

NAME			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS[1]			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS[4] (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS[5] ($)
	GRANT DATE		THRESHOLD ($)	TARGET ($)	MAX. ($)	THRESHOLD (#)	TARGET (#)	MAX. (#)
Octavio Marquez	3/8/2022		—	—	—	—	—	—	238,664	—	—	1,737,474
	3/8/2022	[2]	—	—	—	178,998	357,996	715,992	—	—	—	2,606,211
	—		255,000	1,020,000	1,530,000	—	—	—	—	—	—	—
Jeffrey Rutherford	3/8/2022		—	—	—	—	—	—	66,051	—	—	480,851
	3/8/2022	[3]	—	—	—	—	—	—	119,332	—	—	868,737
	3/8/2022	[2]	—	—	—	49,538	99,076	198,152	—	—	—	721,273
	—		153,750	615,000	922,500	—	—	—	—	—	—	—
Olaf Heyden	3/8/2022		—	—	—	—	—	—	58,983	—	—	429,396
	3/8/2022	[3]	—	—	—	—	—	—	119,332	—	—	868,737
	3/8/2022	[2]	—	—	—	44,238	88,475	176,950	—	—	—	644,098
	—		142,210	568,841	853,262	—	—	—	—	—	—	—
David A. Caldwell	3/8/2022		—	—	—	—	—	—	31,229	—	—	227,347
	3/8/2022	[3]	—	—	—	—	—	—	119,332	—	—	868,737
	3/8/2022	[2]	—	—	—	23,422	46,843	93,686	—	—	—	341,017
	—		130,848	523,391	785,087	—	—	—	—	—	—	—
Jonathan B. Leiken	3/8/2022		—	—	—	—	—	—	38,365	—	—	279,297
	3/8/2022	[3]	—	—	—	—	—	—	89,499	—	—	651,553
	3/8/2022	[2]	—	—	—	28,774	57,547	115,094	—	—	—	418,942
	—		133,955	535,819	803,729	—	—	—	—	—	—	—
Gerrard B. Schmid			—	—	—	—	—	—	—	—	—	—
Dr. Ulrich Näher	3/8/2022		—	—	—	—	—	—	48,914	—	—	356,094
	3/8/2022	[3]	—	—	—	—	—	—	119,332	—	—	868,737
	3/8/2022	[2]	—	—	—	36,686	73,371	146,742	—	—	—	534,141
	—		134,781	539,125	808,688	—	—	—	—	—	—	—
Elizabeth Patrick	3/8/2022		—	—	—	—	—	—	28,347	—	—	206,366
	3/8/2022	[3]	—	—	—	—	—	—	89,499	—	—	651,553
	3/8/2022	[2]	—	—	—	21,260	42,520	85,040	—	—	—	309,546
	—		118,772	475,088	712,632	—	—	—	—	—	—	—

[1]

These columns present information about the potential payouts under our Annual Incentive Plan for fiscal year 2022. The actual amount paid for each NEO is reflected above in the “2022 Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. For Dr. Näher and Mr. Heyden, these amounts were converted from Euros to U.S. dollars using the exchange rate on March 8, 2022 of 1.0865:1, which was the grant date. For a more detailed description of the related performance measures for all of these cash incentive awards see above under “Compensation Discussion and Analysis.”

[2]

These are performance-based share awards granted to the NEOs during 2022 pursuant to the 2017 Plan. The payout of the performance share units will be determined based on the achievement of specific goals calculated over the three-year period beginning on January 1, 2022 and ending on December 31, 2024. The maximum award amount for the performance share units is 200% of the target amount, which will be earned only if we achieve maximum performance pursuant to the grant’s specific performance measures, and no amount is payable unless the threshold performance is met. For a more detailed description of these awards and the related performance measures, see the related descriptions above in the “Compensation Discussion and Analysis.”

2023 PROXY STATEMENT |	63

EXECUTIVE COMPENSATION MATTERS

[3]

These are one-time, multi-year RSUs granted to select members of the executive leadership team in March 2022 (the “Continuity Awards”). The Continuity Awards are independent of the annual long-term incentive awards, subject to three-year ratable vesting, without age and service provisions. In relation to their respective separations from the Company, Dr. Näher forfeited his award, and Mr. Rutherford and Ms. Patrick’s awards were adjusted on a pro-rata basis based on time of employment with the Company. For a more detailed description of the Continuity Awards, see above under “Compensation Discussion and Analysis.”

[4]	This column presents information about RSUs awarded during 2022 pursuant to the 2017 Plan. For a more detailed description of the RSUs, see above under “Compensation Discussion and Analysis.”

[5]

For RSUs, the fair value is calculated using the closing market price of the shares on the applicable grant date ($7.28), and such value reflects the total amount that we would expect to expense in our financial statements over the award’s three-year vesting period.

For the performance share units, which are not market-based awards, the fair value is calculated at target using the closing market price of the shares on the applicable grant date of $7.28.

MR. MARQUEZ OFFER LETTER

As disclosed above, Mr. Marquez became as our President and CEO on March 11, 2022. In connection with Mr. Marquez’s appointment, we entered into an offer letter, dated February 9, 2022 and effective March 11, 2022, pursuant to which Mr. Marquez will receive an annual base salary of $850,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Marquez’s severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. With respect to Mr. Marquez, “good reason” as defined in the Senior Leadership Severance Plan also includes a change in title, authority, duties or responsibilities or the assignment of any duties that are inconsistent with his position. Mr. Marquez’s previously existing Change in Control Agreement with the Company, which is consistent with our existing program, remained in place pursuant to its terms. Mr. Marquez would be entitled to receive benefits in the same manner as described in “Potential Payments Upon Termination or Change in Control—Payments Upon a Termination Following a Change in Control” of this Proxy Statement.

MR. BARNA OFFER LETTER

Mr. Barna was appointed our Executive Vice President, Chief Financial Officer as of February 28, 2023. In connection with Mr. Barna’s appointment, we entered into an offer letter, dated February 7, 2023 and effective February 28, 2023, pursuant to which Mr. Barna will receive an annual base salary of $500,000 and will be eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Barna’s severance benefits are governed by our Senior Leadership Severance Plan, which provides coverage to executives who are involuntarily terminated without cause or who terminate their employment for good reason, in each case, separate from a change in control and subject to a general release of claims and acknowledgement of the executive’s confidentiality, non-competition and other applicable obligations. Mr. Barna also entered into a Change in Control Agreement with the Company consistent with our existing arrangements for executive officers.

SERVICE AGREEMENT WITH MR. HEYDEN

Mr. Heyden is compensated pursuant to a service agreement, which he entered into on February 24, 2021 and expires on February 24, 2024. The service agreement provides the following annual compensation:

•	a fixed base salary;

•	a short-term cash incentive opportunity under our Annual Incentive Plan and long-term equity incentive opportunity;

•	certain pension benefits pursuant to the service agreement and the Wincor Nixdorf International GmbH pension directive (with yearly pension benefit contribution commitments of €50,000); and

•	certain non-performance-based fringe benefits, which include accident and liability insurance, health insurance, and directors and officers insurance premiums paid by the Company, financial planning services, and monthly car allowance.

The short-term cash incentive award under our Annual Incentive Plan is dependent on the attainment of specific targets set by us at the beginning of each fiscal year. If performance is achieved at target, Mr. Heyden receives 100% of their fixed base salary as a cash bonus. A more detailed discussion of his short-term cash incentive component is included above under the “Annual Incentive Plan” section of the “Compensation Discussion and Analysis.”

Mr. Heyden is also eligible for long-term equity incentive awards based on 175% of annual base salary. A more detailed discussion of these long-term equity incentive awards is included under the “Long Term Incentives—2022 Annual Grants” section.

Mr. Heyden is also subject to (1) a 12 month post-contractual non-competition obligation in which he will be compensated with 50% of his contractual benefits last received (without

64	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

taking into account the long-term incentive component, pension contributions, and the non-cash benefit of the company car and subject to certain offsetting payments); and (2) the non-competition obligations provided under German law and may not, among other things, without prior written approval, work for a company or a third party which is a competitor. In addition, Mr. Heyden is subject to a 12-month post-contractual non-solicitation obligation in which he may not, among other things, solicit key employees of the Company. The service agreement also provides for certain payments and benefits in the event of qualifying terminations of employment or in the event of a termination following a change in control (as defined in the service agreements), which are described in detail below under “Potential Payments Upon Termination or Change in Control—Potential Termination Payments under Service Agreements—Mr. Heyden.” Additional information regarding the Wincor Pension Plan is provided under the “German Pension Benefits” section that follows the “2022 Pension and Retirement Benefits” table below.

MR. RUTHERFORD OFFER LETTER AND SEVERANCE

Effective February 28, 2023, Jeffrey Rutherford departed from his position with the Company as Executive Vice President, Chief Financial Officer. Upon his departure, Mr. James Barna succeeded Mr. Rutherford as Executive Vice President, Chief Financial Officer. Mr. Rutherford served as Chief Financial Officer from January 4, 2019 through February 28, 2023. Prior to that, Mr. Rutherford served as our interim Chief Financial Officer since October 1, 2018. Pursuant to the terms of his offer letter, Mr. Rutherford received an annual base salary of $600,000, was eligible for annual incentive awards and long-term incentive plan awards as determined by the Company. Mr. Rutherford also was party to our standard form of Change in Control Agreement. The amounts payable and benefits pursuant to the Separation Agreement entered into at the time of his separation are described below in the “Potential Payments Upon Termination or Change in Control—Payments and Benefits in Connection with Mr. Rutherford’s Separation” section.

2023 PROXY STATEMENT |	65

EXECUTIVE COMPENSATION MATTERS

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table provides information relating to exercisable and unexercisable options awards as of December 31, 2022 for the NEOs. In addition, the following table provides information relating to grants of RSUs and performance-based awards to the NEOs that had not yet vested as of December 31, 2022. No share appreciation rights were outstanding as of December 31, 2022.

	OPTION AWARDS[1]							STOCK AWARDS

		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS							EQUITY INCENTIVE PLAN AWARDS:
NAME	GRANT DATE OF AWARD	EXERCISABLE (#)	UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2] (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[3] ($)	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[3] ($)
Octavio Marquez	2/11/2014	15,885	—	—	34.13	2/11/2024	—	—	—	—
	2/5/2015	22,735	—	—	32.33	2/5/2025	—	—	—	—
	2/3/2016	16,388	—	—	27.39	2/3/2026	—	—	—	—
	2/8/2017	37,996	—	—	26.60	2/8/2027	—	—	—	—
	2/1/2018	19,786	—	—	18.75	2/1/2028	—	—	—	—
	1/29/2019	33,843	—	—	4.08	1/29/2029	—	—	—	—
	1/30/2020	6,218	3,109	—	11.96	1/30/2030	—	—	—	—
	1/30/2020	—	—	—	—	—	6,970	9,897	—	—
	2/5/2021	—	—	—	—	—	19,430	27,591	—	—
	3/8/2022	—	—	—	—	—	238,664	338,903	—	—
	2/5/2021[4]	—	—	—	—	—	—	—	21,858	31,038
	3/8/2022[5]	—	—	—	—	—	—	—	178,998	254,177
Jeffrey Rutherford	1/29/2019	68,572	—	—	4.08	1/29/2029	—	—	—	—
	1/30/2020	12,598	6,300	—	11.96	1/30/2030	—	—	—	—
	1/30/2020	—	—	—	—	—	14,122	20,053	—	—
	2/5/2021	—	—	—	—	—	29,544	41,952	—	—
	3/8/2022	—	—	—	—	—	66,051	93,792	—	—
	3/8/2022	—	—	—	—	—	119,332	169,451	—	—
	2/5/2021[4]	—	—	—	—	—	—	—	33,237	47,197
	2/23/2021[6]	—	—	—	—	—	—	—	152,396	216,402
	3/8/2022[5]	—	—	—	—	—	—	—	49,538	70,344
Olaf Heyden	2/8/2017	49,650	—	—	26.60	2/8/2027	—	—	—	—
	2/1/2018	30,278	—	—	18.75	2/1/2028	—	—	—	—
	1/29/2019	47,407	—	—	4.08	1/29/2029	—	—	—	—
	1/30/2020	8,409	4,205	—	11.96	1/30/2030	—	—	—	—
	1/30/2020	—	—	—	—	—	9,426	13,385	—	—
	2/5/2021	—	—	—	—	—	26,152	37,136	—	—
	3/8/2022	—	—	—	—	—	58,983	83,756	—	—
	3/8/2022	—	—	—	—	—	119,332	169,451	—	—
	2/5/2021[4]	—	—	—	—	—	—	—	29,421	41,778
	3/8/2022[5]	—	—	—	—	—	—	—	44,238	62,818

66	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

	OPTION AWARDS[1]								STOCK AWARDS

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS							EQUITY INCENTIVE PLAN AWARDS:
NAME	GRANT DATE OF AWARD		EXERCISABLE (#)	UNEXERCISABLE (#)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2] (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[3] ($)	NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[3] ($)
David A. Caldwell	1/29/2019		33,929	—	—	4.08	1/29/2029	—	—	—	—
	1/30/2020		6,234	3,117	—	11.96	1/30/2030	—	—	—	—
	1/30/2020		—	—	—	—	—	6,988	9,923	—	—
	2/5/2021		—	—	—	—	—	12,994	18,451	—	—
	3/8/2022		—	—	—	—	—	31,229	44,345	—	—
	3/8/2022		—	—	—	—	—	119,332	169,451	—	—
	2/5/2021	[4]	—	—	—	—	—	—	—	14,618	20,758
	3/8/2022	[5]	—	—	—	—	—	—	—	23,422	33,259
Jonathan B. Leiken	2/5/2015		21,397	—	—	32.33	2/5/2025	—	—	—	—
	2/3/2016		24,581	—	—	27.39	2/3/2026	—	—	—	—
	2/8/2017		46,875	—	—	26.60	2/8/2027	—	—	—	—
	2/1/2018		24,517	—	—	18.75	2/1/2028	—	—	—	—
	1/29/2019		43,715	—	—	4.08	1/29/2029	—	—	—	—
	1/30/2020		8,032	4,016	—	11.96	1/30/2030	—	—	—	—
	1/30/2020		—	—	—	—	—	9,003	12,784	—	—
	2/5/2021		—	—	—	—	—	16,742	23,774	—	—
	3/8/2022		—	—	—	—	—	38,365	54,478	—	—
	3/8/2022		—	—	—	—	—	89,499	127,089	—	—
	2/5/2021	[4]	—	—	—	—	—	—	—	18,835	26,746
	3/8/2022	[5]	—	—	—	—	—	—	—	28,774	40,859
Gerrard B. Schmid	2/20/2018		192,049	—	—	15.35	6/11/2023	—	—	—	—
Dr. Ulrich Näher	2/1/2018		30,278	—	—	18.75	2/1/2028	—	—	—	—
	1/29/2019		47,407	—	—	4.08	1/29/2029	—	—	—	—
	1/30/2020		8,409	4,205	—	11.96	1/30/2030	—	—	—	—
	1/30/2020		—	—	—	—	—	9,426	13,385	—	—
	2/5/2021		—	—	—	—	—	22,339	31,721	—	—
	3/8/2022		—	—	—	—	—	48,914	69,458	—	—
	2/5/2021	[4]	—	—	—	—	—	—	—	25,131	35,686
	3/8/2022	[5]	—	—	—	—	—	—	—	36,686	52,094
Elizabeth Patrick	4/8/2019		7,965	—	—	12.01	12/1/2023	—	—	—	—
	1/30/2020		7,087	—	—	11.96	12/1/2023	—	—	—	—
	2/5/2021		—	—	—	—	—	—	—	9,233	13,111
	3/8/2022	[5]	—	—	—	—	—	—	—	7,087	10,064

[1]	All unexercisable option grants outstanding at the 2022 fiscal year-end vested on January 30, 2023.

2023 PROXY STATEMENT |	67

EXECUTIVE COMPENSATION MATTERS

[2]	This column reflects unvested RSUs granted to the NEOs as of December 31, 2022. The RSUs included in this column vest ratably over a three-year period.

[3]	The market value was calculated using the closing price of our common shares of $1.42 as of December 31, 2022.

[4]

These are performance share units granted to the NEOs that include a three-year (2021-2023) performance period. The awards are subject to performance against three-year cumulative levered FCF (75%) and three one-year revenue growth metrics (25%). The 2021-2023 performance share units are scheduled to vest and anticipated to be paid in February 2024 upon certification by the People and Compensation Committee. We have included the awards at threshold.

[5]

These are performance share units granted to the NEOs that include a three-year (2022-2024) performance period. The awards are subject to performance against three-year cumulative levered FCF (75%) and three one-year revenue growth metrics (25%). The 2022-2024 performance share units are scheduled to vest and anticipated to be paid in February 2025 upon certification by the People and Compensation Committee. We have included the awards at threshold. For a more detailed description of the related performance measures for these awards see above under “Compensation Discussion and Analysis.”

[6]

These are performance share units granted to Mr. Rutherford in February 2021 that includes a four-year (2021-2024) performance period, with potential vesting in annual increments based on achievement of performance metrics designed to increase shareholder value during such annual period. Subject to achievement at target on each of the goals, a proportionate number of performance units will vest annually in 20% tranches following the first three years, with 40% vesting following the fourth year of the performance period. No additional performance units will be earned for results in excess of target level. The amount is included at target since these awards do not include a threshold performance measure. Mr. Rutherford’s payout for the first two tranches of this award was zero.

2022 OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING[1] ($)

Octavio Marquez	—	—	39,055	338,341

Jeffrey Rutherford	—	—	74,220	645,011

Olaf Heyden	—	—	53,839	466,591

David A. Caldwell	—	—	35,912	312,452

Jonathan B. Leiken	—	—	46,270	402,572

Gerrard B. Schmid	—	—	387,015	3,285,695

Dr. Ulrich Näher	—	—	51,932	450,859

Elizabeth Patrick	—	—	60,581	218,067

[1]

The value realized is calculated by multiplying the number of common shares by the market value of the underlying securities on the vesting date. The number of shares actually received upon vesting may be less than the number shown, due to shares being withheld for the payment of applicable taxes.

68	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

2022 PENSION AND RETIREMENT BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFITS ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Octavio Marquez	—	—	—	—

Jeffrey Rutherford	—	—	—	—

Olaf Heyden	Wincor Nixdorf AG Pension Scheme	9.67	541,663[1]	—

David A. Caldwell	—	—	—	—

Jonathan B. Leiken	—	—	—	—

Gerrard B. Schmid	—	—	—	—

Dr. Ulrich Näher	Wincor Nixdorf AG Pension Scheme	8.00	408,661[1]	—

Elizabeth Patrick	—	—	—	—

[1]

For Mr. Heyden and Dr. Näher, the present value of accumulated benefits is a single-sum value, as of December 31, 2022, based on projected benefits earned through age 63, assuming a discount rate of 4.10% and further assuming there is no probability of termination, retirement, death, or disability before normal retirement age. The present value of accumulated benefits for Mr. Heyden and Dr. Näher is €505,000 and €381,000, respectively. The dollar amounts presented in the table were calculated using the Euro to U.S. dollar foreign currency exchange rate on December 31, 2022 of 1.0726:1.

GERMAN PENSION BENEFITS

Dr. Näher participated and Mr. Heyden participates in the Wincor Pension Plan pursuant to their service agreements. The Wincor Pension Plan is a contribution-defined pension system and is based on a one-time payout or up to 10 annual installment payments. They are entitled to the pension payments when reaching the age of 60. If the executive continues to hold a position on the Wincor Nixdorf management board, the actual pensions and/or one-time payout benefits will be higher than those presented in the table, particularly as a result of future financing contributions. The amounts credited to the pension accounts bear interest at 3.5% per year.

2022 NON-QUALIFIED DEFERRED COMPENSATION

NAME	EXECUTIVE CONTRIBUTIONS IN 2022[1] ($)	REGISTRANT CONTRIBUTIONS IN 2022[2] ($)	AGGREGATE EARNINGS (LOSSES) IN 2022[3] ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AS OF DECEMBER 31, 2022[4] ($)

Octavio Marquez	14,616	4,887	(114,927)	—	499,610

Jeffrey Rutherford	—	—	—	—	—

Olaf Heyden	—	—	—	—	—

David A. Caldwell	—	—	—	—	—

Jonathan B. Leiken	5,329	1,922	(18,169)	—	112,854

Gerrard B. Schmid	—	—	—	—	—

Dr. Ulrich Näher	—	—	—	—	—

Elizabeth Patrick	—	—	—	—	—

[1]	This amount (if any) is included in the “2022 Summary Compensation Table.”

[2]

This amount (if any) is included in the “All Other Compensation” column of the “2022 Summary Compensation Table” and includes amounts (if any) contributed in 2022 for the 2022 plan year under the 401(k) Restoration SERP.

[3]

This amount represents aggregate earnings on executive and registrant contributions. This amount is not reflected in the “2022 Summary Compensation Table,” as it is not considered preferential or above-market earnings on deferred compensation.

2023 PROXY STATEMENT |	69

EXECUTIVE COMPENSATION MATTERS

[4]

This column reflects the balance of all contributions and the aggregate earnings (or losses) on such contributions. No portion of this amount is reflected in the “2022 Summary Compensation Table”, except current-year Registrant Contributions and Executive Contributions, respectively, if any. Of these balances, $47,829 was reported for Mr. Leiken as executive and registrant contributions in summary compensation tables in prior year proxy statements.

NON-QUALIFIED DEFERRED COMPENSATION PLANS

DEFERRED INCENTIVE COMPENSATION PLAN NO. 2

Pursuant to our 1992 Deferred Incentive Compensation Plan, certain executives, including the NEOs, were able to defer cash bonuses received under our Annual Incentive Plan and performance-based share awards earned under the 1991 Plan; however, none of the NEOs were participants in this Deferred Incentive Compensation Plan during 2022. The 1992 Deferred Incentive Compensation Plan was frozen effective December 31, 2004. and closed the plan to future deferrals.

Effective January 1, 2005, the Board approved the Deferred Incentive Compensation Plan No. 2, which is substantially similar to the 1992 Deferred Incentive Compensation Plan in all material respects but was designed to be administered in accordance with Section 409A of the Internal Revenue Code.

Under the Deferred Incentive Compensation Plan No. 2, an executive may defer all or a portion of his or her annual cash bonus or performance-based compensation payable in common shares. Deferral elections for cash bonuses must be made prior to the end of the year preceding the year in which such bonuses would be earned (and payable in the following year). Deferral elections for performance-based shares must be made at least six months prior to the end of the three-year performance period specified in the grant.

Deferrals performance-based compensation payable in common shares are treated as a line-item in the executive’s deferred account with us; however, the earnings on the performance shares (dividends and interest) are invested in the same manner as deferrals of cash compensation. Executives may invest such cash deferrals in any funds available under our 401(k) plan, except the Northern Trust, Invesco Stable Value Fund and Diebold Inc. Stock Fund. The table below shows the funds available under the deferred compensation plans and their annual rate of return for the year ended December 31, 2022, as reported by Merrill Lynch.

MERRILL LYNCH FUNDS

NAME OF FUND	RATE OF RETURN	NAME OF FUND	RATE OF RETURN

FEDERATED HERMES INTERNATIONAL IS	-8.83%	VANGUARD 2020 INSTL TARGET RET	-14.15%

INVESCO DEVELOPING MKTS FD Y	-24.97%	VANGUARD 2025 INSTL TARGET RET	-15.55%

INVESCO DIVERSIFIED DIV CL R5	-1.38%	VANGUARD 2030 INSTL TARGET RET	-16.27%

JANUS HENDERSON TRITON FUND I	-23.63%	VANGUARD 2035 INSTL TARGET RET	-16.62%

JOHN HANCOCK DISCIPLINED	-7.05%	VANGUARD 2040 INSTL TARGET RET	-16.98%

LOOMIS SAYLES SMALL CAP VALUE	-11.54%	VANGUARD 2045 INSTL TARGET RET	-17.36%

T ROWE PRICE BLUE CHP GRTH INV	-38.60%	VANGUARD 2050 INSTL TARGET RET	-17.46%

VANGUARD INSTITUTIONAL INDEX	-18.14%	VANGUARD 2055 INSTL TARGET RET	-17.46%

VANGUARD MID CAP INDEX FUND	-18.71%	VANGUARD 2060 INSTL TARGET RET	-17.46%

VANGUARD PRIMECAP FUND	-15.09%	VANGUARD 2065 INSTL TARGET RET	-17.39%

LOOMIS SAYLES BOND FD	-12.49%	VANGUARD TARGET INCOME RET	-12.74%

VANGUARD TOTAL BOND MKT	-13.15%	BLACKROCK LIQUIDITY FD T INSTL	1.52%

AMERICAN BALANCED FUND R5	-11.86%

Executives intending to defer compensation under the Deferred Incentive Compensation Plan No. 2 are required to select their period of deferral, method and timing of payment at the time of making their deferral elections. Executives may elect to defer their payments until a specified date or until the date they cease to be an associate of the Company. Further, the executives may elect to receive their distribution either as a lump sum or in approximately equal quarterly installments, not to exceed 40 installments. None of the NEOs were participants in the Deferred Incentive Compensation Plan No. 2 in 2022.

70	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

401(K) RESTORATION SERP

The 401(k) Restoration SERP is designed to replace lost retirement benefits for NEOs whose contributions are subject to annual compensation limits under the Internal Revenue Code. Benefits under this plan are determined exactly as in our 401(k) Plan except that compensation limits are ignored. NEOs are permitted to defer additional compensation under this plan once the Internal Revenue Code limits have been exceeded and we provide a matching contribution at the same rate as under the 401(k) Plan. Both the salary deferrals and our matching contributions may be invested in any funds available under our Deferred Incentive Compensation Plan No. 2. Mr. Marquez and Mr. Leiken have participated in the 401(k) Restoration SERP during 2022.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The amount of compensation payable to each NEO upon voluntary or involuntary termination (with and without cause), retirement, death, disability or in the event of a change in control (with and without termination) is described qualitatively in the following narrative and is shown quantitatively in the tables below. The amounts shown assume that such termination or change in control was effective as of December 31, 2022, include amounts earned through such date, and are estimates of the amounts that would be paid out to the executives upon his termination or change in control. As Mr. Schmid, Dr. Näher and Ms. Patrick’s respective separations from the Company occurred prior to December 31, 2022, they are not included in the tables below. Although Mr. Rutherford departed from his role with the Company effective February 28, 2023, because his separation from the Company occurred after December 31, 2022, his potential payments and benefits are provided in the tables below.

The actual amounts to be paid out can only be determined at the time of each NEO’s separation. Messrs. Marquez, Leiken and Caldwell participate in our Senior Leadership Severance Plan. Prior to his separation from the Company, Mr. Rutherford also participated in our Senior Leadership Severance Plan. Mr. Heyden has an employment agreement, and his rights upon termination are set forth in that agreement. The employment agreement for Mr. Heyden is structured in a different manner from the other NEOs with respect to termination payments, and so we have summarized his rights to payments separately, immediately following the discussion of the other NEOs that follows. Our common share price as of December 31, 2022 was $1.42.

PAYMENTS AND BENEFITS IN CONNECTION WITH MR. SCHMID’S SEPARATION

Mr. Schmid stepped down from his position as President and CEO on March 11, 2022 and served the Company in an advisory capacity until his departure on June 11, 2022. In connection with his separation, which was determined to be without cause, and subject to compliance with non-competition, non-solicitation, and confidentiality obligations, Mr. Schmid received the following:

•	a separation and transition payment in the amount of $4,000,000 (paid in three equal parts on or before March 31, 2022, June 30, 2022, and September 30, 2022);

•	the continued ability to participate, at his own expense, in the Company’s health and hospitalization insurance program under COBRA for a period of 18 months;

•	during the advisory period but ending when Mr. Schmid’s term as a director expired at the 2022 Annual Meeting of Shareholders, any time-vesting and performance-vesting equity awards outstanding as of March 11, 2022, would remain eligible to vest in accordance with their terms without regard to continued employment; and

•	while Mr. Schmid was still serving as our President and Chief Executive Officer until March 11, 2022, he received his current base salary and a bonus payment calculated under the 2021 Annual Incentive Plan based on actual performance, and was eligible to receive a prorated bonus payment, from January 1, 2022 through March 11, 2022, calculated under the 2022 Annual Incentive Plan based on actual performance and payable in 2023 at the time the Company’s executives receive their bonus payments.

PAYMENTS AND BENEFITS IN CONNECTION WITH MR. RUTHERFORD’S SEPARATION

Effective February 28, 2023, Mr. Rutherford departed from his position with the Company as Executive Vice President, Chief Financial Officer. In connection with his separation, which was determined to be without cause, and subject to compliance with non-competition, non-solicitation, and confidentiality obligations, Mr. Rutherford received the following:

•	a separation and transition payment in the amount of $2,460,000, which represents two times his base salary and target bonus opportunity under our 2023 Annual Incentive Plan;

•	a payment in the amount of $47,307 in accrued and unused vacation;

•	the 2023 annual incentive payments that would have been payable to him for the 2023 calendar year based on actual performance if he had remained employed through the end of such calendar year, adjusted on a pro rata basis based on the number of days Mr. Rutherford was actually employed during the 2023 plan year;

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•	all outstanding vested options remain exercisable for a period of 12 months;

•	adjustment of any long-term incentive plan awards on a pro-rata basis and removal of all restrictions on any unvested restricted shares and unvested restricted share units on a pro-rata basis based on the number of months Mr. Rutherford was actually employed during the restricted period;

•	continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years, and (ii) the date he receives equivalent coverage from a subsequent employer; and

•	certain other immaterial benefits including outplacement assistance.

PAYMENTS AND BENEFITS IN CONNECTION WITH DR. NÄHER’S SEPARATION

Dr. Näher departed from his position as Executive Vice President, Chief Commercial Officer on September 30, 2022. In connection with his separation, which was determined to be without cause, and subject to compliance with non-competition, non-solicitation, and confidentiality obligations, Dr. Näher received the following:

•	a separation and transition payment in the amount of $1,486,152 (using the exchange rate of Euros to U.S. dollars of .99835:1 at October 4, 2022), which represents one and one-half times his base salary and target bonus opportunity under our 2022 Annual Incentive Plan;

•	the actual annual incentive or long-term incentive payments that would have been payable to him as if he completed a full year of service for 2022, however, the Continuity Award Dr. Näher received in March 2022 comprising 119,332 restricted share units, which was to be paid out in three annual tranches, was canceled;

•	a cash payment equal to $145,585 in exchange for Dr. Näher’s agreement to waive the notice period provided in his service agreement and other related commitments thereunder; and

•	certain other immaterial benefits including tax advisory expenses for tax years 2021 and 2022 and outplacement assistance.

PAYMENTS AND BENEFITS IN CONNECTION WITH MS. PATRICK’S SEPARATION

Ms. Patrick departed from her position as Executive Vice President, Chief People Officer on December 1, 2022. In connection with her separation, which was determined to be without cause, and subject to compliance with non-competition, non-solicitation, and confidentiality obligations, Ms. Patrick received the following:

•	a separation and transition payment in the amount of $1,425,264, which represents one and one-half times her base salary and target bonus opportunity under our 2022 Annual Incentive Plan;

•	a payment in the amount of $36,545 in accrued and unused vacation;

•	a payment in the amount of $750,000 paid on or before January 31, 2023, provided Ms. Patrick was not in material breach of any of the terms of her separation agreement;

•	the annual incentive payments that would have been payable to her for the calendar year based on actual performance if she had remained employed through the end of such calendar year, adjusted on a pro rata basis based on the number of days Ms. Patrick was actually employed during the bonus plan year;

•	all outstanding vested options remain exercisable for a period of 12 months;

•	adjustment of any long-term incentive plan awards on a pro-rata basis and removal of all restrictions on any unvested restricted shares and unvested restricted share units on a pro-rata basis based on the number of months Ms. Patrick was actually employed during the restricted period;

•	continued participation in all of our employee health and welfare benefit plans for the shorter of (i) seventy-eight weeks, and (ii) the date she receives equivalent coverage from a subsequent employer; and

•	certain other immaterial benefits including outplacement assistance.

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PAYMENTS MADE UPON TERMINATION—MESSRS. MARQUEZ, RUTHERFORD, CALDWELL AND LEIKEN

VOLUNTARY WITHOUT GOOD REASON OR INVOLUNTARY WITH CAUSE

Whether a NEO’s employment terminates voluntarily without “good reason” or terminates involuntarily with “cause” (as those terms may be defined in various agreements), the NEO is generally only entitled to base salary earned through the date of termination, along with any deferred compensation earnings payable upon separation from service and any benefits that have accrued under any SERP or 401(k) plan (except that no employer-paid SERP benefits are payable in the event of involuntary termination with cause). If termination is involuntary with cause, only the portion of the 401(k) Restoration SERP benefit derived from employee contributions and qualified defined benefit plan vested benefit are payable to the NEOs. The 401(k) Restoration SERP balances are not payable until the NEO attains age 55.

INVOLUNTARY WITHOUT CAUSE OR VOLUNTARY WITH GOOD REASON

If a NEO is involuntarily terminated without cause, he is entitled to the following (subject to a general release of claims and acknowledgment of the executive’s confidentiality, non-competition and other applicable obligations):

•	a lump sum payment equal to two times (for Mr. Marquez and Mr. Rutherford) and one and one-half times (for Mr. Leiken and Mr. Caldwell) base salary in effect on the date of termination and target bonus opportunity under our Annual Incentive Plan in the year of termination;

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;

•	continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years (for Mr. Marquez and Mr. Rutherford) or one and one-half years (for Mr. Leiken and Mr. Caldwell), and (ii) the date such NEO receives equivalent coverage from a subsequent employer;

•	all outstanding unvested options immediately vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration) following the date of termination;

•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the RSUs;

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and
•	professional outplacement services for up to two years.

The 401(k) Restoration SERP does not provide any additional benefits upon an involuntary termination. The NEO is only entitled to a SERP benefit if he otherwise qualifies for a normal, early or deferred vested SERP benefit at termination.

For Mr. Leiken, the nonqualified defined contribution plan values shown reflect the vested balances in the 401(k) Restoration SERP.

For all applicable NEOs, we have included the value of their vested nonqualified defined contribution balances, footnoting that these amounts are not payable until the NEO attains age 55.

Pursuant to the Senior Leadership Severance Plan, if a NEO terminates his employment due to the occurrence of any of the following events without his consent and following our right to cure, each of which constitute the basis for “good reason,” he will be entitled to receive the payments and benefits discussed immediately above:

•	a material reduction in the amount of the executive’s then-current base salary or target annual bonus;

•	a requirement that the executive change his principal location of work to a location that is in excess of 50 miles from his current location of work;

•	our failure to obtain in writing the obligation to perform or be bound by the terms of the Senior Leadership Severance Plan by any successor company or any purchaser of all or substantially all of our assets; or

•	any material breach by us of the terms and conditions of the Senior Leadership Severance Plan.

PAYMENTS MADE UPON RETIREMENT

Generally, in the event of the retirement of a NEO at or after the earliest voluntary retirement age, in addition to the benefits identified above under “Voluntary Without Good Reason or Involuntary With Cause,” he is entitled to the following:

•	all outstanding unvested options and RSUs granted prior to 2017 immediately vest if the NEO had attained the age of 65 and completed five or more years of continuous employment;

•	all outstanding unvested options and RSUs granted in and after 2017 will continue to vest in the normal course if the NEO had attained the age of 55 and completed five or more years of continuous employment;

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•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the RSUs, if the sum of the NEO’s age and years of continuous employment equals or exceeds 70; and

•	performance-based share amounts for awards in or after 2017 if the NEO had attained the age of 55 and completed five or more years of continuous employment with the corporation, with the extent to which such awards are earned determined as if the NEO’s employment had not terminated.

The amount shown for Mr. Leiken also includes the value of his vested nonqualified defined contribution balance in the 401(k) Restoration SERP. Retirement eligibility is age 55 under the 401(k) Restoration SERP.

PAYMENTS MADE UPON DEATH OR DISABILITY

In the event of the death of a NEO, the NEO or his estate or beneficiaries receives:

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and (i) target performance for Mr. Marquez or (ii) actual full-year performance results for Messrs. Rutherford, Caldwell and Leiken;

•	all outstanding unvested options vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration);

•	all outstanding RSUs vest;

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and

•	benefits under our group term life insurance plan or any supplemental life insurance plan, as applicable.

If a NEO has a termination from employment for disability that is a “separation from service,” as that term is defined in Section 409A of the Internal Revenue Code, the NEO has the right to receive the same benefits as if he were terminated without cause, as listed above.

The 401(k) Restoration SERP pays a death benefit equal to the executive’s plan account if the executive had three years of service.

For both the death and disability scenarios, for all NEOs, we have included the value of their vested nonqualified defined contribution balances which are payable immediately.

PAYMENTS UPON A TERMINATION FOLLOWING A CHANGE IN CONTROL

Pursuant to the change in control agreements described previously, following a change in control, the term of employment for each NEO will extend until at least the third anniversary of the change in control. If, within that time period, an NEO’s employment is terminated without cause or if the NEO terminates his employment for good reason, the NEO is entitled to the following benefits:

•	unpaid base salary and accrued vacation pay and unreimbursed business expenses;

•	a lump sum payment equal to two times base salary and target cash bonus;

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results (or the greater of 100% of target or the actual level of achievement for Mr. Marquez);

•	two years of continued participation in our employee health and welfare benefit plans; and

•	a lump sum payment in an amount equal to the additional benefits the NEO would have accrued under each qualified or nonqualified pension, profit sharing, deferred compensation or supplemental plan for one additional year of service, provided the NEO was fully vested prior to termination.

Pursuant to the terms of the applicable equity compensation agreements, if, following the change in control, the NEO is terminated without cause or he terminates employment for good reason, the NEO is entitled to the following benefits:

•	all outstanding unvested options immediately vest;

•	all outstanding RSUs immediately vest and become nonforfeitable; and

•	unearned and nonforfeited performance-based shares become nonforfeitable at 100% of target (or the greater of 100% of target or the actual level of achievement for Mr. Marquez).

For all of these agreements, a change in control is deemed to occur upon any of the following events (subject to limited exceptions described in such agreements):

•	acquisition by any individual, group or entity of beneficial ownership of 30% or more of our outstanding shares;

•

the incumbent board ceases, for any reason other than death or disability, to constitute at least a majority of the Board, with any individual whose nomination and election was approved by at least a majority vote of the incumbent

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directors considered as though a member of the incumbent board, and excluding for these purposes any individual whose initial assumption of office occurs as a result of an actual or threatened election contest;

•	a reorganization, merger, consolidation or sale of all or substantially all of our assets; or

•	approval by our shareholders of a complete liquidation or dissolution.

Further, for purposes of the equity compensation agreements and the change in control agreements, a voluntary termination by a NEO upon a change in control will be deemed for good reason upon the occurrence of any of the following events:

•	failure to elect, re-elect or otherwise maintain the NEO in the offices or positions held prior to the change in control;

•	a material reduction in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position held by the NEO, or a reduction in aggregate compensation or employee benefit plans;

•	we liquidate, dissolve, merge, consolidate or reorganize or transfer all or a significant portion of our business or assets, unless the successor has assumed all duties and obligations of the change in control agreements;

•	we relocate and require the NEO to change his principal location of work to any location which is in excess of 50 miles from his previous location of work, or requires the NEO to travel significantly more than was previously required; or
•	any material breach of the agreement.

For purposes of calculating the retirement benefits payable when a change in control occurs with termination, each NEO actively employed as of December 31, 2022 may be entitled to the following:

•	If participating in the 401(k) Restoration SERP, a benefit equal to one additional year of employer match, the amount of which is contributed to the 401(k) Restoration SERP; and

•	401(k) Restoration which includes immediate vesting under the 401(k) Restoration SERP.

For the 401(k) Restoration SERP, the change in control trigger provides for the immediate vesting of all defined contribution balances, as well as an additional year of employer match (if any). These balances are not payable to the NEO until he has attained at least age 55 under the terms of the nonqualified defined contribution plans.

EFFECT OF SECTION 409A ON TIMING OF PAYMENTS

With respect to any severance amounts payable to our executives, any amounts that are not exempt from Section 409A of the Internal Revenue Code will be subject to the required six-month delay in payment after termination of service, provided that the executive is deemed a “specified employee” for purposes of Section 409A at the time of termination of service.

POTENTIAL TERMINATION PAYMENTS UNDER SERVICE AGREEMENTS—MR. HEYDEN

Mr. Heyden’s existing service agreement governs payments made upon death, disability, retirement, termination, or certain change in control terminations. He is also eligible for certain benefits under the Wincor Nixdorf pension plan should his service terminate.

VOLUNTARY WITHOUT GOOD REASON OR INVOLUNTARY WITH CAUSE

If the service agreement is terminated by the Company for cause, Mr. Heyden is generally entitled to base salary earned through the date of termination, along with any amounts provided under the Wincor Pension Plan. If Mr. Heyden voluntarily resigns without good reason, he is generally entitled to base salary through the date of termination, along with amounts provided under the Wincor Pension Plan and may be entitled to certain benefits related to age and service conditions. See “Payments Made Upon Retirement” below.

INVOLUNTARY WITHOUT CAUSE OR VOLUNTARY WITH GOOD REASON

Mr. Heyden participates in our Senior Leadership Severance Plan. If Mr. Heyden is involuntarily terminated without cause or he voluntarily terminates his employment for cause or for good reason (as defined in the applicable service and award agreements), he is entitled to the following, in addition to payments under his pension (subject to a general release of claims and acknowledgment of the executive’s confidentiality, non-competition and other applicable obligations):

•	a lump sum payment equal to two times base salary in effect on the date of termination and target bonus opportunity under our Annual Incentive Plan in the year of termination;

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;

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•	continued participation in all of our employee health and welfare benefit plans for the shorter of (i) two years, and (ii) the date he receives equivalent coverage from a subsequent employer;

•	all outstanding unvested options immediately vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration) following the date of termination;

•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination relative to the vesting period of the RSUs;

•	pro-rata performance-based share amounts based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others; and

•	professional outplacement services for up to two years.

PAYMENTS MADE UPON RETIREMENT

Upon retirement, Mr. Heyden will receive certain benefits under the Wincor Pension Plan pursuant to his service agreement as discussed above in the “Benefits and Perquisites” section. Mr. Heyden is entitled to the pension payments upon reaching the age of 60. In the event of retirement, Mr. Heyden is also entitled to the following:

•	all outstanding unvested options and RSUs granted in or after 2017 continue to vest in the normal course if has attained the age of 55 and has completed five or more years of continuous employment with the Company;

•	all outstanding RSUs vest pro-rata based upon the time employed in the year of termination, relative to the vesting period of the RSUs, if the sum of his age and years of continuous employment with the Company equals or exceeds 70;

•	pro-rata performance-based share amounts based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are paid to others if the sum of his age plus years of continuous employment with the Company equals or exceeds 70; and

•	performance-based share amounts for awards in or after 2017 if he had attained the age of 55 and completed five or more years of continuous employment with the Company, with the extent to which such awards are earned determined as if his employment had not terminated.

PAYMENTS MADE UPON DEATH

In the event of death, certain beneficiaries of Mr. Heyden are entitled to continued payment of his base salary for six months and certain payments under the Wincor Pension Scheme. He is also entitled to the following:

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;

•	all outstanding unvested options vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration);

•	all outstanding RSUs vest; and

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others.

PAYMENTS MADE UPON DISABILITY

Should Mr. Heyden become unable to work due to disability, he is entitled to receive his base salary for a period of up to 12 months or when he leaves the Company. After 12 months, the Company may terminate his service agreement and he will receive pension benefits, even if he has not reached the age of 60. Mr. Heyden is also entitled to the following:

•	a lump sum pro-rata payment of the bonus under our Annual Incentive Plan, based upon the time employed in the year of termination and actual full-year performance results;

•	all outstanding unvested options vest and remain exercisable for a period of 12 months (or the earlier scheduled expiration);

•	all outstanding RSUs vest; and

•	pro-rata performance-based share amounts, based upon the time employed in the year of termination relative to the performance period, to the extent such awards are earned, payable when such awards are generally paid to others.

PAYMENTS UPON A TERMINATION FOLLOWING A CHANGE IN CONTROL

Mr. Heyden receives change in control termination benefits that are consistent with our existing program on the same terms as the other NEOs, which are described above and further discussed under “Potential Payments Upon Termination or Change in Control—Payments Made Upon Termination—Messrs. Marquez, Rutherford, Caldwell and Leiken—Payments Upon A Termination Following A Change In Control.”

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POST-TERMINATION PAYMENTS TABLES

Because Mr. Schmid, Dr. Näher and Ms. Patrick departed from the Company prior to December 31, 2022, they are not included in the tables below. Although Mr. Rutherford departed from his role with the Company effective February 28, 2023, because he was a named executive officer on December 31, 2022, his potential payments and benefits are required to be provided below.

The payments and benefits that Messrs. Rutherford, Schmid, Dr. Näher and Ms. Patrick were actually entitled to receive in connection with their respective separations are described on page 71 of this Proxy Statement under the heading “Potential Payments Upon Termination or Change in Control.”

NAME	VOLUNTARY W/O GOOD REASON ($)	INVOLUNTARY W/CAUSE ($)	INVOLUNTARY W/O CAUSE OR VOLUNTARY W/GOOD REASON ($)	RETIREMENT ($)	DEATH ($)	DISABILITY ($)	CHANGE IN CONTROL W/ TERMINATION ($)
Octavio Marquez
Salary/Bonus	—	—	3,740,000	—	1,020,000	1,020,000	4,760,000
Stock options	—	—	—	—	—	—	—
Performance-based awards[1]	—	—	506,960	—	506,960	506,960	866,555
RSUs	—	—	119,260	—	376,391	376,391	376,391
Pension Plans and SERP Benefits[2]	499,610	373,883	499,610	499,610	499,610	499,610	499,610
Other Benefits[3]	—	—	50,190	—	—	—	35,190
Total:	499,610	373,883	4,916,020	499,610	2,402,961	2,402,961	6,537,746	[4]
Jeffrey Rutherford
Salary/Bonus	—	—	2,460,000	—	—	—	2,460,000
Stock options	—	—	—	—	—	—	—
Performance-based awards[1]	—	—	890,159	—	890,159	890,159	1,195,750
RSUs	—	—	117,669	—	325,250	325,250	325,250
Pension Plans and SERP Benefits[2]	—	—	—	—	—	—	—
Other Benefits[3]	—	—	49,260	—	—	—	34,260
Total:	—	—	3,517,088	—	1,215,409	1,215,409	4,015,259	[4]
David A. Caldwell
Salary/Bonus	—	—	1,570,173	—	—	—	2,093,564
Stock options	—	—	—	—	—	—	—
Performance-based awards[1]	—	—	346,724	—	346,724	346,724	404,907
RSUs	—	—	79,437	—	242,025	242,025	242,025
Pension Plans and SERP Benefits[2]	—	—	—	—	—	—	—
Other Benefits[3]	—	—	16,085	—	—	—	1,447
Total:	—	—	2,012,419	—	588,749	588,749	2,741,943	[4]
Jonathan B. Leiken
Salary/Bonus	—	—	1,607,457	—	—	—	2,143,276
Stock options	—	—	—	—	—	—	—
Performance-based awards[1]	—	—	445,399	—	445,399	445,399	517,707
RSUs	—	—	76,869	—	218,125	218,125	218,125
Pension Plans and SERP Benefits[2]	112,854	82,930	112,854	112,854	112,854	112,854	112,854
Other Benefits[3]	—	—	40,450	—	—	—	33,933
Total:	112,854	82,930	2,283,029	112,854	776,378	776,378	3,025,895	[4]

[1]

For all outstanding performance-based awards, we have assumed that the payouts of the awards will be made at target levels. In reality, the payouts may be lower or higher depending upon the actual level of performance achieved in the future.

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EXECUTIVE COMPENSATION MATTERS

[2]

The Pension Plans and SERP Benefits amount represents the total value to the NEO under our defined benefit and defined contribution plans, excluding the Qualified 401(k) Plan and our broad-based Canadian RRSP and DPSP Plans. For Mr. Marquez and Mr. Leiken, the values include the vested balance in the 401(k) Restoration SERP. This balance is payable when the participant turns age 55 or their current age if older than 55.

[3]

“Other Benefits” includes, as applicable, the total value of any other contributions by us on behalf of the NEO for health and welfare benefit plans and outplacement services, which the NEO was eligible to receive as of December 31, 2022.

[4]

These payments would be subject (in whole or in part) to an excise tax imposed by Section 280G of the Code. In accordance with the NEO’s change in control or employment agreement, we will reduce certain of these payments to the extent necessary so that no portion of the total payment is subject to the excise tax, but only if this results in a better net-of-tax result for the NEO. The calculations in this table do not reflect any such reduction or adjustment.

As discussed above, Mr. Heyden’s service agreement governs his severance payments. Amounts presented in the table below assume a hypothetical termination event as of December 31, 2022. All amounts were converted from Euros to U.S. dollars using the exchange rate on December 31, 2022, which was 1.0726:1.

NAME	VOLUNTARY W/O GOOD REASON ($)		INVOLUNTARY W/CAUSE ($)	INVOLUNTARY W/O CAUSE OR VOLUNTARY W/GOOD REASON ($)		RETIREMENT ($)		DEATH ($)		DISABILITY ($)		CHANGE IN CONTROL W/ TERMINATION ($)
Olaf Heyden
Severance	—		—	2,241,124		—		275,861		551,721		2,241,124
Stock options	—		—	—		—		—		—		—
Performance-based awards[1]	609,673	[4]	—	609,673	[4]	609,673	[4]	609,673	[4]	609,673	[4]	609,673
RSUs	303,728	[4]	—	303,728	[4]	303,728	[4]	303,728		303,728		303,728
Pension Plan Benefits[2]	408,661		408,661	408,661		408,661		408,661		408,661		408,661
Other Benefits[3]	—		—	42,406		—		—		—		27,406
Total:	1,322,062		408,661	3,605,592		1,322,062		1,597,923		1,873,783		3,590,592	[5]

[1]

For all outstanding performance-based awards, we have assumed that the payouts of the awards will be made at target levels. In reality, the payouts may be lower or higher depending upon the actual level of performance achieved in the future.

[2]

The Pension Plan Benefits amount represents the total value to Mr. Heyden under the Wincor Nixdorf AG Pension Scheme. The assumptions used to calculate the value are consistent with those described above under “2022 Pension and Retirement Benefits.”

[3]

“Other Benefits” includes, as applicable, the total value of any other contributions by us on behalf of the NEO for health and welfare benefit plans and outplacement services, which the NEO was eligible to receive as of December 31, 2022.

[4]	Includes awards granted under the 2017 Plan that continue to vest since Mr. Heyden has attained the of age 55 and 5 years of continued service with the Company as of December 31, 2022.

[5]

These payments would be subject (in whole or in part) to an excise tax imposed by Section 280G of the Code. In accordance with the NEO’s change in control or employment agreement, we will reduce certain of these payments to the extent necessary so that no portion of the total payment is subject to the excise tax, but only if this results in a better net-of-tax result for the NEO. The calculations in this table do not reflect any such reduction or adjustment.

78	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

2
022
 PAY-VERSUS-PERFORMANCE

FISCAL YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO #1 1	COMPENSATION ACTUALLY PAID TO PEO #1 1,2	SUMMARY COMPENSATION TABLE TOTAL FOR PEO #2 1,2	COMPENSATION ACTUALLY PAID TO PEO #2 2	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS 3	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS 2,3	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME ($ IN MM)	NON-GAAP OP 5 ($ IN MM)
							COMPANY TSR	PEER GROUP TSR 4

2022	$5,660,334	$1,604,309	$4,291,389	$(9,050,186)	$2,715,165	$698,389	$13.45	$117.81	$(581.4)	$197.50
2021	—	—	$26,169,529	$16,042,728	$3,586,248	$1,842,238	$85.70	$137.76	$(78.80)	$332.70
2020	—	—	$5,312,150	$4,760,010	$1,648,091	$1,542,660	$100.95	$111.81	$(269.10)	$335.40

1
Mr. Marquez (PEO #1) became President and Chief Executive Officer of the Company on March 11, 2022. Mr. Schmid (PEO #2), the Company’s prior President and Chief Executive Officer, stepped down from the role effective on the same date. Amounts reported in the 2022 Summary Compensation Table Total column for Mr. Schmid primarily reflect approximately $4.0 million of severance-related payments and benefits provided pursuant to Mr. Schm id’s S
eparation and Transition Agreement dated February 9, 2022, as further discussed under the heading “
Post-Termination Payments Tables
.”

2	The Compensation “Actually Paid” reported in this column is derived from the Summary Compensation Table Total for the applicable fiscal year by making the following deductions and additions:
PEO #1

2022
Summary Compensation Table (“SCT”) Total	$5,660,334
Less:
SCT—Stock Awards	(4,343,685)
Plus:
Fair value of awards granted during fiscal year (“FY”) outstanding and unvested at fiscal year end (“FYE”)	847,257
Change in fair value of awards granted in prior years unvested at FYE	(544,491)
Change in fair value of awards granted in prior years that met vesting conditions during FY	(15,106)
Compensation Actually Paid	$1,604,309
PEO #2

	2022	2021	2020
Summary Compensation Table Total	$4,291,389	$26,169,529	$5,312,150
Less:
SCT—Stock Awards	—	(22,104,207)	(1,629,598)
SCT—Option Awards	—	—	(1,543,755)
Prior FYE fair value for awards that failed to meet vesting conditions during FY	(13,246,648)	(2,256,669)	—
Plus:
Fair value of awards granted during FY outstanding and unvested at FYE	—	13,434,625	2,277,665
Change in fair value of awards granted in prior years unvested at FYE	—	208,654	281,159
Change in fair value of awards granted in prior years that met vesting conditions during FY	(94,927)	590,795	62,389
Compensation Actually Paid	$(9,050,186)	$16,042,728	$4,760,010

2023 PROXY STATEMENT |	79

EXECUTIVE COMPENSATION MATTERS

Average of
Non-PEO
NEOs

	2022	2021	2020
Summary Compensation Table Total	$2,715,165	$3,586,248	$1,648,091
Less:
SCT—Stock Awards	(1,621,070)	(2,178,772)	(301,225)
SCT—Option Awards	—	—	(71,341)
SCT—Change in Pension value and Non-Qualified Deferred Compensation Earnings	(894)	(26,736)	(31,535)
Prior FYE fair value for awards that failed to meet vesting conditions during FY	(201,203)	(251,068)	(147,782)
Plus:
Fair value of awards granted during FY outstanding and unvested at FYE	101,343	612,789	397,084
Change in fair value of awards granted in prior years unvested at FYE	(303,296)	23,320	26,218
Vesting fair value of awards granted in FY that vested during the FY	8,660	—	—
Change in fair value of awards granted in prior years that met vesting conditions during FY	(13,816)	53,208	3,350
Service cost for defined benefit and actuarial pension plans	13,500	23,250	19,800
Compensation Actually Paid	$698,389	$1,842,238	$1,542,660

3
For 2022, the individuals included in the
non-PEO
NEO Average were Messrs. Rutherford, Näher, Heyden, Caldwell, and Leiken and Ms. Patrick. For 2021, the individuals included were Messrs. Rutherford, Näher, Heyden, and Leiken. For 2020, the individuals included were Messrs. Rutherford, Näher, Heyden, and Leiken, and Mr. Alan Kerr, the Company’s former Senior Vice President, Software and Chief Revenue Officer.

4
The amounts set forth under the heading “
Peer Group TSR
” reflect the year-over-year value, as of the end of the applicable fiscal year, of a hypothetical initial investment of $100 made on December 31, 2019 into the S&P MidCap 400 index.

5
The Committee determined that Non-GAAP OP was the most important financial performance metric used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs for 2022. More information about Non-GAAP OP can be found under the heading “Definitions of Key Compensation Terms” in the “Compensation Discussion and Analysis.” This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

DISCLOSURES CONCERNING
PAY-VERSUS-PERFORMANCE
This disclosure is being provided as required by the final rules issued by the Securities and Exchange Commission on August 25, 2022, and certain measures disclosed in the table above, including “Compensation Actually Paid,” are calculated in accordance with those rules. Because these rules were issued after compensation determinations for 2022 were made, the People and Compensation Committee did not consider these measures (other than Non-GAAP OP) or calculations in setting compensation for the named executive officers or for linking executive compensation with Company performance for 2022 or any prior periods. For a description of the People and Compensation Committee’s processes, policies, and considerations when setting compensation and evaluating performance, please see the “
Compensation Discussion and Analysis”
beginning on p
age 41 of thi
s Proxy Statement.
Relationship Between Diebold Total Shareholder Return (“TSR”) and “Compensation Actually Paid”
Our TSR decreased over the disclosed period from $
100.95
to $
13.45
. The “Compensation Actually Paid” to our
non-PEO
NEOs (on average) decreased from
$
1,542,660
in 2020 to
$
698,389
i
n
2022 (excluding, the impact of the grant of the 2021 Transformation Award to our CFO, which has subsequently been forfeited). Thus, “Compensation Actually Paid” generally decreased over the period as TSR does, even though we have not used TSR as a metric for incentive compensation awards during the disclosed period. This is because a significant portion of named executive officer compensation is granted through PSUs or RSUs which track the Company’s share price. In addition, we use revenue and operating profit metrics in our incentive plans, each of which may indirectly impact our stock price. Accordingly, as the Company’s stock price increases (and TSR likewise increases), the value of a named executive officer’s long-term incentives will generally increase proportionately. Similarly, as the Company’s stock price decreases, the value of a named executive officer’s long-term incentives will generally decrease proportionately. While changes in the Company’s TSR were a factor in reducing “Compensation Actually Paid” for our PEOs for the 2020 to 2022 period, “Compensation Actually Paid” for Mr. Schmid, PEO #2, was significantly impacted by the grant in 2021 and the subsequent forfeiture in 2022 of the 2021 Transformation Awards described in our “
Compensation Discussion and Analysis
.”

80	| 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION MATTERS

Relationship Between Net Income and “Compensation Actually Paid”
The Company does not directly employ net income as a financial performance measure upon which named executive officer compensation may be earned. However, net income movements are tracked through our use of
Non-GAAP
OP / Adjusted EBITDA metrics in our annual incentive plan and a cumulative Adjusted EBITDA metric for our performance share units. Accordingly, “Compensation Actually Paid’ includes: (a) bonuses earned in 2020 (a payout of
71
% of the target annual bonus for named executive officers resulting solely from achievement against
Non-GAAP
OP) (b) bonuses earned in 2021 (a payout of
61
% of the target annual bonus for named executive officers in 2021, approximately half of which was attributed to
Non-GAAP
OP achievement); and (c) no payments under the 2022 annual incentive plan or long-term performance incentives that could have vested in 2021 or 2022.
Relationship Between Non-GAAP OP and “Compensation Actually Paid”
Non-GAAP OP (as defined under the heading “
Compensation Discussion and Analysis—Definition of Key Compensation Terms
” above) has served as a critical financial performance measure (50% weighting) upon which annual incentive plan bonuses have been able to be earned since 2020. Accordingly, “Compensation Actually Paid” includes: (a) bonuses earned in 2020 (a payout of 71% of the target annual bonus for named executive officers resulting solely from achievement against Non-GAAP OP) (b) bonuses earned in 2021 (a payout of 61% of the target annual bonus for named executive officers in 2021, approximately half of which was attributed to Non-GAAP OP achievement); and (c) no payments under the 2022 annual incentive plan.
Comparison Between Diebold TSR and Peer Group TSR
Over the three-year period measured in the table above, the Company’s TSR has decreased by approximately
87
%, while the TSR of the S&P 400 Midcap Index has increased by approximately
18
% over the same period. Relative performance measured against the S&P 400 Midcap Index has, from time to time, been included as a performance measure for certain of the Company’s long-term incentive vehicles, most recently performance-based grants covering a performance period from 2018-2020. Because the Company’s relative TSR performance for that grant cycle did not meet threshold performance against the S&P 400 Midcap Index, these grants were forfeited thus reducing the “Compensation Actually Paid” to named executive officers in 2020.

MOST IMPORTANT FINANCIAL MEASURES
Th
e below tabular list identifies the financial measures deemed by the People and Compensation Committee to be the most important financial measures for linking the compensation of the Company’s named executive officers to the performance of the Company:

MOST IMPORTANT FINANCIAL MEASURES
Consolidated Non-GAAP Operating Profit
Consolidated Unlevered Free Cash Flow
3-Year Cumulative Levered Free Cash Flow
3-Year Average Revenue Performance
Definitions for each of the foregoing financial measures have been provided under the heading “
Definition of Key Compensation Terms
” found in our “
Compensation Discussion and Analysis
” beginning on p
age 41 of thi
s Proxy Statement.

2023 PROXY STATEMENT |	81

REPORT OF AUDIT COMMITTEE

The Audit Committee is currently comprised of Bruce H. Besanko (Chair), Arthur F. Anton, William A. Borden, Ellen M. Costello and Lauren C. States. Each member of the committee is independent as defined in the NYSE Listed Company Manual and SEC rules. The primary duties and responsibilities of the committee are (1) to monitor the adequacy of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, (2) to monitor the independence and performance of our outside auditors and internal audit department, and (3) to provide an avenue of communication among the outside auditors, management, the internal audit department and the Board. The Board has adopted an Audit Committee Charter, which is available on our investor relations website at investors.dieboldnixdorf.com.

The Audit Committee has reviewed and discussed with our management and KPMG LLP, our independent registered public accounting firm, the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (PCAOB) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. The Audit Committee has also considered whether the provision of non-audit services to us by KPMG LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.

The foregoing report was submitted by the Audit Committee and shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

The Audit Committee:

Bruce H. Besanko, Chair

Arthur F. Anton

William A. Borden

Ellen M. Costello

Lauren C. States

82	| 2023 PROXY STATEMENT

SHAREHOLDERS SHARING THE SAME ADDRESS

Some banks, brokers and other intermediaries engage in the practice of “householding” our proxy statements, annual reports and Notice of Internet Availability of Proxy Materials. This means that, if shareholders within the same household request a physical copy of our proxy statement, annual report or Notice of Internet Availability of Proxy Materials, only one copy may be sent to that household unless the shareholders specifically request to receive multiple copies. We will promptly deliver a separate copy of our Annual Report on Form 10-K for the year ended December 31, 2022, this Proxy Statement or Notice of Internet Availability of Proxy Materials to you if you share an address subject to householding. Please contact our Corporate Secretary at 50 Executive Pkwy, P.O.

Box 2520, Hudson, Ohio 44236 or (330) 490-4000 if you wish to receive a separate copy.

Please contact your bank, broker or other intermediary if you wish to receive individual copies of our proxy materials in the future. Please contact your bank, broker or other intermediary, or our Corporate Secretary as provided above if members of your household are currently receiving individual copies and you would like to receive a single household copy for future meetings. We encourage you to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our materials for the 2023 Annual Meeting of Shareholders.

EXPENSES OF SOLICITATION

The cost of soliciting the proxies will be paid by us. In addition to solicitation by mail, some of our directors, officers and employees, without extra compensation, may conduct additional solicitations by telephone, facsimile and personal interviews. We may also enlist, at our own cost, the assistance of banks, bankers and brokerage houses in additional solicitations of proxies and proxy authorizations, particularly from those of their clients or customers whose shares are not registered in the clients’ or customers’ own names. Brokers, bankers, etc., will be reimbursed for out-of-pocket and reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the common shares. It is estimated that the expense of such special solicitation will be nominal. In addition, Morrow Sodali LLC has been retained to assist in the solicitation of proxies for an estimated fee of $15,000, plus reimbursement of reasonable expenses.

2023 PROXY STATEMENT |	83

SHAREHOLDER PROPOSALS

We must receive by November 17, 2023 any proposal of a shareholder intended to be presented at our 2024 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act. Such proposals should be submitted to our Corporate Secretary at our principal executive office by certified mail, return receipt requested.

Notice of proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act regarding the nominations of directors which a shareholder intends to present at our 2024 Annual Meeting of Shareholders must be received by us at our principal executive office on or between October 18, 2023 and November 17, 2023 (or, if the 2024 Annual Meeting of Shareholders is held more than 30 days prior to or after April 27, 2024, not later than the close of business on the later of the 180th day prior to the 2024 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made), or such proposals will be considered untimely under the advance notice provisions of our Code of Regulations. Other non-Rule 14a-8 proposals must be received by us at our principal executive office on or between December 17, 2023 and January 16, 2024 (or, if the 2024 Annual Meeting of Shareholders is held more than 30 days prior to or after April 27, 2024, not later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting of Shareholders or the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting of Shareholders is first made), or such proposals will be considered untimely under the advance notice provisions of our Code of Regulations. Non-Rule 14a-8 proposals must comply with certain provisions of our Code of Regulations. Our proxy related to the 2024 Annual Meeting of Shareholders will give discretionary authority to the Proxy Committee to vote with respect to all non-Rule 14a-8 proposals properly brought before the 2024 Annual Meeting of Shareholders.

In addition to complying with the procedures described above, shareholders who intend to solicit proxies in support of a director candidate other than the Company’s nominees for consideration by the shareholders at the Company’s 2024 Annual Meeting of Shareholders must also comply with the SEC’s “universal proxy card” rules under Rule 14a-19 of the Exchange Act (“Rule 14a-19”). Rule 14a-19 requires proponents to provide a notice to the Corporate Secretary of the Company, no later than February 27, 2024, setting forth all of the information and disclosures required by Rule 14a-19. If the 2024 Annual Meeting of Shareholders is set for a date that is not within 30 calendar days of the anniversary of the date of the 2023 Annual Meeting of Shareholders, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting of Shareholders or by the close of business on the tenth calendar day following the day on which a public announcement of the date of the 2024 Annual Meeting of Shareholders is first made.

84	| 2023 PROXY STATEMENT

OTHER MATTERS

We are not aware of any matters to be presented at the 2023 Annual Meeting of Shareholders other than the matters set forth herein. Should any other matters be presented for a vote of the shareholders, the proxy in the enclosed form confers discretionary voting authority upon the Proxy Committee. In accordance with the provisions of the Ohio Revised Code, the Board has appointed inspectors of elections to act at the 2023 Annual Meeting of Shareholders.

Please note that you will not be able to attend the meeting in person this year. Details regarding how to attend the virtual meeting are more fully described at the end of this Proxy Statement. For additional information, you may contact our Corporate Secretary at 50 Executive Pkwy, P.O. Box 2520, Hudson, Ohio 44236 or (330) 490-4000.

By Order of the Board of Directors,

Jonathan B. Leiken
Executive Vice President, Chief Legal Officer and Corporate Secretary

Hudson, Ohio

March 16, 2023

2023 PROXY STATEMENT |	85

ATTENDING THE 2023 ANNUAL MEETING OF SHAREHOLDERS

The Company will be hosting the 2023 Annual Meeting of Shareholders live via the Internet. A summary of the information you need to attend the 2023 Annual Meeting of Shareholders online is provided below:

•	Any shareholder can attend the 2023 Annual Meeting of Shareholders live via the Internet by registering to attend at www.proxydocs.com/DBD.

•	Webcast starts at 8:00 a.m. EDT on April 27, 2023.

•	Shareholders may vote while attending the 2023 Annual Meeting of Shareholders on the Internet.

•

In order to attend the 2023 Annual Meeting of Shareholders, you must register at www.proxydocs.com/DBD. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to and to vote during the 2023 Annual Meeting of Shareholders. Shareholders may begin to log in to the virtual-only 2023 Annual Meeting of Shareholders around 15 minutes prior to its start.

•

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

•

We will have technicians ready to assist you with any technical difficulties you may have accessing the 2023 Annual Meeting of Shareholders. If you encounter any difficulties accessing the virtual platform, including any difficulties voting, you may call the technical support number that will be posted in your instructional email.

•	Webcast replay of the 2023 Annual Meeting of Shareholders will be available soon after the meeting and will be available for up to three months.

•	Shareholders may submit questions in advance of the 2023 Annual Meeting of Shareholders at www.proxydocs.com/DBD.

86	| 2023 PROXY STATEMENT

Diebold Nixdorf, Incorporated Annual Meeting of Shareholders For Shareholders of record as of February 28, 2023 TIME: Thursday, April 27, 2023 8:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/DBD for more details This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Octavio Marquez and James Barna (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Diebold Nixdorf, Incorporated which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the "Plans"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 PM ET, April 24, 2023, or if no choice is specified, will be voted by an independent fiduciary. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. LEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/DBD Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-506-2579 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register in advance to attend the meeting online and/or participate at www.proxydocs.com/DBD

Diebold Nixdorf, Incorporated Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 3, 5 AND 6 THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors Nominees: FOR AGAINST ABSTAIN 1.01 Arthur F. Anton #P2# #P2# #P2# FOR 1.02 William A. Borden #P3# #P3# #P3# FOR 1.03 Marjorie L. Bowen #P4# #P4# #P4# FOR 1.04 Matthew Goldfarb #P5# #P5# #P5# FOR 1.05 Octavio Marquez #P6# #P6# #P6# FOR 1.06 Emanuel R. Pearlman #P7# #P7# #P7# FOR 1.07 Kent M. Stahl #P8# #P8# #P8# FOR FOR AGAINST ABSTAIN 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023. #P9# #P9# #P9# FOR 3. To approve, on an advisory basis, the Company's named executive officer compensation. #P10# #P10# #P10# FOR 1YR 2YR 3YR ABSTAIN 4. To recommend, on an advisory basis, the frequency of the named executive officer compensation advisory vote. #P11# #P11# #P11# #P11# 1 YEAR FOR AGAINST ABSTAIN 5. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized common shares. #P12# #P12# #P12# FOR 6. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to eliminate supermajority voting requirements for matters requiring shareholder approval under the Ohio Revised Code. #P13# #P13# #P13# FOR You must register in advance to attend the meeting online and/or participate at www.proxydocs.com/DBD Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Proposal_Page - VIFL Date Signature (if held jointly) Date